Exhibit 10.1

LOAN AGREEMENT

Dated as of March 28, 2025
between
THE BORROWERS NAMED HEREIN,

as Borrower,
and
GOLDMAN SACHS BANK USA,
MORGAN STANLEY BANK, N.A.,
and
WELLS FARGO BANK, N.A.,

collectively, as Lender

Exhibit 10.1
ARTICLE I GENERAL TERMS    42
Section 1.1.    The Loan; Term    42
Section 1.2.    Interest and Principal    43
Section 1.3.    Effect of Benchmark Transition Event    44
Section 1.4.    Method and Place of Payment    45
Section 1.5.    Taxes; Regulatory Change    45
Section 1.6.    Interest Rate Cap Agreements    49
Section 1.7.    Release    50
ARTICLE II VOLUNTARY PREPAYMENT AND ASSUMPTION    51
Section 2.1.    Voluntary Prepayment    51
Section 2.2.    Property Releases    51
Section 2.3.    Assumption    53
Section 2.4.    Transfers of Equity Interests in Borrower    55
Section 2.5.    Immaterial Transfers    56
ARTICLE III ACCOUNTS    57
Section 3.1.    Cash Management Account    57
Section 3.2.    Distributions from Cash Management Account    58
Section 3.3.    Loss Proceeds Account    59
Section 3.4.    Basic Carrying Cost Account    59
Section 3.5.    TI/LC Account    60
Section 3.6.    Major Tenant Reserve    61
Section 3.7.    Deferred Maintenance Account    62
Section 3.8.    Unfunded Obligations Account    62
Section 3.9.    Excess Cash Flow Reserve Account    64
Section 3.10.    Account Collateral    65
Section 3.11.    Bankruptcy    66
ARTICLE IV REPRESENTATIONS    66
Section 4.1.    Organization    66
Section 4.2.    Authorization    67
Section 4.3.    No Conflicts    67
Section 4.4.    Consents    67
Section 4.5.    Enforceable Obligations    67
i

Exhibit 10.1
Section 4.6.    No Event of Default    67
Section 4.7.    Payment of Taxes    67
Section 4.8.    Compliance with Law    68
Section 4.9.    ERISA    68
Section 4.10.    Investment Company Act    68
Section 4.11.    No Bankruptcy Filing    68
Section 4.12.    Other Debt    68
Section 4.13.    Litigation    68
Section 4.14.    Leases; Material Agreements    69
Section 4.15.    Full and Accurate Disclosure    70
Section 4.16.    Financial Condition    70
Section 4.17.    Single-Purpose Requirements    70
Section 4.18.    Use of Loan Proceeds    71
Section 4.19.    Not Foreign Person    71
Section 4.20.    Labor Matters    71
Section 4.21.    Title    71
Section 4.22.    No Encroachments    72
Section 4.23.    Physical Condition    72
Section 4.24.    Fraudulent Conveyance    72
Section 4.25.    Management    72
Section 4.26.    Condemnation    73
Section 4.27.    Utilities and Public Access    73
Section 4.28.    Environmental Matters    73
Section 4.29.    Assessments    73
Section 4.30.    No Joint Assessment    74
Section 4.31.    Separate Lots    74
Section 4.32.    Permits; Certificate of Occupancy    74
Section 4.33.    Flood Zone    74
Section 4.34.    Security Deposits    74
Section 4.35.    Intentionally Omitted    74
Section 4.36.    Insurance    74
Section 4.37.    No Dealings    74

Exhibit 10.1
Section 4.38.    Estoppel Certificates    74
Section 4.39.    Sanctions    74
Section 4.40.    Intellectual Property/Websites    75
Section 4.41.    Ground Leased Parcel    75
Section 4.42.    Survival    76
ARTICLE V AFFIRMATIVE COVENANTS    76
Section 5.1.    Existence; Licenses; Tax Status    76
Section 5.2.    Maintenance of Properties    76
Section 5.3.    Compliance with Legal Requirements    77
Section 5.4.    Impositions and Other Claims    77
Section 5.5.    Access to Properties    77
Section 5.6.    Cooperate in Legal Proceedings    78
Section 5.7.    Leases    78
Section 5.8.    Plan Assets, etc    79
Section 5.9.    Further Assurances    79
Section 5.10.    Management of Collateral    80
Section 5.11.    Notice of Event of Default    81
Section 5.12.    Annual Financial Statements    81
Section 5.13.    Quarterly Financial Statements    82
Section 5.14.    Monthly Financial Statements    82
Section 5.15.    Insurance    83
Section 5.16.    Casualty and Condemnation    87
Section 5.17.    Annual Budget    90
Section 5.18.    Venture Capital Operating Companies; Nonbinding Consultation    90
Section 5.19.    Compliance with Encumbrances and Material Agreements    91
Section 5.20.    Sanctioned Persons    91
ARTICLE VI NEGATIVE COVENANTS    92
Section 6.1.    Liens on the Collateral    92
Section 6.2.    Ownership    92
Section 6.3.    Transfers    92
Section 6.4.    Debt    92
Section 6.5.    Dissolution; Merger or Consolidation    92

Exhibit 10.1
Section 6.6.    Change in Business    92
Section 6.7.    Debt Cancellation    92
Section 6.8.    Affiliate Transactions    92
Section 6.9.    Misapplication of Funds    92
Section 6.10.    Jurisdiction of Formation; Name    93
Section 6.11.    Modifications and Waivers    93
Section 6.12.    ERISA    93
Section 6.13.    Alterations and Expansions    93
Section 6.14.    Single-Purpose Entity    94
Section 6.15.    Zoning and Uses    94
Section 6.16.    Waste    94
ARTICLE VII DEFAULTS    94
Section 7.1.    Events of Default    94
Section 7.2.    Remedies    97
Section 7.3.    Application of Payments after an Event of Default    98
ARTICLE VIII MISCELLANEOUS    98
Section 8.1.    Successors    98
Section 8.2.    GOVERNING LAW    99
Section 8.3.    Modification, Waiver in Writing    99
Section 8.4.    Notices    100
Section 8.5.    TRIAL BY JURY    101
Section 8.6.    Headings    101
Section 8.7.    Assignment and Participation    101
Section 8.8.    Severability    103
Section 8.9.    Preferences; Waiver of Marshalling of Assets    103
Section 8.10.    Remedies of Borrower    103
Section 8.11.    Offsets, Counterclaims and Defenses    103
Section 8.12.    No Joint Venture    104
Section 8.13.    Conflict; Construction of Documents    104
Section 8.14.    Brokers and Financial Advisors    104
Section 8.15.    Counterparts    104
Section 8.16.    Estoppel Certificates    104

Exhibit 10.1
Section 8.17.    General Indemnity; Payment of Expenses    105
Section 8.18.    No Third-Party Beneficiaries    106
Section 8.19.    Recourse    106
Section 8.20.    Right of Set-Off    109
Section 8.21.    Exculpation of Lender    109
Section 8.22.    Servicer    109
Section 8.23.    No Fiduciary Duty    109
Section 8.24.    Borrower Information    111
Section 8.25.    PATRIOT Act Records    111
Section 8.26.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    111
Section 8.27.    Acknowledgement Regarding Any Supported QFCs    112
Section 8.28.    Prior Agreements    113
Section 8.29.    Publicity    113
Section 8.30.    Delay Not a Waiver    113
Section 8.31.    No Representations by Lender    114
Section 8.32.    Schedules Incorporated    114
Section 8.33.    Joint and Several Liability    114
Section 8.34.    Loan Documents Not Secured    114

Schedule A    Properties
Schedule B    Exception Report
Schedule C    Deferred Maintenance Conditions
Schedule D-1    TI/LC Unfunded Obligations
Schedule D-2    Free Rent/Gap Rent Unfunded Obligations
Schedule E    Rent Roll
Schedule F    Material Agreements
Schedule G    Organizational Chart
Schedule H    Form of Tenant Notice
Schedule I    Allocated Loan Amounts
Schedule J    Prohibited Assignees
Schedule K    Tax Forms
Schedule L    Closing Date Management Agreements
Schedule M    Pre-Approved Managers

v

Exhibit 10.1
LOAN AGREEMENT
This Loan Agreement (this “Agreement”) is dated March 28, 2025 and is between GOLDMAN SACHS BANK USA, a New York state-chartered bank, MORGAN STANLEY BANK, N.A. and WELLS FARGO BANK, N.A., collectively, as lender (individually or collectively, as the context may require, together with their respective permitted successors and assigns, including any lawful holder of any portion of the Indebtedness, as hereinafter defined, “Lender”), and each of the entities identified as a “Borrower” on the signature pages hereto, as borrower (individually or collectively, as the context may require, jointly and severally, together with their respective permitted successors and assigns, “Borrower” or “Borrowers”).
RECITALS
Borrower desires to obtain from Lender the Loan (as hereinafter defined) in connection with the financing of the Properties (as hereinafter defined).
Lender is willing to make the Loan on the terms and subject to the conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement, the Note and the other Loan Documents.
In consideration of the agreements, provisions and covenants contained herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:
DEFINITIONS
(a)    When used in this Agreement, the following capitalized terms have the following meanings:
“11601 Wilshire Owner” means Hudson 11601 Wilshire, LLC, a Delaware limited liability company.
“Acceptable Counterparty” means any counterparty to an Interest Rate Cap Agreement (or the guarantor of such counterparty’s obligations) that has and maintains (a) a long-term unsecured debt or counterparty rating from S&P of at least A-, and (b) a long-term unsecured debt rating from Moody’s of at least A3. Notwithstanding anything to the contrary, (i) U.S. Bank, N.A. shall qualify as an Acceptable Counterparty, so long as it maintains a long-term unsecured debt rating from Moody’s of at least Baa1, (ii) SMBC Capital Markets, Inc. shall qualify as an Acceptable Counterparty subject to providing, if such entity does not itself satisfy the foregoing credit requirements, a guaranty on SMBC’s then-customary form from an affiliate satisfying the foregoing credit ratings requirements and (iii) Goldman Sachs Bank USA shall qualify as an Acceptable Counterparty so long as it maintains a long-term unsecured debt rating from Moody’s of at least Baa1, or subject to providing, if such entity does not itself satisfy the foregoing credit requirements, a guaranty on Goldman Sachs Bank USA’s then-customary form from an affiliate satisfying the foregoing credit ratings requirements.

Exhibit 10.1
“Account Collateral” means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest and other earnings thereon, and all securities and investment property credited thereto and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.
“Adjusted Prime Rate” means, with respect to each Note or Note Component, an interest rate per annum equal to the Prime Rate in effect from time to time plus the Prime Rate Spread for such Note or Note Component.
“Additional Disclosure Conditions” means, with respect to additional information requested by Lender under the Loan Documents, such additional information is within Borrower’s and/or Guarantor’s possession or control or is reasonably available to Borrower or Guarantor (as applicable) at no material additional cost to Borrower or Guarantor (as applicable), and no such additional information shall include items that Borrower or Guarantor reasonably determine (i) to be subject to any confidentiality requirements with third parties that prohibit such disclosure to Lender or (ii) are attorney client privileged or constitute attorney work product.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person.
“Affiliate Support Limit” has the meaning set forth in Section 3.12(e).
“Agent” has the meaning set forth in Section 8.7(d).
“Aggregate Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (a) the use, operation, or value of the Properties taken as a whole, (b) the business, profits, operations or financial condition of Borrower (including, without limitation, net operating income) taken as a whole, (c) the enforceability, validity, perfection or priority of the lien of the Mortgages or the other Loan Documents, in each case, taken as a whole or (d) the ability of Borrower, as a whole, to repay the principal and interest of the Loan as it becomes due or to satisfy any of Borrower’s other material obligations under the Loan Documents.
“Agreement” means this Loan Agreement, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Air Handler Work” means the replacement of three custom rooftop air handlers located at the Property with an address of 2301 and 2319 5th Avenue, Seattle, WA pursuant to that certain Service Contract, dated as of December 18, 2024, by and between Hudson 5th and

Exhibit 10.1
Bell, LLC, a Delaware limited liability company, and Hermanson Company, LLC, a Washington limited liability company.
“Allocated Loan Amount” means, with respect to each Property, the portion of the Loan Amount allocated thereto as set forth in Schedule I (provided, that each payment made under Section 1.2(a) that reduces the principal balance of the Notes shall be applied pro rata to reduce the amounts set forth with respect to each Property on Schedule I).
“Alteration” means any demolition, alteration, installation, improvement or expansion of or to any of the Properties or any portion thereof, expressly excluding any of the foregoing required pursuant to or in connection with any Lease as currently in effect or entered into in accordance herewith.
“Alteration Threshold Amount” means, with respect to each Property, an amount equal to 7.5% of such Property’s Allocated Loan Amount.
“Alternate Strike Rate” means a strike rate selected by Borrower in its sole discretion which is greater than the Initial Term Strike Rate or Extension Term Strike Rate, as applicable.
“Alternate Strike Rate Condition” means that Borrower has either (a) deposited cash with Lender in the Rate Cap Reserve Account in an amount equal to the applicable Rate Cap Reserve Amount or (b) subject to the Affiliate Support Limit, delivered to Lender a Letter of Credit in an amount equal to the applicable Rate Cap Reserve Amount.
“Amazon Lease” means that certain Office Building Lease, dated June 6, 2014, by and between Hines REIT 5th and Bell LLC, a Delaware limited liability company, and Amazon Corporate LLC, a Delaware limited liability company, as amended by (i) that certain First Amendment to Lease, dated as of March 5, 2015, by and between Hines REIT 5th and Bell LLC, a Delaware limited liability company, and Amazon Corporate LLC, a Delaware limited liability company, (ii) that certain Second Amendment to Lease, dated as of March 12, 2018 by and between BRE FAB Property Owner LLC, a Delaware limited liability company, and Amazon.com Services, Inc., a Delaware corporation, (iii) that certain Third Amendment to Lease, dated as of July 13, 2020, by and between ARE-Seattle No. 30 LLC, a Delaware limited liability company, and Amazon.com Services LLC, a Delaware limited liability company (together with its successors and assigns under the Amazon Lease, “Amazon”), and (iv) that certain Fourth Amendment to Lease, dated as of March 21, 2022, by and between Hudson 5th and Bell, LLC, a Delaware limited liability company, and Amazon.com Services LLC, a Delaware limited liability company, as the same may be further amended, modified, supplemented, and/or amended and restated from time to time.
“Amazon Space” means the portion of the Property demised under the Amazon Lease as of the date hereof.

Exhibit 10.1
“Annual Budget” means a capital and operating expenditure budget for the Properties prepared by Borrower that specifies amounts sufficient to operate and maintain the Properties at a standard at least equal to that maintained on the Closing Date.
“Anti-Corruption Obligations” means the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 and all other applicable anti-bribery and corruption laws and regulations.
“Anticipated Tenant Improvements” means tenant improvements made by the Borrower in anticipation of entering into Leases for vacant space.
“Applicable Strike Rate” means (x) during the initial term of the Loan, the Initial Term Strike Rate, (y) during each Extension Term, the applicable Extension Term Strike Rate or (z) if the Alternate Strike Rate Condition is satisfied, the Alternate Strike Rate.
“Appraisal” means, with respect to each Property, an as-is appraisal of such Property that is prepared by a member of the Appraisal Institute selected by Lender, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).
“Approved Accounting Principles” shall mean (a) GAAP or (b) such other consistently applied accounting basis that is reasonably acceptable to Lender.
“Approved Annual Budget” has the meaning set forth in Section 5.17.
“Approved Management Agreement” means those certain property management agreements, listed on Schedule L, between Borrower and the initial Approved Property Manager, and any other management agreement with an Approved Property Manager that is approved or deemed approved by Lender, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Approved Property Manager” means (a) Hudson OP Management, LLC, (b) any Person that is an Affiliate of Sponsor, (c) a property manager set forth on Schedule M attached hereto, (d) a reputable and experienced real estate management organization possessing experience in managing during the five (5) years immediately preceding such management company’s engagement as a Manager with respect to the Properties, at least five (5) office properties with square footage in excess of 2,000,000 leasable square feet in the aggregate under management (in each case not including the Properties) which organization is not then the subject of a bankruptcy or similar insolvency proceeding against it or (e) any other management company approved by Lender (such approval not to be unreasonably withheld, conditioned or delayed and such approval shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto) and with respect to this clause (e) only, with respect to which the Rating Condition is satisfied, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.10(d).

Exhibit 10.1
“Assignment” has the meaning set forth in Section 8.7(b).
“Assignment of Interest Rate Cap Agreement” means each collateral assignment of an interest rate cap agreement executed by Borrower and an Acceptable Counterparty in accordance herewith, each of which must be in substantially the form executed by Borrower and the initial Acceptable Counterparty on the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Assumption” has the meaning set forth in Section 2.3.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”  means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” has the meaning set forth in Section 7.1(c).
“Basic Carrying Cost Account” has the meaning set forth in Section 3.4(a).
“Benchmark” means Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Floor” means zero.
“Benchmark Interim Unavailability Period” means any Interest Accrual Period for which Lender determines in good faith that (a) adequate and reasonable means do not exist for ascertaining the then-current Benchmark, unless and until a Benchmark Replacement has been implemented with respect thereto pursuant to Section 1.3, or (b) it is unlawful to use, or a change in law prohibits the use of, the then-current Benchmark to determine or maintain the applicable interest rate.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of:
1.    the alternate benchmark rate of interest that has been selected in good faith by Lender as the replacement for the then-current Benchmark, giving due consideration

Exhibit 10.1
to (i) any selection or recommendation of a replacement benchmark rate, or the mechanism for determining such a rate, by the Relevant Governmental Body, and (ii) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate commercial mortgage loans secured by U.S. commercial real property at such time (the “Unadjusted Benchmark Replacement”), and
2.    the Benchmark Replacement Adjustment;
provided that, in no event shall the Benchmark Replacement for any Interest Accrual Period be deemed to be less than the Benchmark Floor.
“Benchmark Replacement Adjustment” means, with respect to any Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected in good faith by Lender giving due consideration to (a) any selection or recommendation by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate commercial mortgage loans secured by U.S. commercial real property at such time.
“Benchmark Replacement Condition” means, with respect to any conversion of the Benchmark to a Benchmark Replacement, if the Loan is included in a REMIC, either (i) receipt by Lender of an opinion of nationally recognized REMIC counsel, in form and substance reasonably acceptable to Lender, that such conversion complies with the applicable REMIC requirements or (ii) formal guidance shall have been issued by the IRS to the effect that such conversion will comply with such REMIC requirements.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement or conversion of the Loan to a Prime Rate Loan, any technical, administrative or operational changes (including changes to the definition of “Interest Accrual Period” and “Payment Date”, timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions, rounding conventions and other administrative matters) that Lender determines in good faith are necessary to reflect the adoption and implementation of such Benchmark Replacement or conversion to a Prime Rate Loan and to permit the administration thereof by Lender in a manner substantially consistent with market practice for U.S. dollar denominated floating rate commercial mortgage loans secured by U.S. commercial real property (or, if Lender decides in good faith that adoption of any portion of such market practice is not administratively feasible or if Lender determines in good faith that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

Exhibit 10.1
1.    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; and
2.    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.
Notwithstanding the foregoing, in no event shall the Benchmark Replacement Date occur prior to satisfaction of the Benchmark Replacement Condition or waiver thereof by Lender.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
1.    a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
2.    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
3.    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark announcing that the Benchmark is not, or as of a specified future date will not be, representative.
“Borrower” or “Borrowers” has the meaning set forth in the first paragraph of this Agreement.
“Borrower Out-of-Pocket Funded TI/LC Amount” means the aggregate amount expended by Borrower for Tenant Improvements and/or Leasing Commissions for which (i) Borrower has submitted to Lender pursuant to Section 3.5(c) for reimbursement for Tenant

Exhibit 10.1
Improvement and/or Leasing Commissions incurred by the Borrower and (ii) Borrower has not obtained reimbursement from the TI/LC Account as a result of a failure of the TI/LC Account to have sufficient funds to make such reimbursement.
“Budgeted Operating Expenses” means, with respect to any calendar month, (i) an amount equal to the Operating Expenses budgeted for such calendar month as set forth in the then-applicable Approved Annual Budget (excluding amounts budgeted in respect of Property Taxes, Ground Rents and insurance premiums), or (ii) if requested by Borrower in writing, such greater amount as shall equal Borrower’s actual Operating Expenses for such month (excluding Property Taxes, Ground Rents and insurance premiums), except that during a Trigger Period such greater amount shall in no event exceed 115% of the amount specified in clause (i) of this definition without the prior written consent of Lender, not to be unreasonably withheld, delayed or conditioned and such consent shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto, provided that no such consent shall be required in connection with expenditures for non-discretionary items and/or expenditures required to be made by reason of the occurrence of any emergency (i.e., an unexpected event that threatens imminent harm to persons or property at the Property) and with respect to which it would be impracticable, under the circumstances, to obtain Lender’s prior consent thereto with written notice of such expenditure given to Lender promptly thereafter.
“Business Day” means any day other than a Saturday, a Sunday or a day on which any of the following are not open for business: (a) federally insured depositary institutions in New York, New York, (b) the New York Stock Exchange, (c) the Federal Reserve Bank of New York, or (d) provided that Borrower shall have received written notice thereof (which written notice, in the case of any determination of any Payment Date or the date upon which any other payment is required to be made hereunder), shall have been delivered to Borrower not less than thirty (30) days prior to such date), the state in which the offices of Lender, its trustee, its Servicer or its Servicer’s collection account are located are authorized or obligated by law, governmental decree or executive order to be closed.
“Capital Expenditure” means, with respect to any Property, hard and soft costs incurred by Borrower with respect to Alterations, replacements and capital repairs made to such Property (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots and white-boxing and Alterations within the leasable portions of the Property), in each case to the extent capitalized in accordance with Approved Accounting Principles.
“Cash Management Account” has the meaning set forth in Section 3.1(a).
“Cash Management Agreement” means that certain Cash Management Agreement, dated as of the Closing Date, among Borrower and Lender and, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Cash Management Bank” means the Eligible Institution at which the Cash Management Account is maintained.

Exhibit 10.1
“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of any Property.
“Casualty/Condemnation Release” has the meaning set forth in Section 5.16(g).
“Cause” means, with respect to an Independent Director, (i) acts or omissions have been committed by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements, (iii) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (iv) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director”, (v) such Independent Director dies, is incapacitated or is no longer employed by the applicable provider of Independent Directors or (vi) any other reason for which the prior written consent of Lender shall have been obtained.
“Certificates” means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.
“Closing Date” means the date of this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” means all assets owned from time to time by Borrower including the Properties, the Revenues and all other tangible and intangible property in respect of which Lender is granted a Lien under the Loan Documents, and all proceeds thereof, but excluding the Operating Account.
“Collateral Account” means each of the accounts and sub-accounts established pursuant to Article III hereof. For avoidance of doubt, the Operating Account is not a Collateral Account.
“Componentization” means a bifurcation of the initial Note into multiple Notes or Note Components pursuant to Section 1.1(c) (and the terms “Componentize” and “Componentized” have meanings correlative thereto).
“Componentization Notice” has the meaning set forth in Section 1.1(c).
“Component Spread” shall have the meaning set forth in Section 1.1(c).
“Condemnation” means a taking or voluntary conveyance of all or part of any of the Properties or any interest in or right accruing to or use of any of the Properties, as the result

Exhibit 10.1
of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consumer Price Index” means the All Items Consumer Price Index for all Urban Consumers (CPI-U) for the US City Average, 1982-84=100, as published by the United States Department of Labor, Bureau of Labor Statistics or any substitute index hereafter adopted by the Department of Labor.
“Contest Procedures” means, with respect to any contested obligation of Borrower, that Borrower is contesting in good faith and with due diligence the amount, validity or application thereof by appropriate proceedings at Borrower’s sole cost and expense, provided in each case that (i) such proceedings are conducted substantially in accordance with all applicable Legal Requirements and contractual obligations and have the effect of suspending collection and enforcement; (ii) no Property or material part thereof or interest therein is in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iii) Borrower has notified Lender of such proceedings in writing, keeps Lender reasonably apprised of the status thereof, and subject to the Additional Disclosure Conditions, promptly responds to any reasonable informational requests from Lender with respect thereto; (iv) promptly upon final determination thereof, Borrower pays any amount determined to be payable and complies with any obligation determined to be valid or applicable; and (e) to the extent that the amount in controversy exceeds $2,000,000, without duplication of any security posted in any applicable proceedings, Borrower furnishes to Lender such security as may be reasonably requested by Lender to insure compliance with the contested obligations (not to exceed 100% of the estimated maximum amount of such contested obligations, including any applicable fees and interest), together with all interest and penalties payable in connection therewith (and Lender may apply any such security as necessary to cause compliance with such obligations at any time when, in the reasonable judgment of Lender, the amount determined to be payable or the validity, applicability or violation of such obligations is finally established, or any Property or material part thereof or interest therein, is in imminent danger of being sold, forfeited, terminated, cancelled or lost); but for the avoidance of doubt, this clause (e) shall not apply in respect of any contested Taxes to the extent the contested obligations have already been paid to the applicable Governmental Authority or not yet delinquent.
“Contingent Obligation” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure or indemnify a creditor against loss.
“Control” of any entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ability to exercise voting power, by contract or otherwise, which power may be subject to another Person’s right to approve of certain major decisions, provided that such other Person's

Exhibit 10.1
right to approve of major decisions shall not, in and of itself, be deemed Control (and the terms “Controlled” and “Controlling” have meanings correlative thereto).
“Cooperation Agreement” means that certain Mortgage Loan Cooperation Agreement, dated as of the Closing Date, by Borrower for the benefit of Lender, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Damages” to a Person means any and all actual out-of-pocket liabilities, obligations, losses, damages, penalties, assessments, and actual out-of-pocket costs, expenses, disbursements of any kind or nature whatsoever (including reasonable out-of-pocket attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, interest and fees, excluding Excluded Liabilities.
“Debt” means, with respect to any Person, without duplication:
(i)    all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;
(ii)    all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;
(iii)    all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions that are not yet due and payable;
(iv)    all Contingent Obligations of such Person;
(v)    all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements;
(vi)    any PACE Debt; and
(vii)    any material actual or contingent liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.
“Debt Yield” means, as of the date of determination, the percentage obtained by dividing Net Operating Income by the Principal Indebtedness.
“Debt Yield Threshold” means 13.0%.

Exhibit 10.1
“Deemed Approval Conditions” means, with respect to a request by Borrower for Lender’s consent or approval with respect to a specified matter, that:
(i)    no Event of Default is then continuing;
(ii)    Borrower delivers to Lender a written request for consent or approval with a bold-faced, conspicuous legend at the top of the first page thereof stating “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE HUDSON PACIFIC PORTFOLIO LOAN. FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED”, accompanied by such information and documents as are reasonably required for Lender to adequately evaluate such request;
(iii)    if Lender fails to grant or deny its consent or approval within such ten (10) Business Day period, Borrower delivers to Lender a second written request for consent with a bold-faced, conspicuous legend at the top of the first page thereof stating “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE HUDSON PACIFIC PORTFOLIO LOAN. FAILURE TO RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS WILL RESULT IN YOUR APPROVAL BEING DEEMED GRANTED”, accompanied by such information and documents as are reasonably required for Lender to adequately evaluate such request and such additional information as shall have been requested by Lender in writing; and
(iv)    Lender fails to affirmatively grant or deny its consent or approval prior to the expiration of such five (5) Business Day period (which grant or denial may be by e-mail).
“Default” means the occurrence of any event that, but for the giving of notice or the passage of time, or both, would be an Event of Default.
“Default Rate” means, with respect to any Note or Note Component, 300 basis points per annum in excess of the interest rate otherwise applicable to such Note or Note Component hereunder; provided that, if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Default Rate shall be limited to the maximum rate permitted by applicable law.
“Deferred Maintenance Account” has the meaning set forth in Section 3.7(a).
“Deferred Maintenance Amount” means $0.00.
“Deferred Maintenance Conditions” means those items described in Schedule C.
“Deposit Account Control Agreement” has the meaning set forth in Section 3.1(a).

Exhibit 10.1
“Disbursement Request” means a written request for a disbursement from a Collateral Account, accompanied by (1) an itemized list of all costs to be paid with the proceeds of such disbursement, (2) an Officer’s Certificate confirming that all such costs have been paid by Borrower or will be paid with the proceeds of such disbursement, whereupon no amounts due and payable by Borrower in connection therewith will remain unpaid, and that all amounts previously received by Borrower from the Collateral Accounts have been applied by Borrower toward the costs for which they were requested, and (3) in the case of any disbursement under a contract or Lease to which Borrower is a party with a contract price in excess of $250,000, copies of all related invoices and, if applicable, copies of lien releases or waivers from any contractors or subcontractors with respect to the work for which reimbursement is being sought (which releases and waivers may be conditioned on payment of the requested disbursements and may be partial in that they relate solely to the work for which payment is being made).
“DSCR” means, as of the date of determination, the quotient obtained by dividing (i) Net Operating Income by (ii) the aggregate debt service payable in respect of the Loan during the succeeding 12-month period, calculated as if Term SOFR or the Unadjusted Benchmark Replacement, as applicable, were equal to the Applicable Strike Rate and assuming that there will be no prepayments.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Element Site Specific Covenant” has the meaning set forth in the Exception Report.
“Eligible Account” means an account or book-entry subaccount maintained with a federal or state-chartered depository institution or trust company that complies with the definition of “Eligible Institution”.
“Eligible Assignee” means any Person other than a natural person that is any of the following: (a) a commercial bank organized under the laws of the United States, or any state thereof which regularly invests in or makes commercial real estate loans; (b) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country which regularly invests in or makes commercial real estate loans (provided that such

Exhibit 10.1
bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD); (c) a Person that is engaged in the business of commercial real estate banking and that is: (i) an affiliate of a Lender, or (ii) a person of which a Lender is a subsidiary; (d) an insurance company, mutual fund or other financial institution organized under the laws of the United States, any state thereof, any other country which is a member of the OECD or a political subdivision of any such country which regularly invests in or makes commercial real estate loans; or (e) a fund (other than a mutual fund) which regularly invests in or makes commercial real estate loans; provided, however, that “Eligible Assignee” shall not include any Person set forth on Schedule J attached hereto (but shall include affiliates of such Person that are in the business of commercial real estate lending through a dedicated debt fund) (“Prohibited Assignee”).
“Eligible Institution” means an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A–1” by S&P, “P–1” by Moody’s and “F–1” by Fitch (in the case of accounts in which funds are held for thirty (30) days or less), or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, whose long-term senior unsecured debt obligations or deposits are rated at least “A-” by S&P, “A” by Fitch, and “A2” by Moody’s and whose deposits are insured by the FDIC or (ii) with respect to which the Rating Condition is satisfied. Notwithstanding the foregoing, PNC Bank, National Association, Wells Fargo Bank, National Association, Bank of America, RBC, US Bank, and Key Bank shall each be deemed to be an Eligible Institution for so long as its ratings are not downgraded below the lower of its deposit ratings on the Closing Date and the deposit ratings required in the preceding sentence.
“Environmental Claim” means any written notice, claim, proceeding, notice of proceeding, investigation, demand, abatement order or other order or directive by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or any Property arising out of, based on, in connection with, or resulting from (i) the actual or alleged presence, Use or Release of any Hazardous Substance, (ii) any actual or alleged violation of any Environmental Law, or (iii) any actual or alleged injury or threat of injury to property, health or safety, natural resources or to the environment caused by Hazardous Substances.
“Environmental Indemnity” means that certain Environmental Indemnity Agreement executed by Borrower and Guarantor as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, orders, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to (i) the pollution, protection or cleanup of the environment, (ii) the impact of Hazardous Substances on property, health or safety, (iii) the Use or Release of Hazardous Substances, or (iv) the liability for or costs of other actual or threatened danger to human health or the environment as they relate to exposure to Hazardous Substances. The term

Exhibit 10.1
“Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property. “Environmental Law” shall not include (i) any “land use” law or regulation that restricts, regulates, prohibits or relates to the occupancy, use or enjoyment of any Property, including but not limited to, building or zoning laws, ordinances, or regulations, unless such law or regulation pertains to Hazardous Substances or the Release thereof or to the environmental condition of any Property, and (ii) any law or regulation that relates to worker safety or food preparation, including without limitation, the Occupational Safety and Health Act, unless such law or regulation pertains to Hazardous Substances or the Release thereof or to the environmental condition of the Property.
“Environmental Reports” means “Phase I Environmental Site Assessments” as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-13 (and, if necessary, “Phase II Environmental Site Assessments”), prepared by an independent environmental auditor approved by Lender and delivered to Lender in connection with the closing of the Loan and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“ERISA Affiliate” means, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 7.1.

Exhibit 10.1
“Exception Report” means the report prepared by Borrower and attached to this Agreement as Schedule B, setting forth any exceptions to the representations set forth in Article IV.
“Excess Cash Flow Reserve Account” has the meaning set forth in Section 3.9(a).
“Excluded Entity” shall mean any entity comprising Sponsor (or Qualified Equityholder, as applicable) or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity directly and/or indirectly comprising Sponsor (or Qualified Equityholder, as applicable).
“Excluded Liabilities” means, with respect to reimbursement and/or indemnity obligations, Damages and/or other similar obligations, (a) consequential, punitive, special and similar damages unless actually payable by Lender or the Indemnified Party, as applicable, to a third party, (b) diminution in value or lost profits except to the extent such diminution results in an actual loss, or (c) any matter to the extent caused by any Lender’s or any Indemnified Party’s, as applicable, fraud, gross negligence or willful misconduct.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 1.5, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 1.5(e) and (d) any Taxes imposed under FATCA.
“Exculpated Person” means each Person that is a direct or indirect affiliate, equityholder, beneficiary, trustee, member, officer, director, agent, manager, independent manager, employee or partner of Borrower or Guarantor.
“Extension Debt Yield Condition” has the meaning set forth in Section 1.1(d).
“Extension Term” has the meaning set forth in Section 1.1(d).
“Extension Term Strike Rate” means, with respect to each Extension Term, the strike rate that, when added to the Spread and any applicable Benchmark Replacement Adjustment, would result in a DSCR of 1.10, calculated as if Term SOFR or the Unadjusted Benchmark Replacement, as applicable, were equal to such strike rate.

Exhibit 10.1
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Fiscal Quarter” means each 3-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld, delayed or conditioned, and such consent shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto.
“Fiscal Year” means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, not to be unreasonably withheld, delayed or conditioned, and such consent shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto.
“Fitch” means Fitch Ratings, Inc. and its successors.
“Force Majeure” means a delay due to any event, circumstance or condition beyond the reasonable control of Borrower, including without limitation, acts of God, pandemic, epidemic, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppage, quarantine, mechanical breakdowns or shortages of or inability to obtain labor, utilities or materials or similar causes beyond the reasonable control of Borrower; provided that (1) any period of Force Majeure shall apply only to performance of the obligations necessarily affected by such circumstance and shall continue only so long as Borrower is continuously and diligently using all reasonable efforts to minimize the effect and duration thereof; and (2) Force Majeure shall not include the unavailability or insufficiency of funds.
“Foreign Investment Regulation” means any federal law regarding foreign investment in the United States, including (i) the Defense Production Act of 1950, as amended from time to time (50 U.S.C. §4565), and any successor legislation, (ii) the Foreign Investment Risk Review Modernization Act of 2018, as amended from time to time, and any successor legislation, (iii) any enabling legislation or executive order relating to the foregoing, and (iv) any rules, regulations, mandates, powers and requirements that are imposed by or exercised under any of the foregoing or that are implemented by or otherwise relate to the Committee on Foreign Investment in the United States.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Free Rent/Gap Rent Unfunded Obligations” means the items described in Schedule D-2.

Exhibit 10.1
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any court).
“Ground Lease” means, with respect to each applicable Property, any ground lease described in the applicable Title Insurance Policy or the applicable Mortgage, as such ground lease may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance herewith.
“Ground Lease/Default Release” has the meaning set forth in Section 2.2(b).
“Ground Leased Parcel” means, with respect to each applicable Property, any portion of such Property with respect to which Borrower is the lessee under a Ground Lease.
“Ground Rent” means rent payable by Borrower pursuant to a Ground Lease, if any.
“Guarantor” means Sponsor, or from and after a substitution in accordance with the terms hereof and of the Guaranty, as applicable, any Replacement Guarantor.
“Guarantor Documents” means the Guaranty, the Environmental Indemnity and any other guaranties or indemnities delivered by Guarantor that constitute Loan Documents (if any).
“Guarantor Default” has the meaning set forth in Section 7.1(l).
“Guarantor Misrepresentation” has the meaning set forth in Section 7.1(b).
“Guaranty” means that certain Guaranty, dated as of the Closing Date, executed by Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Hazardous Substances” means any and all non-de minimis amounts of substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or the presence of which on, in or under any of the Properties is prohibited or requires monitoring, investigation or remediation under Environmental Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides and radioactive materials, flammables and explosives and compounds containing them; provided, however, the term “Hazardous Substances” shall exclude those substances of kinds and in amounts that are

Exhibit 10.1
commonly stored or commonly used in the cleaning, operation and maintenance of properties of kind and nature similar to those of the Properties that are used at the Properties and/or commonly stored or commonly used by tenants of kind and nature similar to those at the Property, in each case, in compliance with all applicable Environmental Laws in all material respects and in a manner that does not result an Individual Material Adverse Effect.
“HPP Leases” means, individually and/or collectively as the context may require, (i) that certain Amended & Restated Standard Office Lease, dated as of January 1, 2025, by and between 11601 Wilshire Owner and Hudson Pacific Properties, Inc., a Maryland corporation, and (ii) that certain Amended and Restated Office Lease, dated as of February 13, 2025 and effective as of January 1, 2025, by and between Hudson 450 Alaskan Way S, LLC, a Delaware limited liability company, and Hudson Pacific Properties, Inc., a Maryland corporation, as the same may be amended, modified, supplemented and/or amended and restated from time to time.
“Immaterial Transfer” has the meaning set forth in Section 2.5.
“Increased Costs” has the meaning set forth in Section 1.5(h).
“Indebtedness” means the Principal Indebtedness, together with interest and all other sums due from Borrower under the Loan Documents, including all transaction costs, Spread Maintenance Premiums, late fees and other amounts due or to become due to Lender pursuant to this Agreement, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.
“Indemnified Parties” has the meaning set forth in Section 8.17(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Director” of any limited liability company means an individual who is provided by CT Corporation, Corporation Service Company, Delaware Trust, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or managers, another nationally-recognized company reasonably approved by Lender, in each case that is not an affiliate of Borrower and that provides professional independent directors or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors of such limited liability company or as a “manager” of such limited liability company within the meaning of Section 18-101 of the Delaware Limited Liability Company Act and is not, and has never been, and will not while serving as Independent Director be, any of the following:
(i)    a member (other than an independent, non-economic “springing” member), partner, equityholder, manager, director, officer or employee of such limited liability company or any of its equityholders or affiliates (other than as an independent

Exhibit 10.1
director or manager of an affiliate of such limited liability company that is not in the direct chain of ownership of such limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers);
(ii)    a creditor, supplier or service provider (including provider of professional services) to such limited liability company or any of its equityholders or affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and that also provides lien search and other similar services to such limited liability company or any of its equityholders or affiliates in the ordinary course of business);
(iii)    a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or
(iv)    a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.
A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the Independent Director of a Single-Purpose Entity affiliated with the limited liability company in question shall not be disqualified from serving as an Independent Director of such limited liability company, provided that the fees that such natural person earns from serving as Independent Director of affiliates of such limited liability company in any given year constitute in the aggregate less than five percent of such natural person’s annual income for that year. The same natural persons may not serve as Independent Directors of a limited liability company and, at the same time, serve as Independent Directors of an equityholder or member of such limited liability company.
“Individual Material Adverse Effect” shall mean, in respect of an individual Property, any event or condition that has a material adverse effect on (a) the use, operation, or value of the individual Property, (b) the business, profits, operations or financial condition of the applicable Borrower, (c) the enforceability, validity, perfection or priority of the lien of the Mortgage or the other Loan Documents, or (d) the ability of the applicable individual Borrower to satisfy any of its material obligations under the Loan Documents applicable to such individual Borrower.
“Initial Term Strike Rate” means (x) for so long as the Benchmark is Term SOFR, 4.95878%, and (y) following a Benchmark Replacement Date, the amount obtained by subtracting the Benchmark Replacement Adjustment from the Initial Term Strike Rate set forth in clause (x).
“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting any of the Properties or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire

Exhibit 10.1
underwriters, if any, having jurisdiction over any of the Properties, or any other body exercising similar functions.
“Interest Accrual Period” means each period from and including the 15th day of a calendar month through and including the 14th day of the immediately succeeding calendar month; provided, that, prior to a Securitization, Lender shall have the right, in connection with a change in the Payment Date in accordance with the definition thereof, to make a corresponding change to the Interest Accrual Period. Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the Closing Date.
“Interest Determination Date” means, for each Interest Accrual Period, (x) if the Benchmark is Term SOFR, the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period and (y) if the Benchmark is not Term SOFR, the date and time reasonably determined by Lender in accordance with the Benchmark Replacement Conforming Changes.
“Interest Rate Cap Agreement” means an interest rate cap confirmation between an Acceptable Counterparty and Borrower, relating to the initial term of the Loan or an Extension Term, as applicable, in form and substance reasonably acceptable to Lender (together with an interest rate cap agreement and schedules relating thereto, which are consistent in form and substance with the terms set forth in such confirmation), that hedges against increases in Term SOFR or the Unadjusted Benchmark Replacement, as applicable, above the Applicable Strike Rate.
“Investment Grade Tenant” means, with respect to any Tenant, that (a) such Tenant (or an affiliate of such Tenant that guarantees all payments under its Lease) has a long-term credit rating by at least one of S&P, Moody’s and/or Fitch and (b) no such long-term credit rating of such Tenant or guarantor is less than BBB- (with respect to S&P and Fitch) or Baa3 (with respect to Moody’s).
“IRS” means the United States Internal Revenue Service.
“KBRA” means Kroll Bond Rating Agency, Inc., and its successors.
“KYC Percentage” means (a) prior to a Securitization of the Loan, 10%, and (b) thereafter, 20%.
“Lease” means any lease, license, letting, concession, occupancy agreement, sublease to which Borrower is a party or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) under which Borrower is a lessor, sublessor, licensor or other grantor existing as of the Closing Date or thereafter entered into by Borrower, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Properties, entered into by or on behalf of Borrower and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, excluding any Ground Lease and any Permitted Equipment Lease.

Exhibit 10.1
“Leasing Commissions” means leasing commissions required to be paid by Borrower in connection with the leasing of space to Tenants at any of the Properties pursuant to Leases entered into by Borrower in accordance herewith and payable in accordance with third-party/arms’-length written brokerage agreements or in accordance with the Approved Management Agreement.
“Legal Requirements” means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws, zoning restrictions and Foreign Investment Regulations) affecting Borrower, Guarantor, the Property or any other Collateral or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto.
“Lender” has the meaning set forth in the first paragraph of this Agreement and in Section 8.7.
“Lender 80% Determination” means a determination by Lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value using a valuation method reasonably satisfactory to Lender, the fair market value of the Property securing the Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of Section 860G(a)(3)(A) of the Code and reducing the fair market value of the Property by the amount of any lien on the Property that is senior to the applicable portion of the Loan that is held in the REMIC) is at least 80% of the adjusted issue price (within the meaning of the Code) of the applicable portion of the Loan that is held in the REMIC.
“Lending Parties” has the meaning set forth in Section 8.23(a).
“Letter of Credit” means an irrevocable, unconditional, transferable, clean sight draft letter of credit having an initial term of not less than one (1) year, in favor of Lender, with respect to which Borrower has no reimbursement obligation, entitling Lender to draw thereon in New York, New York based solely on a statement executed by an officer of Lender stating that it has the right to draw thereon under this Agreement or such other draw mechanism reasonably acceptable to Lender, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution.
“Lien” means, with respect to an individual Property, any mortgage, lien (statutory or other), pledge, hypothecation, assignment, security interest, or other encumbrance, charge or transfer of, on or affecting Borrower, the related individual Property, any portion thereof or any interest therein (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase or right of first refusal that in either case would be binding on a successor owner of the applicable Property,

Exhibit 10.1
provided however, the restriction on options to purchase shall not apply to purchase contracts regarding sale of any individual Property in accordance with the Loan Documents or one or more purchase agreements that if consummated would result in a release of the applicable individual Property in accordance with the terms of this Agreement, or repayment in full of the Loan.
“Loan” has the meaning set forth in Section 1.1(a).
“Loan Amount” means $475,000,000.
“Loan Documents” means this Agreement, the Note, each of the Mortgages (and related financing statements), the Environmental Indemnity, each of the Subordination of Property Management Agreements, the Cash Management Agreement, the Deposit Account Control Agreements, the Cooperation Agreement, the Guaranty, each Assignment of Interest Rate Cap Agreement, and all other loan documents entered into by Lender and Borrower in connection with the Loan, as all of the aforesaid may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance herewith.
“Lockbox Account” has the meaning set forth in Section 3.1(a).
“Lockbox Bank” means an Eligible Institution chosen by Borrower and reasonably satisfactory to Lender.
“Loss Proceeds” means amounts, awards or payments payable to Borrower or Lender in respect of all or any portion of any Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable out-of-pocket expenses incurred by Borrower and Lender in the recovery thereof, including all reasonable out-of-pocket attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the out-of-pocket costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).
“Loss Proceeds Account” has the meaning set forth in Section 3.3(a).
“Major Lease” means any Lease that (i) when aggregated with all other Leases at the applicable Property with the same Tenant (or affiliated Tenants), (x) demises more than 75,000 rentable square feet or (y) demises all of the leasable space in a building, (ii) contains an option or preferential right to purchase all or any material portion of such Property or (iii) is with an Affiliate of Borrower as Tenant, excluding any Lease for a management office at such Property not to exceed 5,000 rentable square feet.
“Major Tenant” means (i) Riot Games, Nutanix and Amazon and any successor-in-interest to such Tenant under such Tenant’s Lease and (ii) any Tenant that re-leases more than 190,000 of rentable square feet of any Major Tenant Space.
“Major Tenant Adjusted Debt Yield” means Debt Yield calculated with the following adjustments to Operating Income used in calculating Net Operating Income: (i) the amounts described in clause (a) of the definition of Operating Income shall exclude any such

Exhibit 10.1
amounts under any Major Lease that is the subject of a Major Tenant Event, without duplication; and (ii) the amounts described in clause (a) of the definition of Operating Income shall include any such amounts under any Lease that would be a Qualifying Replacement Lease but for such Tenant not yet having accepted its demised premises at the Property, assuming payment of rent had commenced thereunder and otherwise without regard to whether the conditions contained in such clause (a) of the definition of Operating Income are satisfied.
“Major Tenant Event” means the occurrence of any one or more of the following with respect to any Major Tenant: (i) the date that occurs 36 months prior to the expiration of the then current term of such Major Lease to such Major Tenant, (ii) a bankruptcy or insolvency of such Major Tenant or any guarantor of its rental obligations under its Lease (unless such Major Tenant has irrevocably affirmed and assumed its Lease in such bankruptcy), (iii) Borrower receives notice from such Major Tenant that it has vacated its Major Tenant Space or (iv) such Major Tenant “goes dark”. For purposes of this definition only, “goes dark” means that more than 25% of a Major Tenant Space is either (x) entering into a sublease by the applicable Major Tenant or (y) not utilized by the applicable Major Tenant, in each case if and to the extent disclosed by Borrower to Lender in an Officer’s Certificate delivered on a quarterly basis concurrently with deliveries required pursuant to Section 5.13.
“Major Tenant Event Trigger Period” means each period that commences upon the occurrence of a Major Tenant Event and concludes when (i) (w) the entire applicable Major Tenant Space subject to such Major Tenant Event has been re-tenanted or renewed pursuant to one or more Qualifying Replacement Leases, (x) (A) such Tenant(s) have taken occupancy of the Major Tenant Space or (B) the anticipated occupancy date under such Lease is scheduled to occur (1) with respect to an Investment Grade Tenant, not more than 12 months following such date or (2) with respect any other Tenant, not more than 6 months following such date and, in each case, there is no right for the Tenant to terminate the Lease prior to taking occupancy, (y) all associated out-of-pocket costs and expenses incurred in connection with such re-tenanting (including Tenant Improvements and Leasing Commissions) have been paid or are held in an applicable Collateral Account pursuant to the Loan Documents in the forms permitted thereunder and (z) all remaining free rent or gap rent periods have expired or the amount of remaining free rent has been deposited into the Unfunded Obligations Account in the forms permitted thereunder or (ii) (a) at least 80% of the Major Tenant Space has been re-tenanted pursuant to one or more Qualifying Replacement Leases and clauses (x), (y) and (z) above have been satisfied with respect thereto, and (b) the Major Tenant Adjusted Debt Yield, determined as of the first day of any fiscal quarter, is equal to or greater than thirteen and one-half percent (13.5%).
“Major Tenant Reserve Account” has the meaning set forth in Section 3.6(a).
“Major Tenant Space” means the Riot Games Space, the Nutanix Space and the Amazon Space.
“Major Tenant Threshold Amount” at any time means the product of (x) $75 times (y) the aggregate number of rentable square feet then contained in each Major Tenant

Exhibit 10.1
Triggered Space, in the aggregate, that has not been re-leased and/or renewed pursuant to one or more Qualifying Replacement Leases pursuant to the terms of this Agreement.
“Major Tenant TI/LC Release Cap” means an amount equal to the product of (x) $75, multiplied by (y) the number of rentable square feet demised under any applicable Lease.
“Major Tenant Triggered Space” means, as of any date of determination, the Major Tenant Space demised to a Major Tenant that is the subject of a Major Tenant Event.
“Material Agreements” means each contract and agreement that Borrower is party to (other than Leases, Ground Leases, the Approved Management Agreement, the Permitted Encumbrances, agreements relating to Alterations, agreements relating to TI/LC Costs, and leasing brokerage agreements and sale brokerage agreements on arms’ length terms) under which Borrower would have the obligation to pay more than $500,000 per annum or that cannot be terminated by Borrower without cause upon 60 days’ notice or less without payment of a termination fee or penalty in excess of $50,000, or that is with an Affiliate of Borrower. Notwithstanding the foregoing, that certain Parking Agreement by and between Hudson 275 Brannan, LLC and Hudson 625 Second, LLC dated as of March 10, 2025, shall be deemed a Material Agreement.
“Material Alteration” means any Alteration to be performed by or on behalf of Borrower at any of the Properties that (a) is reasonably expected to result in an Individual Material Adverse Effect with respect to the applicable Property, (b) is reasonably expected to cost in excess of the Alteration Threshold Amount, in each case as determined by an independent architect or other reputable contractor or cost estimator reasonably approved by Lender (except for Permitted Alterations and provided that such approval shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto) or (c) is reasonably expected to permit (or is reasonably likely to induce) any Major Tenant to terminate its Lease or materially abate rent.
“Maturity Date” means the Payment Date in April, 2027, as same may be extended in accordance with Section 1.1(d), or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.
“Maximum Management Fee” means 3.0% of the gross revenues of the Properties.
“Monthly TI/LC Amount” means an amount equal to, as of such date of determination, (a) if no Major Tenant Event Trigger Period then exists, (i) the product of (x) $5.00 times (y) (A) the aggregate number of rentable square feet then contained in the Properties, minus, the aggregate number of rentable square feet contained in the Major Tenant Triggered Space (which, for the avoidance of doubt, if no Major Tenant Event Trigger Period is then in effect, is zero), multiplied by (ii) 1/12 or (b) if a Major Tenant Event Trigger Period then exists, the lesser of (x) the amount set forth in clause (a) of the definition hereof and (y) the amount available for deposit pursuant to Section 3.2(a)(v) hereof, it being understood and agreed that at any time this clause (b) applies, (1) the deposit made pursuant to Section 3.2(a)(v) shall only be

Exhibit 10.1
required to be made to the extent funds are available from the Cash Management Account after payment of the items in Section 3.2(a)(i) through (iv) on the applicable Payment Date, and (2) to the extent such funds are not available on such Payment Date, Borrower shall not be obligated to deposit any amount into the TI/LC Account on such Payment Date or on any future Payment Date from any source other than the amount described in the preceding clause (y), and in no event shall the obligation to make such Monthly TI/LC Amounts accumulate or otherwise be due from any source other than the funds described in the preceding clause (y) on such Payment Date or from any source after the applicable Payment Date. Schedule D-3 shows the number of rentable square feet contained in each of the Properties that is included in the Collateral as of the Closing Date.
“Monthly Rate Cap Differential Amount” means, with respect to any Interest Accrual Period, an amount equal to the product of (a) Term SOFR or the Unadjusted Benchmark Replacement, as applicable, for the applicable Interest Accrual Period less the Initial Term Strike Rate or Extension Term Strike Rate, as applicable, (b) the outstanding principal balance of the Loan and (c) the quotient of (i) the number of days in such Interest Accrual Period for which the calculation is being determined and (ii) 360, as the same shall be reasonably calculated by Lender.
“Monthly Rate Cap Entire Amount” means, with respect to any Interest Accrual Period, an amount equal to the product of (a) the Strike Rate Delta, (b) the outstanding principal balance of the Loan and (c) the quotient of (i) the number of days in such Interest Accrual Period for which the calculation is being determined and (ii) 360, each as reasonably calculated by Lender.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Morningstar DBRS” means DBRS, Inc., and its successors.
“Mortgage” means, with respect to each Property, that certain Mortgage, Deed of Trust or Deed to Secure Debt (as the case may be), Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing encumbering such Property, executed by Borrower as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith. Each Mortgage shall secure the entire Indebtedness, provided that in the event that the jurisdiction in which the Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Mortgage shall be equal to the greater of (x) 125% of such Property’s Allocated Loan Amount and (y) the appraised value of such Property.
“Multi-Asset Person” means a Person that has substantial other assets (which may be directly or indirectly held) in addition to such Person’s direct or indirect interest in the Borrower.

Exhibit 10.1
“Net Operating Income” shall mean, for any date of determination, the amount obtained by subtracting (i) Operating Expenses for the previous twelve (12) month period from (ii) Operating Income.
“Net Sales Proceeds” means the gross proceeds from the sale of an individual Property to be received by or on behalf of the applicable Borrower in respect of such sale (which may include Termination Proceeds in connection with the sale of an individual Property to a Tenant at such Property or its Affiliate), less any reasonable and customary brokerage fees and sales commissions payable to third parties, transfer, stamp and/or intangible taxes, reasonable, customary and market closing costs and any other reasonable and customary third party costs and expenses actually incurred by such Borrower in connection with such sale, as evidenced by a settlement statement or customary invoice.
“Non-Conforming Policy” has the meaning set forth in Section 5.15(h).
“Nonconsolidation Opinion” means the opinion letter, dated the Closing Date, delivered by Borrower’s counsel to Lender and addressing issues relating to substantive consolidation in bankruptcy.
“Note(s)” means those certain Promissory Notes, dated the Closing Date, made by Borrower to Lender to evidence the Loan, as such note may be Componentized and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Note Component” has the meaning set forth in Section 1.1(c).
“Nutanix Lease” means that certain Office Lease, dated of May 15, 2024, by and between Hudson 1740 Technology, LLC, a Delaware limited liability company, and Nutanix, Inc., a Delaware corporation (together with its successors and assigns under the Nutanix Lease, “Nutanix”), as the same may be amended, modified, supplemented, and/or amended and restated from time to time.
“Nutanix Space” means the portion of the Property demised under the Nutanix Lease as of the date hereof.
“Officer’s Certificate” means a certificate delivered to Lender that is signed by an authorized officer of Borrower and certifies the information therein to such officer’s actual knowledge, and which, in all events, will be subject to the exculpation provisions in this Agreement. For avoidance of doubt, any Officer’s Certificate or other certification in connection with the Loan shall be made solely in such authorized officer’s capacity as an officer of Borrower, and not in such person’s individual capacity.
“Operating Account” means an Eligible Account maintained by the Approved Property Manager or Borrower at an Eligible Institution, which account shall only contain amounts in respect of one or more of the Properties (and no amounts unrelated to the Properties

Exhibit 10.1
shall be deposited therein or otherwise commingled with the amounts on deposit in such account).
“Operating Expenses” shall mean, without duplication, as of any date of determination and with respect to any period, all costs and expenses of Borrower with respect to the operation, management, maintenance, repair and use of the Properties, Ground Rent payable under the Ground Lease, Taxes and Insurance Premiums; provided, however, that such expenses shall not include (i) non-cash items (other than expenses that are due and payable but not yet paid), (ii) interest, principal or any other sums due and owing with respect to the Loan, (iii) deposits into Reserve Funds, (iv) income taxes or other taxes in the nature of income taxes, (v) extraordinary expenses, extraordinary losses or non-recurring expenses, provided that any such expenses or losses under this clause (v) are, individually or aggregated with all other extraordinary expenses, extraordinary losses or non-recurring expenses occurring since the Closing Date, less than 5% of the then-outstanding Loan Amount, (vi) Capital Expenditures or capital reserves, (vii) [omitted], (viii) equity distributions and (ix) without duplication of the amounts set forth in clauses (i) through (viii) hereof, expenses that are subject to reimbursement by any third party or under any insurance policy; provided, further, that the foregoing shall be adjusted as of the applicable date of determination (1) for any known changes in Taxes or Insurance Premiums that will take effect during the succeeding twelve (12) months as of the applicable date of determination (the “Tax and Insurance Adjustment”) and (2) to reflect an assumed base property management fee equal to the greater of (x) 1.5% of Revenues and (y) the actual property management fee.
“Operating Income” shall mean, for any date of determination and without duplication, the sum of (a) total annualized base rent in place (including for any parking) as of such date of determination based on executed Leases, including (i) executed Leases with future term commencement dates provided that (x) there is no right for the Tenant to terminate the applicable Lease as a result of a failure or delay in completing any Tenant Improvement and (y) any remaining free or gap rent has been reserved with Lender, (ii) executed Leases with free rent periods currently in effect to the extent that any free rent amounts in excess of 6 months of free rent have been reserved with Lender, and (iii) any contractual rent increases within the twelve (12) calendar months following such date of determination (but, in each case, excluding (x) revenues from any Lease for which the applicable Tenant has delivered written notice of its intention to terminate its Lease, (y) any Tenants in base rent monetary default in excess of ninety (90) days or Tenants in bankruptcy that have not assumed the related Lease(s) and (z) any Tenants that have “gone dark”, vacated or ceased to occupy their premises or discontinued their operations at their premises), (b) reimbursed expenses and/or reimbursements to the extent such expenses and/or reimbursements are provided for pursuant to the applicable Lease, and percentage and overage rent for the twelve (12) month period immediately preceding such date of determination (without duplication of any amounts set forth in clauses (a) above or (c), (d) or (e) below), (c) annualized storage rental revenue in place of such date of determination based on executed Leases (without duplication of any amounts set forth in clauses (a) and (b) above or (d) or (e) below), and (d) ancillary income (including parking income not described in clause (i) above and storage income, which may be on a month-to-month basis) for the twelve (12) month period immediately preceding such date of determination (without duplication of any amounts

Exhibit 10.1
set forth in clauses (a), (b) or (c) above or (e) below), as and when earned provided, that Operating Income shall be adjusted to include reimbursements for Taxes or Insurance Premiums on account of the Tax and Insurance Adjustment solely to the extent such reimbursements are payable to Borrower by Tenants pursuant to the applicable Leases.
“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Otherwise Rated Insurers” has the meaning set forth in Section 5.15(b).
“Overpaying Borrower” has the meaning set forth in Section 8.33.
“Ownership Control” of any entity means the ownership, directly or indirectly, of at least 25% of the equity interests in such entity coupled with Control of such entity (and the terms “Ownership Controlled” and “Ownership Controlling” have meanings correlative thereto).
“PACE Debt” means any amounts owed in respect of energy retrofit lending programs, commonly known as “PACE loans”. For avoidance of doubt, PACE Debt is not Permitted Debt and Liens securing PACE Debt are not Permitted Encumbrances.
“Par Prepayment Amount” means an amount equal to $118,750,000. For avoidance of doubt, required amortization payments pursuant to Section 1.2(a) shall not reduce the amount of the Par Prepayment Amount.
“Participant Register” has the meaning set forth in Section 8.7(b).
“Participation” has the meaning set forth in Section 8.7(b).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001), as amended from time to time.
“Payment Date” means, with respect to each Interest Accrual Period, the ninth day of the calendar month in which such Interest Accrual Period ends; provided, that prior to a Securitization, Lender shall have the right to change the Payment Date so long as a corresponding change to the Interest Accrual Period is also made, and a day-for-day grace period

Exhibit 10.1
is provided for any payments due on a Payment Date and in no event shall the Payment Date be earlier than the fifth day of the calendar month in which such Interest Accrual Period ends. Whenever a Payment Date is not a Business Day, the entire amount that would have been due and payable on such Payment Date shall instead be due and payable on the immediately preceding Business Day.
“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of each of the Properties (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses, consents, approvals and rights, obtained from any Governmental Authority concerning ownership, operation, use or occupancy of such Property).
“Permitted Alterations” means any of the following Alterations: (a) the remediation of any Deferred Maintenance Condition in accordance with this Agreement, (b) non-structural or decorative work performed in the ordinary course, (c) Tenant Improvements under and pursuant to Leases existing as of the Closing Date (pursuant to the terms thereof in existence as of the Closing Date), Tenant Improvements in anticipation of entering into Leases for vacant space and/or Tenant Improvements under and pursuant to Leases thereafter entered into in accordance with this Agreement, (d) restoration of a Property following a Casualty or Condemnation in accordance with this Agreement, (e) Alterations required for life/safety purposes or required to comply with applicable Legal Requirements, (f) repairs required under the Loan Documents or under any Ground Lease or reciprocal easement agreement encumbering a Property, (g) any installation or any other addition of antenna or solar panels at a Property and (h) the Air Handler Work.
“Permitted Debt” means:
(i)    the Indebtedness;
(ii)    Property Taxes not yet delinquent or being contested in good faith in compliance with the Contest Procedures;
(iii)    tenant allowances, Leasing Commissions and Capital Expenditure costs required under Leases or otherwise permitted to be incurred under the Loan Documents, insurance premiums, utility charges (including payments under power purchase contracts) and other property charges that are paid prior to delinquency;
(iv)    Trade Payables not represented by a note, customarily paid by Borrower within ninety (90) days of incurrence and in fact not more than ninety (90) days outstanding or being contested in good faith in compliance with the Contest Procedures, that are incurred in the ordinary course of Borrower’s ownership and operation of the Properties, in amounts reasonable and customary for similar properties; and
(v)    financing leases and purchase money debt in connection with the financing or purchase of equipment used on the Property, the removal of which would

Exhibit 10.1
not materially damage any of the improvements thereon or materially impair the value of such improvements, in each case incurred in the ordinary course of operating the Property and not evidenced by a note or secured by property other than the item of equipment or personal property so financed (“Permitted Equipment Leases”), provided that the aggregate outstanding amount of Trade Payables under clause (iv) above plus the capitalized amount of all such financing leases plus the aggregate amount of all such permitted purchase money debt shall not exceed 4.0% of the Loan Amount at any time.
“Permitted Encumbrances” means:
(i)    the Liens created by the Loan Documents;
(ii)    all Liens and other matters specifically disclosed on Schedule B of the Title Insurance Policy;
(iii)    Liens, if any, for Property Taxes and other charges that are imposed by any Governmental Authority that are not yet delinquent or are being diligently contested in good faith in compliance with the Contest Procedures;
(iv)    mechanics’, materialmen’s or similar Liens, if any, and Liens for delinquent Taxes or impositions, in each case only if being diligently contested in good faith in compliance with the Contest Procedures or in the case of mechanics’, materialmen’s or similar Liens, are discharged or bonded over within sixty (60) days of filing, or do not materially adversely affect the value or use of such individual Property or Borrower’s ability to repay the Loan;
(v)    rights of existing and future Tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement;
(vi)    easements, restrictive covenants or other similar encumbrances entered into for traffic circulation, ingress, egress, parking, utilities and other similar purposes that would not be reasonably expected to have an Individual Material Adverse Effect
(vii)    Liens related to Permitted Equipment Leases, secured solely by the leased equipment;
(viii)    obligations pursuant to the Ground Leases permitted hereunder;
(ix)     a pledge of the indirect ownership interests in Borrower to secure debt or other obligations of a Multi-Asset Person; and
(x)    such other Liens as Lender shall approve in writing, which approval shall not be unreasonably withheld, conditioned or delayed if no Event of Default is continuing.

Exhibit 10.1
“Permitted Equipment Leases” has the meaning set forth in the definition of “Permitted Debt”.
“Permitted Investments” means the following, subject to the qualifications hereinafter set forth:
(i)    all direct obligations of the U.S. government, and all obligations that are fully guaranteed by the U.S. government, that in each case have maturities not in excess of one year;
(ii)    federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements, each having maturities of not more than 90 days, of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated (a) “A-1+” (or the equivalent) by S&P and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by S&P, and that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000, (b) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (2) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (3) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (4) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1”, or such other ratings as to which the Rating Condition is satisfied and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;
(iii)    deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);
(iv)    commercial paper rated (a) “A–1+” (or the equivalent) by S&P and having a maturity of not more than 90 days, (b) in one of the following Moody’s rating categories: (i) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (ii) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (iii) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (iv) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1” and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;
(v)    any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has

Exhibit 10.1
net assets of not less than $5,000,000,000, and (c) has a rating of AAAm by S&P, Aaa by Moody’s and the highest rating obtainable by Fitch; and
(vi)    such other investments as to which the Rating Condition has been satisfied.
Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the Standard & Poor’s “r” symbol (or any other Rating Agency’s corresponding symbol) (indicating high volatility or dramatic fluctuations in their expected returns because of market risk) or any other qualifying suffix attached to the rating (with the exception of ratings with regulatory indicators, such as the (sf) subscript, and unsolicited ratings), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities that exceed the time periods set forth above; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest on Permitted Investments may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No Permitted Investments shall require a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. Except as expressly provided for above, all Permitted Investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three (3) months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.
“Person” means any natural person, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, or (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, in each case as determined pursuant to the Department of Labor regulations located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
“Policies” has the meaning set forth in Section 5.15(b).
“Premium Finance Agreement” has the meaning set forth in Section 5.15(e).
“Prime Rate” means the “prime rate” published in the “Money Rates” section of The Wall Street Journal. If The Wall Street Journal ceases to publish the “prime rate,” then Lender shall select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index. Notwithstanding the foregoing, in no event shall the Prime Rate be deemed to be less than the Benchmark Floor.

Exhibit 10.1
“Prime Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Adjusted Prime Rate.
“Prime Rate Spread” means, in connection with any conversion of the Loan to a Prime Rate Loan, with respect to each Note or Note Component, the sum of (i) the Spread for such Note or Note Component and (ii) the Prime Rate Spread Adjustment. for such Note or Note Component; provided that the Prime Rate Spread, after giving effect to the conversion to a Prime Rate Loan, shall not be less than the amount necessary to cause the interest rate accruing on the Loan to be equal to the interest rate accruing on the Loan immediately prior to conversion to a Prime Rate Loan, and in no event will the Prime Rate Spread be less than zero.
“Prime Rate Spread Adjustment” means, in connection with any conversion of the Loan in accordance with the terms hereof to a Prime Rate Loan, a spread adjustment, expressed as the number of basis points and determined at the time of such conversion (which may be positive, negative or zero) equal to the sum of (i) the daily average of the Benchmark then in effect (with a floor equal to the Benchmark Floor) over the one hundred eighty (180) day period (or such shorter period to the extent such historical rates are note available, and excluding days within such one hundred eighty (180) day or shorter period that are not Business Days) ending two (2) Business Days prior to the date of conversion, and excluding from such average, if such period of averaging exceeds thirty (30) days, the five (5) highest days and the five (5) lowest days of such one hundred eighty (180) day period), minus (ii) the daily average of the Prime Rate (with a floor equal to the Benchmark Floor) over the one hundred eighty (180) day period (excluding days within such one hundred eighty(180) day period that are not Business Days) ending two (2) Business Days prior to the date of conversion (excluding from such average the five (5) highest days and the five (5) lowest days of such one hundred eighty (180) day period).
“Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.
“Prior Loan” has the meaning set forth in Section 4.17(d).
“Priority Payment Cessation Event” means (a) the occurrence of the stated Maturity Date, (b) acceleration of the Loan during the continuance of an Event of Default, (c) the initiation of (i) judicial or nonjudicial foreclosure proceedings, (ii) proceedings for appointment of a receiver or (iii) similar remedies permitted by this Agreement or the other Loan Documents relating to all or a material portion of the applicable individual Property, and/or (d) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing Lender from exercising its remedies under this Agreement or the other Loan Documents.
“Priority Waterfall Payments” shall mean the payments described in Section 3.2(a)(i).
“Prohibited Assignee” has the meaning set forth in the definition of “Eligible Assignee”.

Exhibit 10.1
“Prohibited Change of Control” means the occurrence of either or both of the following: (i) the failure of Borrower to be Ownership Controlled by one or more Qualified Equityholders (individually or collectively), or (ii) the failure of any other Required SPE to be Ownership Controlled by the same Qualified Equityholder(s) that Ownership Control Borrower.
“Prohibited Equity Pledge” means the existence of a Lien on any equity interest in, or right to distributions from, a Restricted Person (other than a pledge of the indirect ownership interests in Borrower to secure debt or other obligations of a Multi-Asset Person.
“Prohibited Preferred Equity” means preferred equity that is issued by a Restricted Person and has (i) a hard coupon, minimum return or the equivalent or (ii) a mandatory redemption date or the equivalent, with consequences for failure to meet clause (i) or (ii), such as a change in control or the triggering of buy-sell mechanisms. For avoidance of doubt, the issuance of preferred equity by a Multi-Asset Person shall not constitute Prohibited Preferred Equity and any preferred equity issued to satisfy the requirements for such Person to qualify as a REIT with an original issue price not to exceed $250,000 with respect to each such issuer shall not constitute Prohibited Preferred Equity.
“Properties” means the real property described on Schedule A, together with all buildings and other improvements thereon and all personal property appurtenant thereto; and “Property” means an individual property included in the Properties or all Properties collectively, as the context may require.
“Property Condition Report” means a structural and seismic Property Condition Report or reports (including a “probable maximum loss” calculation, if applicable) with respect to the Property prepared by an independent engineer approved by Lender and delivered to Lender in connection with the closing of the Loan, and any amendments or supplements thereto delivered to Lender.
“Property Release” means a release of an individual Property from the Liens of the Loan Documents pursuant to (a) Section 2.2 (including a Ground Lease/Default Release) or (b) a Casualty/Condemnation Release.
“Property Taxes” means all real property and personal property taxes and assessments, fees, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar assessments now or hereafter levied or assessed or imposed against the Properties or Borrower with respect to the Properties or rents therefrom or that may become Liens upon any of the Properties, without deduction for any amounts reimbursable to Borrower by third parties.
“Proportional Amount” has the meaning set forth in Section 8.33.
“Public Vehicle” shall mean a Person whose securities are approved for listing on (i) the New York Stock Exchange, AMEX, NASDAQ, or another nationally recognized securities exchange or (ii) the Toronto Stock Exchange, the Frankfurt Stock Exchange, the London Stock Exchange, Euronext, the Luxembourg Stock Exchange, the Hong Kong Stock

Exhibit 10.1
Exchange, the Shanghai Stock Exchange, the Tokyo Stock Exchange or the Korea Exchange (KRX), and shall include a majority owned and controlled subsidiary of any such Person or any operating partnership through which such Person conducts all or substantially all of its business.
“Publicly Traded Shares” shall mean securities that approved for listing on (i) the New York Stock Exchange, AMEX, NASDAQ, or another nationally recognized securities exchange or (ii) the Toronto Stock Exchange, the Frankfurt Stock Exchange, the London Stock Exchange, Euronext, the Luxembourg Stock Exchange, the Hong Kong Stock Exchange, the Shanghai Stock Exchange, the Tokyo Stock Exchange or the Korea Exchange (KRX).
“Qualified Equityholder” means: (1) prior to the earlier of (x) 3 months after Securitization or (y) 5 months after the Closing Date, Sponsor; and (2) thereafter, (i) Sponsor, (ii) any Person approved by Lender (such approval not to be unreasonably withheld, conditioned or delayed) with respect to which the Rating Condition is satisfied, (iii) one or more Persons that (A) is a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, private equity fund, investment fund, family office, hedge fund, real estate investment trust, public company, money management firm, “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, as amended, an institutional “accredited investor” within the meaning of Regulation D under the Securities Act, as amended, or an institution substantially similar to any of the foregoing, provided in each case under this clause (iii) that such Person (including affiliated investment funds within such institution, and other affiliates and subsidiaries of such institution) (x) has total assets (directly or indirectly, in name or under management) in excess of $650,000,000 and (except with respect to a pension advisory firm or similar fiduciary) either Net Worth (as defined in the Guaranty) or combined capital/statutory surplus or shareholder’s equity in excess of $250,000,000 (in each case, exclusive of the Properties), and (y) is regularly engaged in the business of owning and operating at least 2,000,000 leasable square feet (excluding the Property) of comparable properties in major metropolitan areas; and (B) (x) has not been convicted of a felony involving fraud or financial impropriety during the previous seven years, (y) has never been convicted of any violation of the PATRIOT Act, and (z) has not been the subject of a voluntary or involuntary bankruptcy proceeding in the previous seven (7) years.
“Qualifying Replacement Lease” means a Lease, which as of the date of determination, (i) is with a Tenant (which, for the avoidance of doubt includes a Major Tenant) that (x) has accepted its demised premises at the Property, (y) is not in material default under its Lease beyond any applicable notice, grace or cure periods, and (z) is not the subject of a bankruptcy or similar insolvency proceedings, (ii) has a lease expiration date that is at least 5 years following the commencement date of such Lease or, in the case of an extension of a Major Tenant Lease, 5 years following the date of such extension (which, for the avoidance of doubt, such expiration shall not occur prior to the fully extended Maturity Date) and (iii) under which all unexpired free rent has been remitted to Lender for deposit into the Unfunded Obligations Account in accordance with Section 3.8(a).
“Radius” has the meaning set forth in Section 5.15(c).

Exhibit 10.1
“Rate Cap Reserve Account” has the meaning set forth in Section 3.10.
“Rate Cap Reserve Amount“ means an amount equal to the interest that would accrue on the then-outstanding principal amount of the Loan during the initial term or applicable Extension Term, as applicable, if the interest rate were equal to the Strike Rate Delta, based on a 360 day year and the actual number of days elapsed, in each case as reasonably determined by Lender.
“Rating Agency” means, prior to the final Securitization of the Loan, each of S&P, Moody’s, Fitch, DBRS Morningstar and KBRA, or any other nationally-recognized statistical rating agency that has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated and continue to rate any of the Certificates (excluding unsolicited ratings).
“Rating Condition” means, with respect to any proposed action, the receipt by Lender of confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal, or qualification of any rating then assigned to any outstanding Certificates. No Rating Condition shall be regarded as having been satisfied unless and until any conditions imposed on the effectiveness of any confirmation from any Rating Agency shall have been satisfied. In the event that, at any given time, any Rating Agency elects not to consider whether to grant or withhold such an affirmation, then the term Rating Condition with respect to such Rating Agency shall be deemed instead to require the written reasonable approval of Lender. Unless such satisfaction of a Rating Condition is expressly required under the terms of this Agreement, no requirement for satisfaction of a Rating Condition shall be implied or inferred, and no satisfaction of a Rating Condition shall be required.
“Register” has the meaning set forth in Section 8.7(b).
“Regulatory Change” means any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.
“REIT” means a corporation or other Person that is or elects to be a real estate investment trust for federal income tax purposes.
“Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring,

Exhibit 10.1
emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), and “Released” has the meaning correlative thereto.
“Release Price” means, with respect to a Third Party Sale of a Property, an amount equal to the greater of (i) the product of (x) the Allocated Loan Amount with respect to such Property times (y) 125% and (ii) 90% of the Net Sales Proceeds.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“REMIC” means a “real estate mortgage investment conduit” as defined in Section 860D of the Code.
“Rent Roll” has the meaning set forth in Section 4.14(a).
“Replacement Guarantor” shall mean one or more of any of (1) a substitute guarantor which as of the date of determination (x) has a Net Worth equal to, or in excess of, the $200,000,000 and (y) satisfies the requirements of a Qualified Equityholder, provided that it shall be deemed to satisfy clause (iii)(x) in the definition of Qualified Equityholder so long as it satisfies the Net Worth requirement in the preceding clause (x) or (2) one or more substitute guarantors acceptable to Lender in its reasonable discretion, as applicable.
“Representative Borrower” has the meaning set forth in Section 8.4.
“Required REIT Distributions” means an amount equal to (a) the minimum amount required to be distributed by any one or more Borrowers in cash in order for (i) any Borrower, if any such Borrower is a REIT, and/or (ii) any direct and/or indirect owners of any Borrowers which are a REIT, with respect to any taxable year, to qualify or maintain their respective status as REITs and to avoid any U.S. federal or state income Taxes imposed under Sections 857(b)(1) and 857(b)(3) of the Code (or similar provisions of state or local law) and any excise Taxes imposed under Section 4981 of the Code plus (b) the necessary amount to pay any distribution to, or redeem any preferred shareholders of any Person described in clause (a); provided, however, the amount of Required REIT Distributions made in any year shall not exceed $250,000.
“Required SPE” means each individual Borrower.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Person” means (a) each Required SPE and (b) each of its direct and indirect equityholders that is not a Multi-Asset Person; provided that an Excluded Entity (and any Person owning a direct or indirect interest in any Excluded Entity) shall not be a Restricted

Exhibit 10.1
Person and with respect to clause (b), excluding any shareholders or owners of stock or equity interests that are publicly traded on any nationally or internationally recognized stock exchange indirectly in Borrowers’ ownership structure, or any accommodation shareholders of preferred shares in any REITs in the Borrowers’ ownership structure for REIT compliance purposes, in each case, that are not Affiliates of any Required SPE. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, no notice to, or consent of Lender shall be required in connection with any Transfer of direct or indirect interests in any Excluded Entity.
“Revenues” means all rents calculated in accordance with Approved Accounting Principles (including percentage rent), rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents (including all Termination Proceeds (excluding Termination Proceeds, in connection with the sale of an individual Property to a Tenant at such Property or its Affiliate, in which case such Termination Proceeds shall be treated as Net Sales Proceeds)), utility charges, escalations, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs or other reimbursements paid by Tenants under Leases of any nature, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources including any obligations now existing or hereafter arising or created out of the lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.
“Riot Games Free Rent Amount” means an amount equal to (a) with respect to the obligation to remit funds to Lender pursuant to Section 3.8(b) at Closing, $1,393,285 and (b) with respect to the obligation to remit funds to Lender after the Closing Date pursuant to Section 3.8(b), the applicable amount set forth on Schedule D-2 under the heading “Riot Games Free Rent Schedule”.
“Riot Games Lease” means that certain Lease, dated as of November 13, 2013, by and between Hudson Element LA, LLC, a Delaware limited liability company, and Hudson 1861 Bundy, LLC, a Delaware limited liability company, collectively as landlord, and Riot Games, Inc. a Delaware corporation (together with its successors and assigns, “Riot Games”), as tenant, as amended by that certain First Amendment to Lease, dated as of January 12, 2015, by and between Hudson Element LA, LLC, a Delaware limited liability company, as landlord, and Riot Games, Inc., a Delaware corporation, as tenant, as the same may be further amended, modified, supplemented, and/or amended and restated from time to time.
“Riot Games Space” means the portion of the Property demised under the Riot Games Lease as of the date hereof.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Sanctioned Person” means any Person with whom or which dealings are restricted or prohibited under any Sanctions, including as a result of that Person (a) being named

Exhibit 10.1
on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other list of Persons subject to Sanctions, (b) being located, organized, or resident in, or owned or controlled by the government of, a Sanctioned Territory or the Government of Venezuela, or (c) having any relationship of ownership, control, or agency with, or any commercial dealings with, a Person described in clauses (a) or (b).
“Sanctioned Territory” means any country or territory with which dealings are broadly and comprehensively prohibited by any country- or territory-wide Sanctions.
“Sanctions” means any applicable law, regulation, or other act with force of law of the United States, the European Union, the United Kingdom, or United Nations Security Council resolutions imposing trade and economic sanctions including embargoes, the freezing or blocking of assets of targeted Persons, or other similar restrictions on exports, imports, investment, payments or other transactions.
“Securitization” means a transaction in which all or any portion of the Loan is deposited into one or more trusts or entities that issue Certificates to investors, or a similar transaction (and the terms “Securitize” and “Securitized” have meanings correlative thereto).
“Servicer” means the entity or entities appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan. If at any time no entity is so appointed, the term “Servicer” shall be deemed to refer to Lender.
“Severed Loan Documents” has the meaning set forth in Section 7.2(f).
“Single-Purpose Entity” means a Person that:
(a)    is a limited liability company formed under the laws of the State of Delaware solely for the purpose of acquiring, owning, developing, leasing, operating, maintaining and financing, one or more of the Properties, entering into and performing its obligations under the Loan Documents, refinancing the Properties in connection with a permitted repayment of the Loan, and transacting any lawful business that is incident, necessary and appropriate to accomplish the foregoing, and in the case of the 11601 Wilshire Owner, prior to the Closing Date, acquiring, owning and disposing of the interests in the Stadium Leaseholder (the “Previously Owned Property”), which interests in the Previously Owned Property have been fully assigned and disposed of prior to the Closing Date;
(b)    does not engage in any business unrelated to the activities set forth in clause (a) of this definition;
(c)    does not own any assets other than those related to its interest in the applicable Property (and does not and will not own any assets on which Lender does not have a Lien, other than excess cash that has been released to Borrower pursuant hereto);

Exhibit 10.1
(d)    does not have any Debt other than Permitted Debt and such other liabilities that are permitted pursuant to this Agreement or as otherwise imposed by law; provided that this covenant shall not require any shareholder, partner or member of a Borrower to make additional capital contributions to such entity;
(e)    maintains books, accounts, records, and financial statements that are separate and apart from those of any other Person (except that such Person’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an affiliate of such Person in accordance with Approved Accounting Principles, provided that (i) any such consolidated financial statements do not suggest in any way that such Person’s assets are available to satisfy the claims of its affiliate’s creditors and (ii) such assets shall also be listed on such Person’s own separate balance sheet);
(f)    is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date;
(g)    holds itself out as being a Person separate and apart from each other Person and not as a division or part of another Person;
(h)    conducts its business in its own name;
(i)    exercises reasonable efforts to correct any misunderstanding actually known to it regarding its separate identity and, other than entering into the Loan Documents with the co-Borrowers and otherwise contemplated by the Loan Documents, and other than capital contributions and distributions permitted under the terms of its organizational documents, maintains an arms’-length relationship with its affiliates and only enters into a contract or agreement with an affiliate upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms’-length basis with unaffiliated third parties; it being acknowledged and agreed that the Approved Management Agreement, and the HPP Leases satisfy the foregoing standard;
(j)    pays its own liabilities out of its own funds, including the salaries of its own employees, if any (and reasonably allocates any overhead that is shared with an affiliate, including paying for shared office space and services performed by any officer or employee of an affiliate, provided there is sufficient cash flow to do so (provided that the foregoing shall not require such Person’s members, partners, shareholders or other equityholders to make any additional capital contributions to such Person));
(k)    maintains a sufficient number of employees, if any, in light of its contemplated business operations, provided there is sufficient cash flow to do so (provided that the foregoing shall not require such Person’s members, partners, shareholders or other equityholders to make any additional capital contributions to such Person);
(l)    intentionally omitted;

Exhibit 10.1
(m)    maintains its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(n)    observes all applicable entity-level formalities in all material respects;
(o)    does not commingle its assets with those of any other Person, and holds its assets in its own name, in each case, other than as required under or contemplated by the Loan Documents with respect to co-Borrowers;
(p)    does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others or allow its affiliates to hold out their credit as being available to satisfy its obligations or securities, in each case, other than as required under or contemplated by the Loan Documents;
(q)    does not acquire obligations or securities of its direct or indirect equityholders;
(r)    does not pledge its assets for the benefit of any other Person and does not make any loans or advances to any other Person other than as required under or as contemplated by the Loan Documents with respect to co-Borrowers;
(s)    intends to maintain adequate capital in light of its contemplated business operations, to the extent there existing sufficient cash flow from the operations of the Property to do so (provided that the foregoing shall not require such Person’s partners, members, shareholders or other equityholders to make any additional capital contributions to such Person);
(t)    if (x) such Person was formed under the laws of the State of Delaware has one Independent Director and has organizational documents that (i) provide that the Independent Directors shall consider only the interests of Borrower, including its creditors, and shall have no fiduciary duties to Borrower’s equityholders (except to the extent of their respective interests in Borrower), and (ii) prohibit the replacement of any Independent Director without Cause (except in the event of circumstances described in clause (v) of the definition of “Cause”, in which case notice shall be required as promptly as reasonably practicable thereafter) and without giving at least two Business Days’ prior written notice to Lender and the Rating Agencies (except in the case of the death, legal incapacity, or voluntary non-collusive resignation of an Independent Director, in which case no prior notice to Lender or the Rating Agencies shall be required in connection with the replacement of such Independent Director with a new Independent Director that is provided by any of the companies listed in the definition of “Independent Director”);
(u)    if it is a limited liability company, has organizational documents that provide that upon the occurrence of any event that causes it to have no members while the Loan is outstanding, at least one of its Independent Directors shall automatically be admitted as its sole member and shall preserve and continue its existence without dissolution;
(v)    except as contemplated by the Loan Documents, files its own tax returns separate from those of any other Person, except to the extent it is treated as a “disregarded entity”

Exhibit 10.1
for tax purposes and is not required to file tax returns under applicable law, and pays any Taxes required to be paid under applicable law only from its own funds, other than as required under or contemplated by the Loan Documents; and
(w)    has by-laws or an operating agreement that provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:
(i)    to the fullest extent permitted by law, the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets or the division or conversion of such Person into multiple entities or series pursuant to Sections 18-215, 18-217 or 18-218 of the Delaware Limited Liability Company Act or otherwise;
(ii)    the engagement by such Person in any business other than the acquisition, development, management, leasing, ownership, maintenance and operation of the applicable Property and activities incidental thereto;
(iii)    the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person, admitting in writing in a judicial proceeding such Person’s inability to pay its debts generally as they become due (unless required to do so by applicable law), without the affirmative vote of its Independent Director; and
(iv)    any amendment or modification of any provision of its organizational documents relating to qualification as a “Single-Purpose Entity”.
Notwithstanding the foregoing, a Person shall not fail to constitute a Single-Purpose Entity solely as a result of being treated as a disregarded entity for income tax purposes; and none of the foregoing covenants shall require any shareholder, partner or member of a Borrower to make additional capital contributions to such entity. Further, Approved Property Manager and/or Sponsor has entered into, and may hereafter enter into, contracts (including Material Agreements) covering one or more Properties and other properties in which Sponsor owns a direct and/or indirect interest (“Portfolio Contracts”), for the benefit of the owners of such Property(ies) and such other properties, and the costs under such contracts shall be reasonably allocated to the applicable Property(ies). For the avoidance of doubt, the Portfolio Contracts shall not cause any Borrower to fail to constitute a Single-Purpose Entity.
“Sponsor” means Hudson Pacific Properties, L.P., a Maryland limited partnership.
“Spread” means (x) prior to a Componentization, 3.7626410560%, and (y) following a Componentization, with respect to each Note or Note Component, its Component Spread.

Exhibit 10.1
“Spread Maintenance End Date” means the Payment Date in October, 2026.
“Spread Maintenance Premium” means, with respect to each Note or Note Component, in connection with any prepayment thereof prior to the Spread Maintenance End Date, an amount equal to the product of (i) the applicable Spread, times (ii) the principal amount so prepaid, times (iii) a fraction, the numerator of which is the number of days following the date through which interest on the prepaid amount has been paid through and including the last day of the Interest Accrual Period containing the Spread Maintenance End Date, and the denominator of which is 360; provided, however, that no Spread Maintenance Premium shall be due in connection with (1) prepayments resulting from the application of Loss Proceeds following a Casualty or Condemnation in accordance with Section 5.16, (2) voluntary prepayments (including prepayments in connection with Property Releases and prepayments to satisfy Debt Yield tests pursuant to the terms of this Agreement) to the extent that when aggregated with all prior voluntary prepayments of principal of the Loan do not exceed the Par Prepayment Amount (for avoidance of doubt, if a voluntary prepayment that would result in aggregate voluntary prepayments of principal of the Loan that exceeds the Par Prepayment Amount, any portion of such voluntary prepayment that would result in aggregate voluntary prepayments of the principal of the Loan that equal the Par Prepayment Amount, such portion shall be not by subject to the Spread Maintenance Premium), (3) prepayment of the Loan pursuant to Section 1.5(j), and (4) required amortization payments pursuant to Section 1.2(a).
“Stadium Leaseholder” means Los Angeles Stadium Partners, LLC, a Delaware limited liability company.
“Strike Rate Delta” means a percentage equal to (x) the Alternate Strike Rate less (y) the Initial Term Strike Rate or the Extension Term Strike Rate, as applicable.
“Subordination of Property Management Agreement” means that certain Consent and Agreement of Manager and Subordination of Management Agreement executed by Borrower and the Approved Property Manager as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Successor Borrower” means a Single-Purpose Entity that is Ownership Controlled by one or more Qualified Equityholders.
“Survey” means, with respect to each Property, a current land title survey thereof, certified to Borrower, the title company issuing the applicable Title Insurance Policy and Lender and their respective successors and assigns, in form and substance reasonably satisfactory to Lender.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Exhibit 10.1
“Tenant” means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.
“Tenant Improvements” means, collectively, (i) tenant improvements to be undertaken for any Tenant that are required to be completed by or on behalf of Borrower pursuant to the terms of such Tenant’s Lease, (ii) tenant improvements paid or reimbursed through allowances to a Tenant pursuant to such Tenant’s Lease and (iii) Anticipated Tenant Improvements.
“Tenant Notice” has the meaning set forth in Section 3.1(a).
“Term SOFR” means, for each Interest Accrual Period, the forward-looking term rate for a one-month period that is based on the secured overnight financing rate of the Federal Reserve Bank of New York (or its successor), as published by the Term SOFR Administrator on the Term SOFR Administrator’s Website on the applicable Interest Determination Date; provided, that if, as of 5:00 p.m. (New York City time) on any Interest Determination Date, such rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be determined as of the first preceding U.S. Government Securities Business Day for which such rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Interest Determination Date, and if such Term SOFR for a one-month period was last published by the Term SOFR Administrator more than three (3) U.S. Government Securities Business Days prior to such Interest Determination Date then a Benchmark Interim Unavailability Period with respect to Term SOFR will be deemed to have occurred. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than the Benchmark Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR as determined by Lender in its reasonable discretion).
“Term SOFR Administrator’s Website” means the website of the Term SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time.
“Termination Proceeds” has the meaning set forth in Section 3.5(d).
“Test Period” means each 12-month period ending on the last day of a Fiscal Quarter.
“Third Party Sale” means either (i) the sale of a Property to an unaffiliated third-party or (ii) the recapitalization of a Property such that, following the closing of such transaction, Borrower and its Affiliates do not own, in the aggregate, more than 60% of the direct and/or indirect ownership interests in the Property.

Exhibit 10.1
“Threshold Amount” means, with respect to each Property, an amount equal to 5.0% of such Property’s Allocated Loan Amount.
“Third Party Reports” means the Environmental Report, the Property Condition Report, the Survey, the Title Insurance Policy and the Zoning Report, in each case delivered to Lender in connection with the closing of the Loan.
“Title Insurance Policy” means, with respect to each Property, an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction, in form and substance reasonably satisfactory to Lender.
“TI/LC Account” has the meaning set forth in Section 3.5(a).
“TI/LC Unfunded Obligations” means the items described in Schedule D-1.
“Trade Payables” means unsecured amounts payable by or on behalf of Borrower for or in respect of the operation of the Properties in the ordinary course and that would under Approved Accounting Principles be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Properties or Borrower and the capitalized amount of any ordinary-course financing leases.
“Transaction” means, collectively, the transactions contemplated and/or financed by the Loan Documents.
“Transfer” means the sale or other whole or partial conveyance of all or any portion of the Collateral or any direct or indirect interest therein to a third party, including the granting of any purchase options, any division or conversion of a limited liability company into multiple entities or series pursuant Sections 18-215, 18-217 or 18-218 of the Delaware Limited Liability Company Act or otherwise with an allocation of Collateral to any such entity or series, any rights of first refusal, rights of first offer or similar rights in respect of any portion of the Collateral or the subjecting of any portion of the Collateral to restrictions on transfer; except that the conveyance of a space lease at the Property in accordance herewith shall not constitute a Transfer.
“Trigger Level” means a Debt Yield of 9.0%.
“Trigger Period” means each period that commences when (i) a Major Tenant Event Trigger Period is then in effect and/or (ii) Debt Yield, determined as of the first day of any two (2) consecutive Fiscal Quarters, is less than the Trigger Level and concludes when Debt Yield, determined as of the first day of each of two consecutive Fiscal Quarters thereafter, is equal to or greater than the Trigger Level (and if the financial reports required specifically under Sections 5.12, 5.13 and 5.14 are not delivered to Lender as and when required hereunder and Lender has delivered written notice to Borrower with respect to such failure ( and such failure continues for a ten (10) day period), a Trigger Period shall be deemed to have commenced and

Exhibit 10.1
be ongoing if such financial reports are necessary in order to determine that no Trigger Period has commenced, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing). Notwithstanding the foregoing, provided no Event of Default is continuing, Borrower shall have the right to avoid the commencement or terminate the continuance of a Trigger Period by making a prepayment of the Loan or delivering to Lender, as additional Collateral, cash and/or a Letter of Credit, in each case in the manner set forth in Section 3.12.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” has the meaning set forth in the definition of “Benchmark Replacement”.
“Unfunded Obligations” means, individually and collectively as the context may require, (i) the TI/LC Unfunded Obligations and (ii) the Free Rent/Gap Rent Unfunded Obligations.
“Unfunded Obligations Account” has the meaning set forth in Section 3.8(a).
“Unfunded Obligations Amount” means $11,554,468.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, possession, use, discharge, placement, treatment, disposal, disposition, removal, abatement, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 1.5(e).
“Waste” means any material abuse or destructive use (whether by action or inaction) of any Property.

Exhibit 10.1
“Withholding Agent” means Borrower and any other applicable withholding agent.
“WRC Board” has the meaning set forth in the Exception Report.
“Write-Down and Conversion Powers” means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Zoning Report” means zoning reports prepared by the third-party provider and delivered to Lender in connection with the closing of the Loan and any amendments or supplements thereto delivered to Lender.
(b)    Rules of Construction. Unless otherwise specified, (i) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement, (ii) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (iii) “including” means “including, but not limited to”, (iv) “mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument, (v) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement, (vi) unless otherwise indicated, all references to “this Section” shall refer to the Section of this Agreement in which such reference appears in its entirety and not to any particular clause or subsection of such Section, (vii) the use of the phrases “an Event of Default exists”, “during the continuance of an Event of Default” or similar phrases in the Loan Documents shall not be deemed to grant Borrower any right to cure an Event of Default, and each Event of Default shall continue unless and until the same is waived by Lender in writing in accordance with the requirements of the Loan Documents, and (viii) terms used herein and defined by cross-reference to another agreement or document shall have the meaning set forth in such other agreement or document as of the Closing Date, notwithstanding any subsequent amendment or restatement of or modification to such other agreement or document. Except as otherwise indicated, all accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as the same may be modified in this Agreement.

Exhibit 10.1
ARTICLE I

GENERAL TERMS
Section 1.1.    The Loan; Term.
(a)    On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the “Loan”) in an amount equal to the Loan Amount. The Loan shall initially be represented by one or more Notes that shall bear interest as provided in Section 1.2(a). All interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. All dollar amounts resulting from calculations hereunder will be rounded upward to the nearest cent.
(b)    The Loan shall be secured by the Collateral pursuant to the Mortgages and the other Loan Documents.
(c)    Upon written notice (which may be delivered by e-mail) from Lender to Borrower from time to time (a “Componentization Notice”), any one or more of the Notes will be deemed to have been subdivided into multiple components (“Note Components”). Each Note Component shall have such notional balance as Lender shall specify in the most recent Componentization Notice and an interest rate equal to the sum of the Benchmark plus such amount (the “Component Spread”) as Lender shall specify in such Componentization Notice, provided that the sum of the principal balances of all Note Components and all other Notes shall equal the then-current Principal Indebtedness, and the weighted average of the Component Spreads and the Spreads of all other Notes, weighted on the basis of their respective principal balances, shall equal the percentage set forth in clause (x) of the definition of “Spread”, other than due to prepayments of principal as described in the final sentence of this Section 1.1(c). No Componentization Notice shall result in a change in the amortization of the Loan, a change in the stated maturity of the Loan, otherwise modify any economic or other material terms of the Loan, decrease any periods during which Borrower or Guarantor is permitted to perform its obligations under the Loan Documents or otherwise modify the Loan Documents except to create the Note Components. Borrower shall be treated as the obligor with respect to each of the Note Components and acknowledges that each Note Component may be individually beneficially owned by a separate Person. A Componentization Notice need not be countersigned by Borrower in order to be effective, but Borrower shall countersign any Componentization Notice if reasonably requested by Lender. The Note Components need not be represented by separate physical Notes, but if reasonably requested by Lender each Note Component shall be represented by a separate physical Note, in which case Borrower shall execute and return to Lender each such replacement Note, in substantially the same form as the Note executed and delivered on the Closing Date, promptly following Borrower’s receipt of an execution copy thereof. Voluntary and involuntary prepayments of principal on the Loan shall be applied to the Notes or Note Components in the manner specified by Lender in the Componentization Notice, which may increase the weighted average interest rate of the Notes or Note Components (with the result that the monthly interest payment owed by Borrower might increase); provided that so long as no Event of Default is continuing, voluntary prepayments in respect of and aggregating to the Par

Exhibit 10.1
Prepayment Amount shall be applied to each Note Component on a pro rata and pari passu basis such that the weighted average interest shall not increase after the application of such prepayment.
(d)    Borrower shall have three (3) successive options to extend the scheduled Maturity Date of the Loan to the Payment Date in the month containing the one-year anniversary of the Maturity Date as theretofore in effect (the period of each such extension, an “Extension Term”), provided that as a condition to each Extension Term, (i) Borrower shall deliver to Lender written notice of such extension at least thirty (30) and not more than one hundred twenty (120) days prior to the Maturity Date as theretofore in effect; (ii) no Event of Default shall be continuing on the Maturity Date as theretofore in effect; (iii) Borrower shall have obtained an Interest Rate Cap Agreement for the applicable Extension Term and collaterally assigned such Interest Rate Cap Agreement to Lender pursuant to an Assignment of Interest Rate Cap Agreement; (iv) Debt Yield shall be no less than 13.5%, as of the first day of each such Extension Term (the “Extension Debt Yield Condition”); (v) Borrower shall have reimbursed Lender for all reasonable out-of-pocket expenses incurred by Lender in connection with such extension; and (vi) as a condition to the third Extension Term, Borrower shall deliver the notice and any other requirements as set forth in the Ground Lease electing the extension right as set forth in the Ground Lease. Borrower shall deliver a copy of such notice and any other notices related to the extension promptly to Lender following delivery or receipt thereof. Borrower shall be permitted to satisfy the Extension Debt Yield Condition by either (1) partially repay the Loan in accordance with Section 2.1 in an amount that when subtracted from the Principal Indebtedness for purposes of calculating Debt Yield would result in a Debt Yield that satisfies the Extension Debt Yield Condition, or (2) delivering to Lender, as additional Collateral, cash and/or, subject to the Affiliate Support Limit, a Letter of Credit in an amount that when subtracted from the Principal Indebtedness for purposes of calculating Debt Yield would result in a Debt Yield that satisfies the Extension Debt Yield Condition, or (3) combining a prepayment as set forth in clause (1) above with cash collateral and/or a Letter of Credit as set forth in clause (2) above in the aggregate amount would result in a Debt Yield that satisfies the Extension Debt Yield Condition. Provided that no Event of Default is then continuing, following written request from Borrower, Lender shall return such cash collateral or Letter of Credit upon the conclusion of the second of any two consecutive Fiscal Quarters if Debt Yield, determined as of the first day of the next succeeding Fiscal Quarter, satisfies the Extension Debt Yield Condition, in each case without reducing the Principal Indebtedness by the amount of such cash collateral and/or Letter of Credit for purposes of calculating Debt Yield. If Borrower fails to exercise any extension option in accordance with the provisions of this Agreement, such extension option, and any subsequent extension option hereunder, will automatically cease and terminate. For avoidance of doubt, no such extension shall be subject to any conditions other than those expressly set forth in this Section.
Section 1.2.    Interest and Principal.
(a)    On each Payment Date, Borrower shall pay to Lender (i) interest on the outstanding principal balance of each Note or Note Component for the entire applicable Interest Accrual Period at a rate per annum equal to the sum of the Benchmark for such Interest Accrual

Exhibit 10.1
Period plus the applicable Spread (or during a Benchmark Interim Unavailability Period, the Adjusted Prime Rate) and (ii) a constant monthly payment of $833,333.33, which amount shall be applied toward the reduction of the outstanding principal balance of the Notes or Note Components pro rata in accordance with their then outstanding principal balances. Notwithstanding the foregoing, interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default. On the Closing Date, Borrower shall pay interest from and including the Closing Date through the end of the first Interest Accrual Period in lieu of making such payment on the first Payment Date following the Closing Date.
(b)    No prepayments of the Loan shall be permitted except for (i) prepayments made pursuant to Sections 1.5(j), 2.1, 2.2, 2.3 and/or 3.12(d), (ii) prepayments resulting from Casualty or Condemnation as described in Section 5.16 and (iii) required amortization pursuant to Section 1.2(a). The entire outstanding Principal Indebtedness, together with all interest thereon through the end of the Interest Accrual Period in which the Maturity Date falls (calculated as if such Principal Indebtedness were outstanding for the entire Interest Accrual Period) and all other amounts then due under the Loan Documents shall be due and payable by Borrower to Lender on the Maturity Date.
(c)    From and after the occurrence and during the continuance of an Event of Default, the Indebtedness shall bear interest at the applicable Default Rate and, in the case of all amounts not paid when due hereunder, Borrower shall pay to Lender a late fee in an amount equal to the lesser of three percent (3.0%) of such unpaid sum and the maximum amount permitted by applicable law, in order to defray a portion of the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment (except that no late fee shall be payable in respect of a late payment of the Principal Indebtedness and/or any other amounts due on the Maturity Date, whether or not accelerated).
Section 1.3.    Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document:
(a)    If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Interest Determination Date for any Interest Accrual Period, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such determination and all determinations on all subsequent dates, without any amendment to, or further action or consent of any other party to, this Agreement.
(b)    In connection with the implementation of a Benchmark Replacement or a Prime Rate Loan, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower.

Exhibit 10.1
(c)    During any Benchmark Interim Unavailability Period, the interest rate shall be replaced by the Adjusted Prime Rate.
(d)    Lender will promptly notify Borrower (which notice may be by e-mail) of (i) the Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and/or (iv) any Benchmark Interim Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Borrower.
(e)    Neither the Servicer nor Lender warrants or accepts responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, or calculation of Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement or conversion of the Loan to a Prime Rate Loan), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement or Prime Rate Loan) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes pursuant to this Agreement. The Servicer and Lender may select information sources or services in its reasonable discretion to ascertain Term SOFR, the Prime Rate or any other Benchmark, in each case pursuant to the terms of this Loan Agreement, and shall have no liability to Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
(f)    Borrower hereby agrees promptly to pay Lender (within ten (10) Business Days following Borrower’s receipt of Lender’s written demand therefor) any additional amounts necessary to compensate Lender for any reasonable costs and expenses incurred by Lender in making any conversion in accordance with this Agreement, including out-of-pocket fees or expenses of legal counsel, but excluding any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation. Lender’s written notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.
Section 1.4.    Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes (including any deposit into the Cash Management Account pursuant to Section 3.2(b)) shall be made to Lender not later than 3:00 p.m., New York City time, on the date when due and shall be

Exhibit 10.1
made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from Borrower (or from the Cash Management Account pursuant to Section 3.2(a)) is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Notes and Note Components, in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Property expenses. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately preceding Business Day.
Section 1.5.    Taxes; Regulatory Change.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding of Indemnified Taxes has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Taxes been made.
(b)    Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.
(c)    Indemnification by Borrower. Borrower shall indemnify each Lender, within ten (10)  Business Days  after receipt of written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

Exhibit 10.1
(e)    Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to Borrower upon the reasonable request of Borrower, executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Schedule K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled

Exhibit 10.1
foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S.  Tax Compliance Certificate substantially in the form of Schedule K-2 or Schedule K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S.  Tax Compliance Certificate substantially in the form of Schedule K-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

Exhibit 10.1
(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)    Survival. Each party’s obligations under Sections 1.5(a) through (f) shall survive any assignment of rights by, or the replacement of, a Lender, the expiration and termination of this Agreement and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(h)    Increased Costs. If, as a result of any Regulatory Change, any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, Lender or any holder of all or a portion of the Loan is imposed, modified or deemed applicable and the result is to increase the cost (excluding any (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, (C) Connection Income Taxes) to such Lender or such holder of making or holding the Loan, or to reduce the amount receivable by Lender or such holder hereunder in respect of any portion of the Loan by an amount deemed by Lender or such holder to be material (such increases in cost and reductions in amounts receivable, “Increased Costs”), then Borrower agrees that it will pay to Lender or such holder within ten (10) Business Days after receipt of Lender’s or such holder’s written request such additional amount or amounts as will compensate Lender and/or such holder for such Increased Costs to the extent that such Increased Costs are reasonably allocable to the Loan. Lender will notify Borrower in writing of any event occurring after the Closing Date that will entitle Lender or any holder of the Loan to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall fail to notify Borrower of any such event within nine (9) months following the end of the month during which

Exhibit 10.1
such event occurred, then Borrower’s liability for any amounts described in this Section incurred by such Lender as a result of such event shall be limited to those attributable to the period occurring subsequent to the date that is nine (9) months prior to the date upon which such Lender actually notified Borrower of the occurrence of such event. Notwithstanding the foregoing, in no event shall Borrower be required to compensate Lender or any holder of the Loan for any Excluded Taxes, whether or not attributable to payments made by Borrower. If a Lender requests compensation under this Section, Borrower may, by notice to Lender, require that such Lender furnish to Borrower a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof.
(i)    Designation of a Different Lending Office. If any Lender demands payment of Increased Costs, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 1.5(a) or (c), then such Lender shall (at the request of the Borrower) use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 1.5(a), (c) or 1.5(h), as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(j)    Prepayment Right. Notwithstanding anything herein, if Lender demands payment of Increased Costs, or Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 1.5(a) or (c), that are anticipated to exceed $10,000,000 in the aggregate over the term of the Loan, Borrower shall have the right to prepay the Loan in full without the obligation to pay the Spread Maintenance Premium on not less than sixty (60) days’ prior written notice instead of paying such Increased Costs or Indemnified Taxes or additional amounts; provided that if Borrower delivers a prepayment notice pursuant to this Section 1.5(j), Lender shall have the right to rescind such payment request within ten (10) Business Days thereafter. Any such prepayment shall be accompanied by all interest accrued on the amount prepaid, plus, if such prepayment is not made on a Payment Date, the amount of interest that would have accrued on the amount prepaid had the Loan remained outstanding through the end of the Interest Accrual Period in which such prepayment occurs, plus all other amounts then due under the Loan Documents.
Section 1.6.    Interest Rate Cap Agreements.
(a)    On or prior to the Closing Date, Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Cap Agreement, which shall be coterminous with the initial term of the Loan and have a notional amount equal to the Loan Amount. The initial Interest Rate Cap Agreement shall have a strike rate equal to or less than the Initial Term Strike Rate (or if the Alternate Strike Rate Condition has been satisfied, the Alternate Strike Rate).

Exhibit 10.1
(b)    If Borrower exercises any of its options to extend the term of the Loan pursuant to Section 1.1(d), then on or prior to the commencement of the applicable Extension Term, Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Cap Agreement having (i) a term coterminous with such Extension Term, (ii) a notional amount at least equal to the Principal Indebtedness as of the first day of such Extension Term, and (iii) a strike rate equal to or less than the Extension Term Strike Rate or if the Alternate Strike Rate Condition has been satisfied, the Alternate Strike Rate) (the “Replacement Interest Rate Cap Agreement”).
(c)    Borrower shall collaterally assign to Lender pursuant to an Assignment of Interest Rate Cap Agreement all of its right, title and interest in any and all payments under each Interest Rate Cap Agreement and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and obtain the consent of the Acceptable Counterparty to such collateral assignment (as evidenced by the Acceptable Counterparty’s execution of such Assignment of Interest Rate Cap Agreement). For the avoidance of doubt, provided that it is not prohibited under the Interest Rate Cap Agreement, Borrower may assign the Interest Rate Cap Agreement to another individual Borrower so long as such individual Borrower delivers an executed counterpart to the Assignment of the Interest Rate Cap Agreement.
(d)    Borrower shall comply in all material respects with all of its material obligations under the terms and provisions of each Interest Rate Cap Agreement. All amounts paid under an Interest Rate Cap Agreement shall be deposited directly into the Lockbox Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in a commercially reasonable manner in the event of a default by the counterparty thereunder and shall not materially waive, amend or otherwise modify any of its material rights thereunder without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed.
(e)    If, at any time during the term of the Loan, the counterparty to the Interest Rate Cap Agreement then in effect ceases to be an Acceptable Counterparty and thereafter fails to abide by the requirements set forth in such Interest Rate Cap Agreement with respect to ratings downgrades, then Borrower shall promptly obtain a replacement Interest Rate Cap Agreement satisfying the requirements set forth in paragraph (a) or (b) above, as applicable, with a counterparty that is an Acceptable Counterparty.
(f)    At Closing and at any time that Borrower obtains a replacement Interest Rate Cap Agreement pursuant to this Section (including a Replacement Interest Rate Cap Agreement), Borrower shall cause to be delivered to Lender customary (for such Acceptable Counterparty) legal opinion(s) from counsel to the applicable Acceptable Counterparty (which counsel may be internal counsel) in form and substance reasonably satisfactory to Lender.
(g)    Promptly following the occurrence of a Benchmark Replacement Date, Borrower shall obtain, and thereafter maintain in effect, an Interest Rate Cap Agreement that hedges against increases in the Unadjusted Benchmark Replacement, having (i) a strike rate that is equal to or less than the Applicable Strike Rate, determined as of the Benchmark Replacement Date, (ii) a term through the end of the Interest Accrual Period containing the then applicable Maturity Date, and (iii) a notional amount at least equal to the Principal Indebtedness. If such an

Exhibit 10.1
Interest Rate Cap Agreement is not then commercially available, then Borrower may propose for Lender’s reasonable approval an alternative hedging instrument that would afford Lender substantially equivalent protection from increases in the interest rate; provided, however, that if Lender rejects Borrower’s proposal, then Lender will reasonably direct the alternative and Borrower shall comply with such directive.
Section 1.7.    Release. Upon payment of the Indebtedness in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender, which, at Borrower’s election and at Borrower’s sole cost and expense, either (a) release and discharge all Liens on all Collateral securing payment of the Indebtedness (subject to Borrower’s obligation to pay any associated costs and expenses), including all balances in the Collateral Accounts; or (b) assign such Liens (and the Loan Documents) to a new lender designated by Borrower. Any release or assignment provided by Lender pursuant to this Section shall be without recourse, representation or warranty of any kind (other than that it is the holder of such Mortgage and/or Note and such Mortgage and/or Note is not presently assigned, pledged or otherwise encumbered).
ARTICLE II

VOLUNTARY PREPAYMENT AND ASSUMPTION
Section 2.1.    Voluntary Prepayment.
(a)    Borrower shall have the right, at its option, upon thirty (30) days’ prior written notice to Lender, to prepay the Loan in whole or in part at any time, provided that if such prepayment is made prior to the Spread Maintenance End Date, Borrower shall pay to Lender simultaneously with such prepayment, without duplication of any interest otherwise payable by Borrower, the applicable Spread Maintenance Premium. Each such prepayment that is made on a Payment Date shall be accompanied by all interest that would otherwise have been due on such Payment Date had the prepayment not occurred, and each such prepayment that is not made on a Payment Date shall be accompanied by all interest that would have been due on the next succeeding Payment Date had the prepayment not occurred (with mutually acceptable escrow and true-up arrangements if such amount is not yet known because the applicable Interest Determination Date has not yet occurred). Following any such prepayment, Borrower may release or transfer, free and clear of the Lien of the Loan Documents, a portion of the notional amount of the Interest Rate Cap Agreement equal to the amount of such prepayment. Any partial prepayment shall be applied to the last payments of principal due under the Loan. Borrower’s notice of prepayment shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded with one (1) Business Day written notice to Lender (subject to payment of any reasonable out-of-pocket costs and expenses resulting from such rescission).
(b)    If the Note has been Componentized, all prepayments of the Loan shall be applied to the Notes or Note Components in the sequence set forth in the Componentization Notice, subject to the terms and conditions of Section 1.1(c).
Section 2.2.    Property Releases.

Exhibit 10.1
(a)    Provided no Event of Default is then continuing (subject to Section 2.2(b) with respect to Ground Lease/Default Releases) and all amounts then due and owing to Lender have been paid in full, Borrower shall have the right, at its option, on not less than ten (10) Business Days’ prior written notice to Lender, to obtain the release of one or more of the Properties from the Liens of the Loan Documents in connection with a Third Party Sale, provided that the following conditions shall have been satisfied:
(i)    Borrower shall prepay the Loan, in accordance with Section 2.1, in an amount equal to the applicable Release Price, which prepayment shall be accompanied by the other amounts specified in Section 2.1.
(ii)    Unless the Loan is repaid in full, the Debt Yield for the Test Period then most recently ended, recalculated to include only the income and expense attributable to the Properties remaining after the contemplated release and to reflect the resulting reduced Principal Indebtedness, shall be no less than the Debt Yield Threshold (the “Release Debt Yield Condition”). Borrower shall be permitted to satisfy the Release Debt Yield Condition by either (1) making a prepayment of the Loan in accordance with Section 2.1 in an amount that when subtracted from the Principal Indebtedness for purposes of calculating Debt Yield would result in a Debt Yield that satisfies the Release Debt Yield Condition, together with all of the other amounts required pursuant to Section 2.1(a) or (2) delivering to Lender, as additional Collateral, cash and/or, subject to the Affiliate Support Limit, a Letter of Credit in an amount that when subtracted from the Principal Indebtedness for purposes of calculating Debt Yield would result in a Debt Yield that satisfies the Release Debt Yield Condition, or (3) combining a prepayment as set forth in clause (1) above with cash collateral and/or a Letter of Credit as set forth in clause (2) above in the aggregate amount would result in a Debt Yield that satisfies the Release Debt Yield Condition. Provided that no Event of Default is then continuing, following written request from Borrower, Lender shall return such cash collateral or Letter of Credit upon the conclusion of the second of any two consecutive Fiscal Quarters if Debt Yield, determined as of the first day of the next succeeding Fiscal Quarter, satisfies the Release Debt Yield Condition, in each case without reducing the Principal Indebtedness by the amount of such cash collateral and/or Letter of Credit for purposes of calculating Debt Yield.
(iii)    The released Property shall be conveyed (y) by deed or (z) indirectly by transferring the common equity interests of any Borrower (or any direct or indirect equity owner thereof) which directly or indirectly owns the Released Property and no other Property, in a manner that would satisfy the requirements for a Third Party Sale.
(iv)    If the Loan has been securitized in a REMIC, then after giving effect to the release of the Property or Properties, the Lender 80% Determination shall have been satisfied or, if the same is not so satisfied, then Borrower shall have prepaid the Loan in an amount equal to the least of (x) the fair market value of the Property or Properties so released (as established by Borrower to Lender’s reasonable satisfaction

Exhibit 10.1
using any commercially reasonable method permitted to a REMIC (which may include (i) an existing appraisal if such release occurs within twenty-four (24) months of the appraisal date, (ii) a new appraisal, (iii) a broker’s price opinion or (iv) other written determination of value using a commercially reasonable valuation method) and excluding the value attributable to any property that is not an interest in real property within the meaning of Section 860(G)(a)(3)(A) of the Code), (y) the amount necessary to obtain a Lender 80% Determination, and (z) the Net Sales Proceeds of an arms’ length-sale of the released Property at the time of release, unless Lender receives an opinion of counsel that, if this clause (iv) is not followed or is no longer applicable, that any REMIC trust formed pursuant to a Securitization will not fail to maintain its status as a REMIC as a result of such release.
(v)    [intentionally omitted.]
(vi)    Upon request from Lender, Borrower shall have delivered to Lender an Officer’s Certificate confirming Borrower’s calculation of the applicable Release Price, the Debt Yield Threshold, and the recalculated Debt Yield described in clause (ii).
(vii)    Borrower shall have paid to Lender a non-refundable release fee equal to the then current and customary fee being assessed by Lender or Servicer for such releases in an amount not to exceed (A) $5,000 in the aggregate with respect to a coordinated release of one or more Properties (simultaneously or on or about the same date) with respect to no more than four Properties and (B) $20,000 in the aggregate with respect to a coordinated release (simultaneously or on or about the same date) of Properties with respect to five or more Properties.
(viii)    Borrower shall reimburse Lender for any actual out-of-pocket costs and expenses incurred by Lender in connection with this Section 2.2 (including the reasonable out-of-pocket fees and expenses of legal counsel and the reasonable out-of-pocket expenses of the Servicer, but no fee shall be charged by Lender or Servicer except for the release fee described herein).
(b)    In the event that (i) an individual Property subject to a Ground Lease is subject to a default under the applicable Ground Lease or (ii) (x) a Default or Event of Default is continuing with respect to an individual Property and either (y) (1) Borrower has demonstrated in good faith to Lender, to the extent the applicable Default or Event of Default is curable, that it has in good faith pursued a cure of the applicable Default or Event of Default (which cure shall not require any shareholder, partner or member of Borrower (including Sponsor) to make any capital contribution to Borrower to effectuate such cure or impose any obligation on Borrower, any shareholder, partner or member of Borrower (including Sponsor) to use operating income or rents from any Property other than the individual Property that is subject to the applicable Default or Event of Default to effectuate such cure) or (2) the applicable Default or Event of Default relates solely to an environmental condition at the applicable Property, then provided no Event of Default is then continuing (other than an Event of Default satisfying the foregoing clause (ii)) and all amounts then due and owing to Lender have been paid in full, Borrower shall

Exhibit 10.1
have the right, at its option, on not less than thirty (30) days’ prior written notice to Lender, to obtain the release of the affected Property from the Liens of the Loan Documents (a “Ground Lease/Default Release”), provided that the conditions set forth in Section 2.2(a)(i) and (iii) through (viii) shall have been satisfied. Any Default or Event of Default continuing with respect to an affected Property shall be deemed cured and no longer continuing upon the release of such affected Property in accordance with this Section 2.2(b).
(c)    Upon satisfaction of the requirements set forth in this Section, Lender will execute and deliver to Borrower such instruments, prepared by Borrower and reasonably approved by Lender, as shall be necessary to release the applicable Property from the Liens of the Loan Documents, and to release the applicable Borrower from all further liabilities and obligations under the Loan Documents (other than those expressly provided to survive repayment). Thereafter the “Borrower” hereunder shall exclude the individual Borrower that owned the released Property and the “Properties” hereunder shall exclude the released Property.
(d)    Upon the request of Borrower in connection with the release of any individual Property or in connection with a release pursuant to the provisions of this Agreement, Lender agrees to cooperate, at Borrower’s sole cost and expense (including Lender’s reasonable actually incurred attorneys’ fees and out-of-pocket disbursements), to provide a partial or full assignment of the Mortgage and/or assignment or partial assignment of the Note with respect to such released Property without representation or warranty (other than that it is the holder of such Mortgage and/or Note and such Mortgage and/or Note is not presently assigned, pledged or otherwise encumbered) and without recourse in lieu of the release.
Section 2.3.    Assumption. From and after the first anniversary of the Closing Date, Borrower (including any successor Borrower) shall have the right to contemporaneously Transfer all of the Collateral to a Successor Borrower that will assume all of the obligations of Borrower hereunder and under the other Loan Documents (an “Assumption”), provided no Event of Default or monetary Default is then continuing or would result therefrom, and the following conditions are met to the reasonable satisfaction of Lender:
(i)    Such Successor Borrower shall have executed and delivered to Lender an assumption agreement (including an assumption of each Mortgage in recordable form, if requested by Lender), in form and substance reasonably acceptable to Lender, evidencing its agreement to abide and be bound by the terms of the Loan Documents from and after the date of assumption, and containing representations substantially equivalent to those contained in Article IV (recast, as necessary, such that representations that specifically relate to Closing Date are remade as of the date of such Assumption), together with an updated Exception Report that does not disclose exceptions that individually or in the aggregate have an Individual Material Adverse Effect. For avoidance of doubt, such assumption agreement shall not require any paydown, new or altered cash management or escrow provisions, new recourse carveouts or any other new or different loan terms, but rather shall evidence the Successor Borrower’s assumption of the unmodified terms hereof, from and after the date of

Exhibit 10.1
assumption, with only such changes as are reasonably requested by the Successor Borrower to reflect its organizational structure.
(ii)    Such Uniform Commercial Code financing statements as may be reasonably requested by Lender shall be filed.
(iii)    A Replacement Guarantor or other Person satisfactory to Lender in its reasonable discretion assumes all obligations, liabilities, guarantees and indemnities of Guarantor under the Guarantor Documents pursuant to documentation reasonably satisfactory to Lender or delivered to Lender fully executed replacement Guarantor Documents in substantially the same form and substance as the existing Guarantor Documents and in the case of the Guaranty, with respect to obligations first arising from and after the date of such assumption (and upon such assumption or replacement by such Person, the existing Guarantor shall be released on a forward-looking basis from such obligations, liabilities, guarantees and indemnities).
(iv)    Such Successor Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender that are substantially equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions that are reasonably satisfactory to Lender; and Borrower and the Successor Borrower shall have delivered such other documents, certificates and legal opinions, including relating to REMIC or grantor trust matters, as applicable, as Lender shall reasonably request.
(v)    Such Successor Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Successor Borrower and the due authorization of the Successor Borrower to assume the Loan and to execute and deliver the documents described in this Section, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Successor Borrower, together with all amendments thereto, and certificates of good standing or existence for the Successor Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register.
(vi)    The Title Insurance Policies shall have been properly endorsed or replaced to reflect the Transfer of the Properties to the Successor Borrower.
(vii)    The Rating Condition shall have been satisfied.
(viii)    Lender’s standard “know-your-customer” requirements shall have been satisfied with respect to any Person that Controls the Successor Borrower or that holds the KYC Threshold or more of the direct or indirect equity interests in the Successor Borrower or in any Person that Controls the Successor Borrower, provided that the foregoing shall not apply to any Public Vehicle and/or the direct and/or indirect owners thereof. Lender shall use diligent and commercially reasonable efforts to

Exhibit 10.1
complete its “know your customer” diligence within thirty (30) days after receiving the information necessary to do so.
(ix)    Borrower shall have paid to Lender a non-refundable assumption fee in an amount equal to 0.5% of the Principal Indebtedness. Lender shall not be permitted to charge a fee in excess of the foregoing amount, but shall be permitted to charge a non-refundable processing fee of up to $10,000 as a condition to evaluating a proposed Assumption (which processing fee shall be credited toward the foregoing assumption fee if the Assumption occurs).
(x)    Borrower shall have reimbursed Lender for its reasonable out-of-pocket costs and expenses, including amounts actually owed to Rating Agencies (but no fee shall be charged by Lender or any Servicer except for the assumption fee described herein).
Section 2.4.    Transfers of Equity Interests in Borrower. Except as otherwise expressly permitted hereunder, no direct or indirect equity interests in Borrower shall be conveyed or otherwise transferred to any Person unless the following conditions are satisfied:
(i)    With respect to any Person that, as a result of such transfer, will Control Borrower or will hold at least the KYC Percentage, of the direct or indirect interest in Borrower, where such Person did not Control Borrower or hold at least the KYC Percentage of the direct or indirect interest in any Borrower prior to such transfer (other than any Person that was formed within thirty (30) days prior to such transfer and does not have any ownership interests other than its interest in Borrower and Borrower delivers an updated organizational chart and certificate affirming continued compliance by Borrower of Section 4.39), Lender’s standard “know-your-customer” requirements shall have been satisfied; provided that the foregoing shall not apply to any Public Vehicle and/or the direct and/or indirect owners thereof. Lender shall use diligent and commercially reasonable efforts to complete its “know your customer” diligence within ten (10) Business Days after receiving the information necessary to do so.
(ii)    No Prohibited Change of Control, Prohibited Equity Pledge or Prohibited Preferred Equity shall occur or exist as a result thereof.
(iii)     If any such conveyance or transfer results in Borrower ceasing to be Ownership Controlled by Sponsor (and in connection with each subsequent conveyance or transfer that again changes the identity of the Qualified Equityholder that Ownership Controls Borrower), then each of the following conditions shall be satisfied: (1) Borrower shall have paid to Lender an assumption fee in the amount specified in Section 2.3, as if such conveyance or transfer were an Assumption, and (2) a Replacement Guarantor or other Person satisfactory to Lender in its reasonable discretion shall have assumed all obligations, liabilities, guarantees and indemnities of Sponsor and any other guarantor under the Guarantor Documents pursuant to documentation reasonably satisfactory to Lender or delivered to Lender fully executed replacement Guarantor Documents in substantially the same form and substance as the existing

Exhibit 10.1
Guarantor Documents and in the case of the Guaranty, with respect to obligations first arising from and after the date of such assumption (and upon such assumption or replacement by such Person, the existing Guarantor shall be released on a forward-looking basis from such obligations, liabilities, guarantees and indemnities).
(iv)    If such conveyance or transfer results in any Person acquiring more than 49% of the direct or indirect equity interest in any Required SPE (even if not constituting a Prohibited Change of Control), Borrower shall have delivered to Lender with respect to such Person a new nonconsolidation opinion that in Lender’s reasonable judgment satisfies the then-current criteria of the Rating Agencies (and, to the extent that the criteria of the Rating Agencies has not changed in any material respect since the Closing Date, Lender’s approval of any such nonconsolidation opinion that is in substantially the form of the Nonconsolidation Opinion shall not be unreasonably withheld, delayed or conditioned and such approval shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto).
(v)    Borrower shall have reimbursed Lender for its reasonable out-of-pocket costs and expenses, including amounts actually owed to the Rating Agencies (but no fee shall be charged by Lender or any Servicer except for the transfer fee described herein, if applicable).
(vi)    Lender shall have received ten (10) days’ advance written notice of any conveyance or transfer of at least the KYC Percentage of the direct or indirect equity interests in, or Control of, Borrower or for which a new nonconsolidation opinion is required under clause (iv) above, provided that the foregoing shall not apply to any Public Vehicle and/or the direct and/or indirect owners thereof.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the following shall be permitted Transfers and shall not constitute a Prohibited Change of Control for any purpose under the Loan Documents: (w) any Transfer of and/or in an Excluded Entity, (x) any issuance or Transfer of Publicly Traded Shares in a Public Vehicle or of any direct or indirect equity interest of any Person whose only equity interest in Borrower consists of publicly traded shares in a Public Vehicle, (y) Lender (or its nominee, servicer or designee) or a transferee takes actual control or possession of the Property, including, without limitation, through the appointment of a receiver, a foreclosure or deed in lieu thereof, or any other taking of title to or control of all or a portion of the Property or other exercise of remedies by Lender under the Loan Documents, and/or (z) any lender under a mezzanine loan entered into pursuant to this Agreement or its nominee or designee or a transferee (i) acquiring title to the equity collateral pledged to such lender under a mezzanine loan entered into pursuant to this Agreement in accordance with the terms of in accordance with the terms of its intercreditor agreement with Lender (and notwithstanding anything to the contrary contained herein or in any other Loan Document such an acquisition, even if in violation of the terms of such intercreditor agreement, will in no event constitute a Transfer for purposes of Section 8.19) or (ii) actually controlling Borrower pursuant to an exercise of remedies by such lender, including, without limitation,

Exhibit 10.1
through any right to vote any pledged securities or any right to replace officers and directors of Borrower or the appointment of a receiver.
Section 2.5.    Immaterial Transfers. Borrower may, without the consent of Lender, (a) Transfer immaterial portions of any one or more individual Properties, including, without limitation, to Governmental Authorities for dedication or public use or in connection with a Condemnation proceeding, or to third parties for private use as roadways or for access, ingress or egress, or (b) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business (or otherwise in connection with a Condemnation proceeding) for use, access, parking, water and sewer lines, telephone and telegraph lines, gas or electric lines, telecommunications leases, fiber optic lines and other utilities; provided that no such grant, conveyance or encumbrance shall impair in any material respect the utility and operation of the affected individual Property (each such Transfer or grant, an “Immaterial Transfer”). In connection with any Immaterial Transfer, if requested by Borrower, Lender shall, at Borrower’s sole cost and expense, execute and deliver any instrument necessary or reasonably appropriate evidencing its consent to such Immaterial Transfer (and, in the case of any such Transfer as described in the preceding clause (a) a release of such portion of the individual Property from the Lien of the applicable Mortgage and, in the case of any easement, covenant, reservation or right-of-way as described in the preceding clause (b), the subordination of the Lien of the Mortgage encumbering the affected individual Property to such easement, covenant, reservation or right-of-way), in each case, in the form reasonably acceptable to Lender, provided that the following conditions are satisfied (and without satisfaction of any other condition):
(i)    Borrower shall have delivered to Lender not less than ten (10) days prior to the date of the proposed Immaterial Transfer written notice thereof together with (A) a copy of the easement, covenant, reservation, right of way or other transfer document and (B) an Officer’s Certificate reasonably stating (1) with respect to any Transfer as described in the clause (a) above, the consideration, if any, being paid for the Transfer and (2) that such Transfer, easement, covenant, reservation or right of way does impair in any material respect the utility and operation of the affected individual Property;
(ii)    If the Loan has been securitized in a REMIC, then after giving effect to the release or encumbrance of the Property or Properties, the Lender 80% Determination shall have been satisfied or, if the same is not so satisfied, then Borrower shall have prepaid the Loan in an amount equal to the lesser of (x) the fair market value of the Property or Properties so released (as established by Borrower to Lender’s reasonable satisfaction using any commercially reasonable method permitted to a REMIC (which may include (i) an existing appraisal if such release occurs within twenty-four (24) months of the appraisal date, (ii) a new appraisal, (iii) a broker’s price opinion or (iv) other written determination of value using a commercially reasonable valuation method) and excluding the value attributable to any property that is not an interest in real property within the meaning of Section 860G(a)(3)(A) of the Code) and (y) the amount necessary to obtain a Lender 80% Determination.

Exhibit 10.1
(iii)    Borrower shall reimburse Lender for any actual out-of-pocket costs and expenses incurred by Lender in connection with Immaterial Transfer (including the reasonable fees and expenses of legal counsel, the reasonable out-of-pocket expenses of the Servicer and the current fee being assessed by the Servicer for such Immaterial Transfers in an amount not to exceed $5,000).
If Borrower shall receive any consideration in connection with an Immaterial Transfer, Borrower shall have the right to use any such consideration in connection with any Alterations performed in connection with such Immaterial Transfer; provided that, to the extent any such consideration is not used in connection with such Alterations (or any such consideration exceeds the amount required to perform such Alterations), Borrower shall promptly deposit the consideration or such excess amount, as the case may be, into the Lockbox Account.
ARTICLE III

ACCOUNTS
Section 3.1.    Cash Management Account.
(a)    On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Lockbox Bank one or more lockbox accounts into which income from the Properties will be deposited (the “Lockbox Account”). Borrower shall cause the Lockbox Bank to execute and deliver an agreement (as modified or replaced in accordance herewith, individually and/or collectively as the context may require, a “Deposit Account Control Agreement”) which provides, inter alia, that Borrower shall have no access to funds in the Lockbox Account and that at the end of each Business Day the Lockbox Bank will remit all amounts in excess of $5,000 per Lockbox Account contained therein directly into an account specified by Lender. So long as no Trigger Period or Event of Default is continuing, Lender shall specify the Operating Account for such remittance by the Lockbox Bank, and during the continuance of a Trigger Period or Event of Default Lender shall specify Lender’s cash management account (the “Cash Management Account”) for such remittance by the Lockbox Bank.
(b)    Within five Business Days following the Closing Date, Borrower shall deliver to each Tenant in each Property a written notice (a “Tenant Notice”) in the form of Schedule H. instructing that (i) all payments under its Lease shall thereafter be remitted directly to, and deposited directly into, the Lockbox Account, and (ii) such instruction may not be rescinded unless and until such Tenant receives from Borrower or Lender a copy of Lender’s written consent to such rescission. Borrower shall thereafter deliver Tenant Notices to each new Tenant and shall redeliver such notices to each Tenant as required to cause compliance therewith. Borrower shall cause all cash Revenues and all other money received by Borrower or the Approved Property Manager (other than tenant security deposits required to be held in escrow accounts) to be deposited in the Lockbox Account or the Cash Management Account by the end of the third Business Day following Borrower’s or the Approved Property Manager’s receipt thereof. Borrower shall send a copy of each Tenant Notice to Lender within reasonable period after receipt of Lender’s written request.

Exhibit 10.1
(c)    Lender shall have the right at any time and from time to time in its sole discretion to change the Eligible Institution at which any one or more of the Collateral Accounts (other than the Lockbox Account) is maintained (and in the case of any such change in respect of the Cash Management Account, Lender shall deliver not less than five (5) Business Days’ prior written notice to Borrower and the Lockbox Bank). In addition, (i) during the continuance of an Event of Default, Lender, or (ii) if the Lockbox Bank fails to comply with the Deposit Account Control Agreement or ceases to be an Eligible Institution, Borrower or Lender (subject to the approval of the other Party, not to be unreasonably withheld, conditioned or delayed) shall have the right at any time, upon not less than thirty (30) days’ prior written notice to the other party, to replace the Lockbox Bank with any Eligible Institution at which Eligible Accounts may be maintained that will promptly execute and deliver to Lender a Deposit Account Control Agreement reasonably satisfactory to Lender and if no Event of Default is continuing, Borrower.
(d)    Borrower shall maintain at all times an Operating Account into which amounts may be deposited from time to time pursuant hereto. Borrower shall not permit any amounts unrelated to a Property to be commingled with amounts on deposit in the Operating Account and shall cause all amounts payable with respect to Operating Expenses for the Properties to be paid from the Operating Account or the Cash Management Account (to the extent required or permitted hereunder) and no other account. During the continuance of a Trigger Period, Borrower shall deliver to Lender each month the monthly bank statement related to such Operating Account. So long as no Event of Default is continuing (subject to Section 3.12(c)) and, if any to the extent Lender do elects in its sole discretion, during the continuance of an Event of Default until the Loan has been accelerated), Borrower shall be permitted to withdraw amounts from the Operating Account for the purpose of paying bona fide Property expenses incurred in accordance with this Agreement; and provided no Event of Default or Trigger Period is continuing, Borrower shall be permitted to make equity distributions from amounts remaining therein after all Property expenses that are then due and payable have been paid. During the continuance of an Event of Default or Trigger Period, provided no Priority Payment Cessation Event has occurred, Borrower shall be permitted to make distributions from the Operating Account solely for paying Required REIT Distributions; and Borrower shall not be permitted to make any distributions from the Operating Account following a Priority Payment Cessation Event.
Section 3.2.    Distributions from Cash Management Account.
(a)    On each Payment Date during a Trigger Period, provided no Event of Default is continuing (subject to Section 3.12(c)) and, if and to the extent Lender so elects in its sole discretion, during the continuance of an Event of Default until the Loan has been accelerated), Lender shall transfer amounts from the Cash Management Account, to the extent available therein, to make the following payments in the following order of priority:
(i)    to the Basic Carrying Cost Account, the amounts then required to be deposited therein pursuant to Section 3.4;
(ii)     to the Operating Account, an amount equal to the Budgeted Operating Expenses for the month in which such Payment Date occurs, provided that the

Exhibit 10.1
amounts disbursed to such account pursuant to this clause (ii) shall be used by Borrower solely to pay Budgeted Operating Expenses for such month (Borrower agreeing that, in the event that such Budgeted Operating Expenses exceed the actual operating expenses for such month, such excess amounts shall be remitted by Borrower to the Cash Management Account prior to the next succeeding Payment Date) and provided further that no amounts will be disbursed to the Operating Account in respect of the fees of the Approved Property Manager to the extent such fees exceed the Maximum Management Fee (provided that the fees of the Approved Property Manager with respect to an individual Property may exceed the Maximum Management Fee for such Property so long as (x) the applicable Approved Property Manager is not affiliated with Borrower, Guarantor or their respective affiliates, (y) the applicable Approved Management Agreement is terminable by Borrower without cause upon thirty (30) days’ notice or less without payment of a termination fee or penalty and (z) the fees of the Approved Property Manager do not exceed the Maximum Management Fee with respect to the Properties in the aggregate);
    (iii)    to Lender, the amount of all scheduled or delinquent interest and principal on the Loan and all other amounts then due and payable under the Loan Documents (with any amounts in respect of principal paid last);
(iv)    during the continuance of a Major Tenant Event Trigger Period (provided no other Trigger Period is then continuing), all remaining amounts to the Major Tenant Reserve Account if and to the extent the amount contained therein is less than the Major Tenant Threshold Amount;
(v)    to the TI/LC Account, the amount, if any, required to be deposited therein pursuant to Section 3.5; and
(vi)    during the continuance of a Trigger Period (other than a Major Tenant Event Trigger Period) or Event of Default, all remaining amounts to the Excess Cash Flow Reserve Account.
(b)    If on any Payment Date during a Trigger Period the amount in the Cash Management Account is insufficient to make all of the transfers described above, then Borrower shall remit to the Cash Management Account on such Payment Date the amount of such deficiency; provided, however notwithstanding anything to the contrary contained herein, no such deficiency shall be required to be deposited into the Major Tenant Reserve Account or the Excess Cash Flow Reserve Account, or during the continuance of a Major Tenant Event Trigger Period, into the TI/LC Account. If Borrower fails to remit such amount to the Cash Management Account, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.12(c).
Section 3.3.    Loss Proceeds Account.

Exhibit 10.1
(a)    Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of depositing any Loss Proceeds (the “Loss Proceeds Account”).
(b)    Provided no Event of Default is continuing, funds in the Loss Proceeds Account shall be applied in accordance with Section 5.16.
Section 3.4.    Basic Carrying Cost Account.
(a)    Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts payable by Borrower in respect of Property Taxes, Ground Rents and insurance premiums (the “Basic Carrying Cost Account”).
(b)    On the first Payment Date following the commencement of a Trigger Period, Borrower shall remit to Lender, for deposit into the Basic Carrying Cost Account, an amount equal to the sum of (i) an amount sufficient to pay all Property Taxes by the 10th day prior to the date they become delinquent, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual Property Taxes, plus (ii) an amount sufficient to pay all Ground Rents by the 10th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual Ground Rents, plus (iii) subject to Section 3.4(e), an amount sufficient to pay all insurance premiums for Policies required hereunder by the 10th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual insurance premiums (for the avoidance of doubt, such deposits shall not be required for insurance policies that are not required hereunder).
(c)    On each subsequent Payment Date during a Trigger Period, Borrower shall remit to Lender, for deposit into the Basic Carrying Cost Account, an amount equal to the sum of:
(A)    1/12 of the Property Taxes that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing twelve (12) months, plus
(B)    1/12 of the Ground Rents that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing twelve (12) months, plus
(C)    subject to Section 3.4(e), 1/12 of the insurance premiums for Policies required hereunder that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months (for the avoidance of doubt, such deposits shall not be required for insurance policies that are not required hereunder);
provided, however, that if at any time Lender reasonably determines that the amount in the Basic Carrying Cost Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions of this Agreement) the full amount of all

Exhibit 10.1
installments of Property Taxes, Ground Rents and insurance premiums by the date on which such amounts come due, then Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to the Basic Carrying Cost Account by the amount that Lender reasonably estimates is sufficient to achieve such accumulation.
(d)    To the extent amounts are to be disbursed from the Basic Carrying Cost Account, Borrower shall provide Lender with copies of all Property Tax, Ground Rents and insurance bills relating to each Property promptly after Borrower’s receipt thereof. Lender will apply amounts in the Basic Carrying Cost Account toward the purposes for which such amounts are deposited therein. In connection with the making of any payment from the Basic Carrying Cost Account, Lender may cause such payment to be made according to any bill, statement or estimate provided by Borrower or procured from the appropriate public office, ground lessor or insurance carrier, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written advance notice by Borrower of such inaccuracy, invalidity or other contest.
(e)    Borrower shall not be required to reserve any amounts for payment of insurance premiums as otherwise required by this Section for so long as (i) Borrower shall have provided Lender with reasonable evidence that insurance satisfying the requirements set forth in Section 5.15 has been obtained under a blanket policy of insurance and thereafter provides Lender with reasonable evidence of the payment of premiums in respect thereof at least ten (10) days prior to the date on which such payment would become delinquent and (ii) no Event of Default is continuing. During the continuance of an Event of Default or at any time that Borrower shall have failed to deliver to Lender the evidence required by the immediately preceding sentence, amounts in respect of insurance premiums shall be reserved in accordance with this Section.
(f)    Provided no Event of Default is continuing, upon request of Borrower following the consummation of a Property Release, amounts then remaining in the Basic Carrying Cost Account with respect to Property Taxes, Ground Rents or insurance premiums that apply only to the individual Properties subject to the applicable Property Release shall promptly be remitted to the Operating Account.
Section 3.5.    TI/LC Account.
(a)    Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts in respect of Tenant Improvements and Leasing Commissions (the “TI/LC Account”).
(b)    On each Payment Date, Borrower shall remit to Lender, for deposit into the TI/LC Account, an amount equal to the Monthly TI/LC Amount; provided, that if as of any Payment Date, the Borrower Out-of-Pocket Funded TI/LC Amount is greater than Zero Dollars ($0.00), then the amount of the Monthly TI/LC Amount for such Payment Date shall be reduced dollar-for-dollar in an amount equal to the lesser of (i) the Monthly TI/LC Amount and (ii) the Borrower Out-of-Pocket Funded TI/LC Amount. Following each respective Payment Date, such

Exhibit 10.1
reductions made to the Monthly TI/LC Amount shall reduce the amount of the Borrower Out-of-Pocket Funded TI/LC Amount by the same amount.
(c)    Provided no Event of Default is continuing, Lender shall disburse funds from the TI/LC Account to the Operating Account up to one time per calendar month to pay for or reimburse Borrower for Leasing Commissions and Tenant Improvement costs incurred by Borrower in connection with a new Lease (or Lease extension) entered into in accordance herewith, in each case within ten (10) Business Days following receipt from Borrower of a Disbursement Request with respect thereto; provided, that if such Tenant Improvement costs are Anticipated Tenant Improvements, such disbursement shall be made following the execution of the Lease for the vacant space in which such Anticipated Tenant Improvements were performed and the amount reimbursed to Borrower shall not exceed $150 per square foot. For the avoidance of doubt, to the extent the Leasing Commissions and Tenant Improvement costs incurred with respect to leasing any Major Tenant Space exceeds the amounts on deposit in the Major Tenant Reserve Account that are available to be utilized for such purposes, Borrower shall have the right to disbursement of funds from the TI/LC Account with respect to such excess amounts to the extent it otherwise satisfies this Section 3.5(c).
(d)    Without duplication of Section 3.6(a), whenever a Lease other than a Lease with a Major Tenant is terminated in whole or in part, whether by buy-out, cancellation, default, rejection or otherwise, or the Tenant thereunder defaults, and in any such case Borrower receives or is permitted to retain any payment, fee, damages, forfeited security deposit, or proceeds of any bond or letter of credit given as security, in each case, in excess of $250,000 with respect to a single Lease (collectively, “Termination Proceeds”), except for any Termination Proceeds received in connection with a release of a Property pursuant to Section 2.2, Borrower shall promptly remit such Termination Proceeds to Lender for deposit into the TI/LC Account. Provided no Event of Default is continuing, (i) Lender shall disburse such Termination Proceeds or portion thereof to the Operating Account at the written request of Borrower in respect of Leasing Commissions and Tenant Improvement costs incurred by Borrower in connection with a replacement Lease entered into in accordance with the terms of this Agreement in respect of the space covered by such terminated Lease, subject to satisfaction of the requirements specified in clause (c) above, and (ii) unless a Trigger Period is continuing, the remainder of such Termination Proceeds or portion thereof, if any, shall be remitted to the Lockbox Account after the space covered by such terminated Lease has been relet, the replacement Tenant is in occupancy and has commenced paying rent under the replacement Lease and all Leasing Commissions and Tenant Improvement costs relating to such space have been paid.
(e)    Provided no Event of Default is continuing, upon request of Borrower following the consummation of a Property Release, amounts then remaining in the TI/LC Account with respect to Termination Proceeds that apply only to the individual Properties subject to the applicable Property Release shall promptly be remitted to the Operating Account.
Section 3.6.    Major Tenant Reserve.

Exhibit 10.1
(a)    Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the deposit of amounts required to be deposited therein in accordance with Section 3.2(a) (the “Major Tenant Reserve Account”). Borrower shall also promptly remit any Termination Proceeds received with respect to the termination of a Lease with any Major Tenant to Lender for deposit into the Major Tenant Reserve Account, except for any such Termination Proceeds received in connection with a release of a Property pursuant to Section 2.2.
(b)    So long as no Event of Default is continuing, Borrower shall be entitled to disbursements from the Major Tenant Reserve Account in respect of Leasing Commissions and Tenant Improvement costs incurred by Borrower in connection with leasing any Major Tenant Space pursuant to one or more Qualifying Replacement Leases in an amount not to exceed the Major Tenant TI/LC Release Cap, in each case within ten (10) Business Days following receipt from Borrower of a Disbursement Request with respect thereto. If a Major Tenant TI/LC LCs has been deposited with Lender, following submission of any applicable Disbursement Request, Borrower may amend the face value of such Major Tenant TI/LC L/Cs or replace any one or more of such Major Tenant TI/LC L/Cs such that the face amount of all Major Tenant TI/LC L/Cs is equal to the amount that would otherwise be on deposit in the Major Tenant Reserve Account as of such date if no Major Tenant TI/LC L/Cs were delivered.
(c)    As a replacement for any deposit that may need to be made pursuant to clause (i)(y) of the definition of Major Tenant Event Trigger Period, Borrower may deliver to Lender one or more Letters of Credit with a face value in an amount not less than the amount that would otherwise be required to be deposited in the Major Tenant Reserve Account pursuant to Section 3.2 (individually and/or collectively as the context may require, an “Major Tenant TI/LC L/C”). Borrower shall give Lender no less than five (5) days’ revocable notice of Borrower’s election to deliver such Major Tenant TI/LC L/Cs and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith, if any. Borrower shall not be entitled to draw from any such Major Tenant TI/LC L/Cs.
(d)    Upon fifteen (15) days’ revocable notice to Lender, Borrower may replace one or more Major Tenant TI/LC L/Cs with a cash deposit to the Major Tenant Reserve Account pursuant to Section 3.6(c) in the amount that would otherwise be on deposit in the Major Tenant Reserve Account with respect to the applicable Lease as of such date had no Major Tenant TI/LC L/Cs been delivered and may also combine a deposit of cash collateral in the Major Tenant Reserve Account and/or one or more Major Tenant TI/LC L/Cs, provided that the aggregate amount of the cash amount deposited in the Major Tenant Reserve Account and the face value of the Major Tenant TI/LC L/Cs is the amount that would otherwise be on deposit in the Major Tenant Reserve Account with respect to such Lease as of such date if no Major Tenant TI/LC L/Cs were delivered. Prior to the return of all Major Tenant TI/LC L/Cs, Borrower shall deposit an amount equal to the amount that would be on deposit in the Major Tenant Reserve Account (in each case, excluding any interest that may have accrued) if such Major Tenant TI/LC L/Cs had not been delivered.
(e)    At such time as a Major Tenant Event Trigger Period is no longer in effect (and no other Trigger Period is then in effect), any amounts remaining on deposit in the Major

Exhibit 10.1
Tenant Reserve Account shall be remitted to the Operating Account or, if one or more Major Tenant TI/LC L/Cs is delivered to Lender, then such Major Tenant TI/LC L/Cs shall be returned to Borrower.
(f)    Provided no Event of Default is continuing, upon request of Borrower following the consummation of a Property Release, amounts then remaining in the Major Tenant Reserve Account with respect to a Major Tenant that apply only to the individual Properties subject to the applicable Property Release shall promptly be remitted to the Operating Account or, if one or more Major Tenant TI/LC L/Cs is delivered to Lender, then such Major Tenant TI/LC L/Cs shall be returned to Borrower.
(h)    If at any time there is on deposit in the Major Tenant Reserve Account an amount in excess of the Major Tenant Threshold Amount, provided no other Trigger Period is then in effect, such excess amount on deposit in the Major Tenant Reserve Account shall be remitted to the Operating Account.
Section 3.7.     Deferred Maintenance Account.
(a)    If the Deferred Maintenance Amount is greater than zero, Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts anticipated to be required to correct Deferred Maintenance Conditions (the “Deferred Maintenance Account”).
(b)    On the Closing Date, Borrower shall remit to Lender, for deposit into the Deferred Maintenance Account, an amount equal to the Deferred Maintenance Amount.
(c)    Provided no Event of Default is continuing, Lender shall disburse funds to the Operating Account from the Deferred Maintenance Account up to one time per calendar month to pay for or reimburse Borrower for costs and expenses incurred in order to correct Deferred Maintenance Conditions, in each case within ten (10) Business Days following receipt from Borrower of a Disbursement Request with respect thereto.
(d)    Provided no Event of Default is continuing, upon request of Borrower following the consummation of a Property Release, amounts then remaining in the Deferred Maintenance Account with respect to Deferred Maintenance Conditions that apply only to the individual Properties subject to the applicable Property Release shall promptly be remitted to the Operating Account.
(e)    Upon the correcting of all Deferred Maintenance Conditions and payment of all costs and expenses in respect thereof, provided no Event of Default or Trigger Period is then continuing, any amounts then remaining in the Deferred Maintenance Account shall promptly be remitted to the Operating Account and the Deferred Maintenance Account will no longer be maintained.
Section 3.8.    Unfunded Obligations Account.

Exhibit 10.1
(a)    If the Unfunded Obligations Amount is greater than zero, Lender shall maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving for Unfunded Obligations required to be funded by Borrower (the “Unfunded Obligations Account”).
(b)    On the Closing Date, Borrower shall remit to Lender, for deposit into the Unfunded Obligations Account, an amount equal to the Unfunded Obligations Amount (including, without duplication, the Riot Games Free Rent Amount). In addition, on the first Payment Date in each Fiscal Year following the Payment Date on which the amount of free rent is applied as set forth on Schedule D-2 under the heading “Riot Games Free Rent Schedule”, Borrower shall remit to Lender, for deposit into the Unfunded Obligations Account, an amount equal to the Riot Games Free Rent Amount.
(c)    Borrower shall perform its obligations in respect of the Unfunded Obligations when and as due under the respective Leases or other applicable agreements. Up to one time per calendar month, provided no Event of Default is continuing, Lender shall disburse funds from the Unfunded Obligations Account to the Operating Account to pay for or reimburse Borrower for costs and expenses incurred in the performance of Unfunded Obligations within ten (10) Business Days following receipt from Borrower of a Disbursement Request (or, in the case of any Free Rent/Gap Rent Obligations, whether or not Borrower makes a request, the amount of such free rent shall automatically be remitted into the Cash Management Account (or if no Trigger Period is ongoing, such amount shall be remitted to Borrower) as the same would have become due as rent in accordance with Schedule D-2), provided that Borrower shall deliver to Lender a Disbursement Request with respect thereto.
(d)    As a replacement for the payment made or to be made to the Unfunded Obligations Account as set forth in Section 3.8(b) (including on account of any Riot Games Free Rent Amount), Borrower may deliver to Lender one or more Letters of Credit with a face value in an amount not less than the Unfunded Obligations Amount (individually and/or collectively as the context may require, an “Unfunded Obligations L/C”). Borrower shall give Lender no less than five (5) days’ revocable notice of Borrower’s election to deliver such Unfunded Obligations L/Cs and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith, if any. Borrower shall not be entitled to draw from any such Unfunded Obligations L/Cs.
(e)    Upon fifteen (15) days’ revocable notice to Lender, Borrower may replace one or more Unfunded Obligations L/Cs with a cash deposit to the Unfunded Obligations Account pursuant to Section 3.8(d) in the amount that would otherwise be on deposit in the Unfunded Obligations Account as of such date had no Unfunded Obligations L/Cs been delivered and may also combine a deposit of cash collateral in the Unfunded Obligations Account and/or one or more Unfunded Obligations L/Cs, provided that the aggregate amount of the cash amount deposited in the Unfunded Obligations Account and the face value of the Unfunded Obligations L/Cs is the amount that would otherwise be on deposit in the Unfunded Obligations Account as of such date if no Unfunded Obligations L/Cs were delivered. Prior to the return of all Unfunded Obligations L/Cs, Borrower shall deposit an amount equal to the

Exhibit 10.1
amount that would be on deposit in the Unfunded Obligation Account (in each case, excluding any interest that may have accrued) if such Unfunded Obligations L/Cs had not been delivered.
(f)    A Letter of Credit delivered under this Agreement as a replacement for all or part of the deposit of the Unfunded Obligations Amount into the Unfunded Obligations Account shall be additional security for the payment of the Indebtedness. Upon the delivery to Lender of the Unfunded Obligations L/C such that the amount of cash on deposit in the Unfunded Obligations Account together with the face value of the Unfunded Obligations L/Cs is in an amount equal to the amount that would then be on deposit in the Unfunded Obligations Account, Lender shall remit to Borrower the excess amount remaining in the Unfunded Obligations Account.
(g)    Upon payment or performance in full, as applicable, of an Unfunded Obligation identified on any line on Schedule D-1 and delivery of a Disbursement Request (other than with respect to free rent or gap rent) in accordance with Section 3.8(c) above and provided no Event of Default is then continuing, then (A) to the extent funds are held in the Unfunded Obligations Account, the remainder of the portion of the Unfunded Obligations Account held for such line item (as shown adjacent to such line item on Schedule D-1) shall promptly be remitted to the Operating Account or (B) to the extent Borrower has delivered one or more Unfunded Obligations L/Cs as a replacement or supplement for the amounts held in the Unfunded Obligations Account, Borrower may amend the face value of such Unfunded Obligations L/Cs or replace any one or more of such Unfunded Obligations L/Cs such that the face amount of all Unfunded Obligations L/Cs is equal to the amount that would otherwise be on deposit in the Unfunded Obligations Account as of such date in accordance with clause (A) above; provided, that in each case, following any such disbursement and/or amendment in accordance with clauses (A) and (B) above, the aggregate amount of the cash amount deposited in the Unfunded Obligations Account and the face value of the Unfunded Obligations L/Cs is the amount that would otherwise be on deposit in the Unfunded Obligations Account as of such date if no Unfunded Obligations L/Cs were delivered.
(h)    Provided no Event of Default is continuing, upon request of Borrower following the consummation of a Property Release, (A) amounts then remaining in the Unfunded Obligations Account with respect to Unfunded Obligations identified on any line on Schedules D-1 and D-2 that apply only to the individual Properties subject to the applicable Property Release shall promptly be remitted to the Operating Account or (B) if Borrower has delivered one or more Unfunded Obligations L/Cs, Borrower may amend the face amount of one or more of such Unfunded Obligations L/Cs or replace one or more of such Unfunded Obligations L/Cs such that the face amount of the Unfunded Obligations L/Cs do not reflect the Unfunded Obligations identified on any line on Schedule D-1 and D-2 that apply only to the individual Properties subject to the applicable Property Release.
(i)    Upon the payment or performance in full of all Unfunded Obligations or receipt by Lender of reasonably satisfactory evidence that such Unfunded Obligations no longer exist, provided no Event of Default is then continuing, any amounts then remaining in the Unfunded Obligations Account shall promptly be remitted to the Operating Account or, if one or

Exhibit 10.1
more Unfunded Obligations L/Cs is delivered to Lender, then such Unfunded Obligations L/Cs shall be returned to Borrower, and the Unfunded Obligations Account will no longer be maintained.
Section 3.9.    Excess Cash Flow Reserve Account.
(a)    Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the deposit of amounts required to be deposited therein in accordance with Section 3.2(a) (the “Excess Cash Flow Reserve Account”).
(b)    During the continuance of a Trigger Period, so long as no Event of Default is continuing (and, in the case of clause (iv) of this paragraph, even during the continuance of an Event of Default, provided there is no Priority Payment Cessation Event), within three (3) Business Days of Borrower’s written request (accompanied by reasonably adequate detail) and no more frequently than once per calendar month, Lender shall cause disbursements from the Excess Cash Flow Reserve Account to the following, in each case to the extent such amounts are not otherwise paid in accordance with Section 3.2(a): (i) the Cash Management Account, in the amount required to pay any shortfall with respect to the transfers described in Section 3.2(a) (other than remittance of excess cash to the Excess Cash Flow Reserve Account) required to be made on the next succeeding Payment Date (including any Capital Expenditures that are set forth in the Approved Annual Budget or otherwise approved in accordance with this Agreement), (ii) the TI/LC Account, to pay Leasing Commissions, Tenant Improvement costs and tenant relocation costs incurred by Borrower in connection with a new Lease (or Lease extension) entered into in accordance herewith that are consistent with the Approved Annual Budget or are otherwise reasonably approved by Lender, to the extent amounts contained in such Collateral Account are insufficient for such purpose, (iii) the Operating Account, to pay Required REIT Distributions, (iv) the Unfunded Obligations Account, the Riot Games Free Rent Amount to the extent required pursuant to Section 3.8(b), (v) payment of emergency repairs and/or life safety items, (vi) payment of any shortfall of Net Proceeds with respect to the costs of Restoration of a Property after a Casualty or Condemnation incurred by, or on behalf of, Borrower in connection therewith, (vii) payment of any fees and costs which are due and payable to Lender pursuant to the Loan Documents, and (viii) any other costs and expenses approved by Lender (such approval not to be unreasonably withheld, conditioned or delayed).
(c)    Provided that no Event of Default is then continuing, Lender shall release to the Lockbox Account all amounts then contained in the Excess Cash Flow Reserve Account on the first Payment Date after Borrower delivers to Lender evidence reasonably satisfactory to Lender establishing that no Trigger Period is then continuing to the extent that such amounts, together with the amounts then contained in the TI/LC Account, exceed the aggregate amount of then outstanding Leasing Commissions and Tenant Improvement costs. Such a release shall not preclude the subsequent commencement of a Trigger Period and the deposit of amounts into the Excess Cash Flow Reserve Account as set forth in Section 3.2(a).
Section 3.10.    Rate Cap Reserve Account.

Exhibit 10.1
(a)    If Borrower elects to satisfy the Alternate Strike Rate Condition by depositing the Rate Cap Reserve Amount in cash with Lender, Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the deposit of such portion of the Rate Cap Reserve Amount (the “Rate Cap Reserve Account”).
(b)    Provided that no Event of Default is then continuing, amounts on deposit in the Rate Cap Reserve Account shall be applied on each Payment Date as follows:
(i)    with respect to any Interest Accrual Period in which Term SOFR or the Unadjusted Benchmark Replacement, as applicable, is less than the Initial Term Strike Rate or Extension Term Strike Rate, as applicable, the Monthly Rate Cap Entire Amount for such Interest Accrual Period shall be released to Borrower;
(ii)    with respect to any Interest Accrual Period in which Term SOFR or the Unadjusted Benchmark Replacement is greater than or equal to the Alternate Strike Rate, the Monthly Rate Cap Entire Amount shall be held by Lender and shall be applied by Lender to the debt service on the Loan that is due and payable on the Payment Date related to such Interest Accrual Period; and
(iii)    with respect to any Interest Accrual Period in which Term SOFR or the Unadjusted Benchmark Replacement, as applicable, is greater than or equal to the Initial Term Strike Rate or Extension Term Strike Rate, as applicable, but less than the Alternate Strike Rate, an amount equal to the Monthly Rate Cap Differential Amount shall be held by Lender and shall be applied by Lender to the payment of the debt service on the Loan that is due and payable on the Payment Date related to such Interest Accrual Period and an amount equal to (x) the Monthly Rate Cap Entire Amount less (y) the Monthly Rate Cap Differential Amount shall be released to Borrower.
(c)    If Borrower elects to satisfy the Alternate Strike Rate Condition by depositing the Rate Cap Reserve Amount in cash with Lender, the ability of Lender to draw on such Letter of Credit shall be correspondingly reduced by any amounts that would have been released to Borrower from the Rate Cap Reserve Account pursuant to Section 3.10(b) had such account been maintained in lieu of such Letter of Credit.
Section 3.11.    Environmental Reserve Account.
(a)    Lender will maintain an Eligible Account (which may be a book-entry subaccount) for the purpose of reserving amounts with respect to the Element Site Specific Covenant (the “Environmental Reserve Account”).
(b)     On the Closing Date, Borrower shall remit to Lender, for deposit into the Environmental Reserve Account, an amount equal to $50,000.
(c)    Lender shall disburse to Borrower all amounts remaining in the Environmental Reserve Account upon request by Borrower and upon satisfaction by Borrower in the reasonable determination of Lender of each of the following conditions: (i) on the date such

Exhibit 10.1
request is received by Lender and on the date such payment is to be made, no Event of Default shall be continuing, and (ii) Lender shall have received evidence reasonably satisfactory to Lender that the Element Site Specific Covenant has been recorded against the Property owned by Hudson Element LA, LLC. Upon the release of the Property owned by Hudson Element LA, LLC pursuant to and in accordance with Section 2.2 hereof, Lender shall release to Borrower any amounts remaining in the Environmental Reserve Account.
Section 3.12.    Account Collateral.
(a)    Borrower hereby pledges the Account Collateral to Lender as security for the Indebtedness, together with all rights of a secured party with respect thereto, it being the intention of the parties that such pledge shall be a perfected first-priority security interest. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender. Borrower shall have no right to make withdrawals from any of the Collateral Accounts. Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral. The Collateral Accounts shall not constitute trust funds and, except for the Cash Management Account and the Lockbox Account, may be commingled with other monies held by Lender. Funds in the Collateral Accounts shall be invested only in Permitted Investments, which Permitted Investments shall be credited to the related Collateral Account. All income and gains from the investment of funds in the Collateral Accounts shall be retained in the Collateral Accounts from which they were derived. All fees of the institutions at which the Collateral Accounts are maintained shall be paid by Borrower. After the Indebtedness (other those indemnification and similar obligations that expressly survive repayment of the Loan) has been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrower. For avoidance of doubt, the Operating Account is not a Collateral Account.
(b)    The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.
(c)    During the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in the Collateral Accounts, and funds resulting from the liquidation of Permitted Investments contained in the Collateral Accounts, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and/or toward the payment of Property expenses; provided, however, unless a Priority Payment Cessation Event has occurred and is continuing, Lender shall continue to make Priority Waterfall Payments to the extent of funds available therefor in the Cash Management Account.
(d)    (i)    Borrower shall be permitted to avoid the commencement or terminate the continuance of a Trigger Period (as defined in clause (ii) of the definition thereof) by either (y) making a prepayment of the Loan in accordance with Section 2.1 in an amount that when subtracted from the Principal Indebtedness for purposes of calculating Debt Yield would result in a Debt Yield that equals or exceeds the Trigger Level, as applicable, in either case, together with all of the other amounts required pursuant to Section 2.1(a), or (z) delivering to

Exhibit 10.1
Lender, as additional Collateral, cash and/or, subject to the Affiliate Support Limit, a Letter of Credit in an amount that when subtracted from the Principal Indebtedness for purposes of calculating Debt Yield would result in a Debt Yield that equals or exceeds the Trigger Level or (iii) combining a prepayment as set forth in clause (y) above with cash collateral and/or a Letter of Credit as set forth in clause (z) above in the aggregate amount would result in a Debt Yield that equals or exceeds the Debt Yield Trigger Level. Provided that no Event of Default is then continuing, following written request from Borrower, Lender shall return such cash collateral or Letter of Credit upon the conclusion of the second of any two consecutive Fiscal Quarters if Debt Yield, determined as of the first day of the next succeeding Fiscal Quarter, is equal to or greater than the Debt Yield Trigger Level, in each case without reducing the Principal Indebtedness by the amount of such cash collateral and/or Letter of Credit for purposes of calculating Debt Yield.
(e)    Notwithstanding anything herein to the contrary, the aggregate outstanding notional amount of all Letters of Credit and guarantees delivered under this Agreement shall at no time exceed fifteen percent (15%) of the Principal Indebtedness (the “Affiliate Support Limit”). Lender shall be entitled to draw on any Letter of Credit delivered hereunder, and hold the proceeds of such draw as additional Collateral, immediately and without further notice, (i) upon the occurrence and during the continuance of any Event of Default, (ii) if Borrower shall not have delivered to Lender, no less than thirty (30) days prior to the termination of any Letter of Credit, a replacement Letter of Credit, or (iii) if Borrower shall not have delivered to Lender, within ten (10) days after the issuer of such Letter of Credit ceases to be an Eligible Institution, a replacement Letter of Credit.
Section 3.13.    Bankruptcy. Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral and the Revenues (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenues by Borrower and Lender, the Account Collateral and/or the Revenues do constitute property of Borrower’s bankruptcy estate, then Borrower and Lender further acknowledge and agree that all such Revenues, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to Borrower’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.

Exhibit 10.1
ARTICLE IV

REPRESENTATIONS
Each individual Borrower represents to Lender, with respect to itself and each other individual Borrower that, as of the Closing Date, except as set forth in the Exception Report:
Section 4.1.    Organization.
(a)    Each Required SPE is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and each Required SPE has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
(b)    The organizational chart contained in Schedule G is true and correct as of the date hereof as and to the extent and level of detail shown thereon. No Person owns more than ten percent (10%) of the direct or indirect equity interests in Borrower except as shown on Schedule G.
Section 4.2.    Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.
Section 4.3.    No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its formation and governance documents, (ii) violate any Legal Requirement, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it in any material respect, (iii) in any material respect, violate or conflict with contractual provisions of, or cause an event of default after the expiration of any notice, grace and/or cure period under, any indenture, loan agreement, mortgage, contract or, to Borrower’s actual knowledge, other Material Agreement to which Borrower is a party or may be bound, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any Person other than Lender except for Permitted Encumbrances.
Section 4.4.    Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing that have already been obtained.
Section 4.5.    Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal,

Exhibit 10.1
valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents to which Guarantor is a party have been duly executed and delivered by Guarantor and constitute Guarantor’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. As of the date hereof, the Loan Documents are not subject to any right of rescission, offset, abatement, counterclaim or defense by Borrower or Guarantor, including the defense of usury or fraud.
Section 4.6.    No Event of Default. No Event of Default will exist immediately following the making of the Loan.
Section 4.7.    Payment of Taxes. Except to the extent that the failure to do so could not reasonably be expected to have an Individual Material Adverse Effect, Borrower has (a) filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed by Borrower, and (b) paid all amounts of taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) that are due and payable (or, in the case of property taxes, are not yet delinquent) by Borrower and necessary to preserve the Liens in favor of Lender (including interest and penalties), except, in each case, any such taxes, fees, assessments and other governmental charges that are being contested in good faith in accordance with the terms of this Agreement.
Section 4.8.    Compliance with Law. Except as set forth in the Third Party Reports, Borrower, each Property and the uses thereof comply in all material respects with all applicable Insurance Requirements and Legal Requirements, including building and zoning ordinances and codes, except where the failure to comply with such requirements would not reasonably be expected to have an Individual Material Adverse Effect. Except as set forth in the Third Party Reports, each Property conforms to current zoning requirements (including requirements relating to parking) and is neither an illegal nor a legal nonconforming use. Borrower is not in material default or violation, beyond any applicable notice, grace and/or cure period, of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which would reasonably be expected to materially adversely affect any Property or the condition (financial or otherwise) or business of Borrower in a manner that would be reasonably expected to have an Individual Material Adverse Effect or an Aggregate Material Adverse Effect. There has not been committed by or on behalf of Borrower, Guarantor or, to Borrower’s actual knowledge, any other person, any act or omission, including money laundering, terrorism or terrorism activities, affording any federal Governmental Authority or any state or local Governmental Authority the right of forfeiture as against any Property or any material portion thereof or any monies paid in performance of its obligations under any of the Loan Documents. Neither Borrower nor Guarantor has purchased any portion of the Properties with proceeds of any illegal activity.
Section 4.9.    ERISA. Neither Borrower, Guarantor nor any ERISA Affiliate of Borrower has incurred or could be subjected to any liability under Title IV or Section 302 of

Exhibit 10.1
ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. Borrower does not, and would not be deemed to, hold Plan Assets.
Section 4.10.    Investment Company Act. Borrower and Guarantor each qualify for the exemption set forth in Section 3(c)(5) or Section 3(c)(6), as applicable, of the Investment Company Act of 1940, as amended, and as a result is not an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered thereunder.
Section 4.11.    No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Borrower does not have actual knowledge of any Person contemplating the filing of any such petition against it. During the seven (7) year period preceding the Closing Date, no petition in bankruptcy has been filed by or against any Required SPE or Guarantor, and no such Persons have been convicted of a felony. As of the date hereof and except as disclosed in writing to Lender, Borrower has not received written notice of and does not otherwise have actual knowledge of any Tenant under a Major Lease contemplating or having filed any of the foregoing actions.
Section 4.12.    Other Debt. Borrower does not have outstanding any Debt other than Permitted Debt, subject to Borrower’s right to contest the same in compliance with the Contest Procedures.
Section 4.13.    Litigation. There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other court or agency now filed or otherwise pending, and to Borrower’s actual knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened in writing, against or affecting Borrower, Guarantor or any of the Collateral, in each case, except (a) as listed in the Exception Report, (b) as fully covered by insurance, or (c) if determined against Borrower or such Collateral, would not reasonably be expected to have an Individual Material Adverse Effect.
Section 4.14.    Leases; Material Agreements.
(a)    As of the date hereof, Borrower has delivered or furnished to Lender true and complete copies in all material respects of all Leases, including all modifications and amendments thereto. No person has any possessory interest in any of the Properties or right to occupy the same except under and pursuant to the provisions of the Leases. The rent roll attached to this Agreement as Schedule E (the “Rent Roll”) is accurate and complete in all material respects as of the Closing Date. To Borrower’s actual knowledge, except (x) as indicated on the Rent Roll or Exception Report and/or (y) for discrepancies which, either individually or in the aggregate would not cause an Individual Material Adverse Effect in respect of any individual Property, no security deposits are being held by Borrower (including bonds or letters of credit being held in lieu of cash security deposits), no Tenant has any termination options (except as set forth in its Lease), no Tenant has any extension or renewal rights (except

Exhibit 10.1
as set forth in its Lease), no Tenant or other party has any option, right of first refusal or similar preferential right to purchase all or any material portion of any Property, no fixed rent has been paid more than thirty (30) days in advance of its due date and no payments of rent are more than thirty (30) days delinquent. To Borrower’s actual knowledge, except as indicated on the Rent Roll, Exception Report, a tenant estoppel certificate heretofore delivered to Lender or a Lease, each of the following is true and correct in all material respects with respect to each Lease:
(i)    such Lease is valid and enforceable and is in full force and effect, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
(ii)    Borrower is the sole owner of the entire lessor’s interest in such Lease;
(iii)    such Lease is an arms’-length agreement with a bona fide, independent third party;
(iv)    none of the Revenues reserved in such Lease have been assigned or otherwise pledged or hypothecated (except such pledge or hypothecation that will be fully terminated and released in connection with the filing and recordation of each Mortgage and except for the Liens contemplated pursuant to the Loan Documents);
(v)    with respect to any Major Lease, neither Borrower nor, to Borrower’s actual knowledge, any other party under such Major Lease is in default thereunder beyond any notice, grace and/or cure period, in any material respect which would be reasonably likely to have an Individual Material Adverse Effect;
(vi)    there exist no offsets or defenses to the payment of any portion of the rents thereunder which would be reasonably likely to have an Individual Material Adverse Effect;
(vii)    no brokerage commissions or finders fees are due and payable regarding any Lease;
(viii)    except for the Unfunded Obligations, all work to be performed by the landlord under such Lease has been or will be substantially performed, all Tenants have accepted or will accept possession of their respective premises under such Lease, all contributions to be made by the landlord to the Tenants thereunder have been or will be made and all other conditions to each Tenant’s obligations thereunder have been or will be satisfied.
(b)    There are no Material Agreements except as described in Schedule F. Borrower has made available to Lender true and complete copies in all material respects of all Material Agreements. The Material Agreements are in full force and effect and there are no material defaults thereunder, beyond any notice, grace and/or cure period, by Borrower or, to Borrower’s actual knowledge, any other party thereto, that

Exhibit 10.1
would be reasonably likely to have an Individual Material Adverse Effect in respect of any individual Property. Borrower is not in default, beyond any notice, grace and/or cure period, in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any of the Properties is bound in a manner that would be reasonably likely to have an Individual Material Adverse Effect in respect of any individual Property.
Section 4.15.    Full and Accurate Disclosure. No statement of fact made by Borrower or Guarantor to Lender in this Agreement, the other Loan Documents, or any written statement or document furnished by or at the direction of Borrower in connection with the Loan contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading (in light of the circumstances under which they were made) that would be reasonably likely to result in an Aggregate Material Adverse Effect. There is no fact, event or circumstance presently known to Borrower that has not been disclosed to Lender that would reasonably be expected to result in an Aggregate Material Adverse Effect.
Section 4.16.    Financial Condition. Borrower has heretofore delivered to Lender financial statements and operating statements with respect to the Properties for the past three calendar years, and trailing twelve-month operating statements. Such statements are accurate and complete in all material respects and fairly present in accordance with Approved Accounting Principles the financial position of Borrower in all material respects as of their respective dates and do not omit to state any fact necessary to make statements contained herein or therein not misleading in light of the circumstances under which they were made that would reasonably be expected to result in an Individual Material Adverse Effect or an Aggregate Material Adverse Effect . Since the delivery of such the most recently dated of such financial statements though and including the closing date, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances that would reasonably expected to result in an Individual Material Adverse Effect or an Aggregate Material Adverse Effect. The foregoing representations shall not apply to any financial data that constitutes projections.
Section 4.17.    Single-Purpose Requirements.
(a)    Each Required SPE is, and has been since the date of formation, a Single-Purpose Entity and will conduct its business in substantial compliance with the provisions of its organizational documents. No equity capital was raised by Borrower itself (which, for the avoidance of doubt, shall not include contributions to Borrower by or on behalf of its equityholder).
(b)    Except for 11601 Wilshire Owner with respect to the Stadium Leaseholder, which has been disposed of prior to the Closing Date, Borrower has never (i) owned any property other than the Properties and related personal property, (ii) engaged in any business, except the ownership and operation of the Properties, or (iii) had any material contingent or actual obligations or liabilities unrelated to the Properties.

Exhibit 10.1
(c)    Borrower has provided Lender with true, correct and complete copies in all material respects of Borrower’s current operating agreement or partnership agreement, as applicable, together with all amendments and modifications thereto.
(d)    On or prior to the Closing Date, Borrower shall have been fully released from any loan (other than the Loan) secured by the Properties or any of the Collateral (a “Prior Loan”), and Borrower shall not have any continuing liability, actual or contingent, for any Prior Loan, and no recourse whatsoever against any portion of any of the Properties shall be available to satisfy any Prior Loan under any circumstances.
Notwithstanding the foregoing or anything else to the contrary contained in the Loan Documents, it shall not be a breach of this Section 4.17 (x) for trade payables or other operational Debt incurred in the ordinary course of business or (y) as may otherwise be permitted in accordance with this Agreement or for the failure to pay such trade payables or operational debt as a result of insufficient funds having been generated from the Property for Borrower’s business operations. The foregoing shall not require Borrower’s direct and/or indirect equityholders to make any additional capital contributions to Borrower.
Section 4.18.    Use of Loan Proceeds. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by Legal Requirements or by the terms and conditions of the Loan Documents. The Loan is solely for the business purpose of Borrower or for distribution to Borrower’s equityholders in accordance with Legal Requirements and no portion thereof shall be used for personal, consumer, household or similar purposes.
Section 4.19.    Not Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.
Section 4.20.    Labor Matters. Borrower has no direct employees. In each case as would not reasonably be expected to result in an Individual Material Adverse Effect: No work stoppage, labor strike, slowdown, union organizing campaign or proceeding, or lockout is pending or, to the actual knowledge of Borrower, threatened in writing by or with respect to employees and other laborers at the Property. There is no material pending or, to the actual knowledge of Borrower, threatened (in writing) labor dispute, grievance or litigation against Borrower or the Property concerning labor matters. Neither Borrower nor any Approved Property Manager is a party to, or bound by, any existing collective bargaining agreement or union contract with respect to employees at the Property.
Section 4.21.    Title. Borrower owns good and insurable title to the Properties and good title to the related personal property, to the Collateral Accounts and to any other Collateral, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgages, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) valid, perfected first priority Liens on the Properties and the rents

Exhibit 10.1
therefrom, enforceable as such against creditors of and purchasers from Borrower and subject only to Permitted Encumbrances, and (ii) perfected Liens in and to all personalty, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. To Borrower’s actual knowledge, the Permitted Encumbrances do not and will not, individually or in the aggregate, have an Individual Material Adverse Effect or an Aggregate Material Adverse Effect. Except as set forth in a Title Insurance Policy, and subject to Borrower’s right to contest in accordance with the Contest Procedures or as otherwise provided hereunder, to Borrower’s actual knowledge, there are no claims for payment for work, labor or materials affecting the Properties that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. No creditor of Borrower other than Lender has in its possession any goods that constitute or evidence the Collateral.
Section 4.22.    No Encroachments. Except as disclosed in the Third Party Reports, all of the improvements on each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining property encroach upon any Property, and no easements or other encumbrances upon any Property encroach upon any of the improvements, so as, in either case, to adversely affect the value, use or marketability of the applicable Property so as to cause an Individual Material Adverse Effect, except those that are insured against by a Title Insurance Policy.
Section 4.23.    Physical Condition. Except if the same would not, in respect of the applicable individual Property, have an Individual Material Adverse Effect, or in the aggregate, any Aggregate Material Adverse Effect:
(a)    Except for matters set forth in the Property Condition Reports, each Property and all building systems (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) are free of all material damage and are in good condition, order and repair in all respects material to such Property’s use, operation and value.
(b)    Borrower has no actual knowledge of any material structural or other material defect or damages in any of the Properties, whether latent or otherwise.
(c)    Borrower has not received and has no actual knowledge of any other Person’s receipt of notice from any insurance company or bonding company of any material defects or inadequacies in any of the Properties that would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
Section 4.24.    Fraudulent Conveyance. Borrower has not entered into the Transaction or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Closing Date, the fair salable value of Borrower’s aggregate assets is and will, immediately following the making of the Loan and the use and disbursement

Exhibit 10.1
of the proceeds thereof, be greater than Borrower’s probable aggregate liabilities (including subordinated, unliquidated, disputed and Contingent Obligations). Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
Section 4.25.    Management. Except for any Approved Management Agreement and leasing brokerage agreements entered into with third parties on arms’ length terms, no property management agreements or leasing agreements are in effect with respect to the Properties. The Approved Management Agreement is in full force and effect and there is no material default thereunder, beyond any notice, grace and/or cure period, by any party thereto.
Section 4.26.    Condemnation. No Condemnation has been commenced or, to Borrower’s actual knowledge, is threatened in writing with respect to all or any material portion of any of the Properties or for the relocation of roadways providing access to any of the Properties, other than to the extent that the same would not reasonably be expected to have an Individual Material Adverse Effect.
Section 4.27.    Utilities and Public Access. Except as disclosed in the Third Party Reports, each Property has adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is adequately served by all public utilities, including water and sewer (or well and septic), necessary to the continued use and enjoyment of such Property as presently used and enjoyed, other than to the extent that the same would not reasonably be expected to have an Individual Material Adverse Effect.
Section 4.28.    Environmental Matters. Except as disclosed in the Environmental Reports and other related written materials delivered to Lender, and as would not reasonably be expected to have an Individual Material Adverse Effect:
(i)    To Borrower’s actual knowledge, no Hazardous Substances are located at, on, in or under any of the Properties or have been handled, manufactured, generated, stored, processed, or disposed of at, on, in or under, or have been Released from, any of the Properties in violation of Environmental Law. Without limiting the foregoing, there is not present at, on, in or under any of the Properties, any PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint. To Borrower’s actual knowledge, there is no reasonably likely threat of any Release of any Hazardous Substance migrating to any of the Properties.
(ii)    Each Property is in compliance in all material respects with all Environmental Laws applicable to such Property (which compliance includes, but is not

Exhibit 10.1
limited to, the possession of, and compliance with, all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of such Property under all Environmental Laws). No Environmental Claim is pending with respect to any of the Properties, nor, to Borrower’s actual knowledge, has any been threatened in writing, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower or any of the Properties.
(iii)    No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any of the Properties and, to Borrower’s actual knowledge, no Governmental Authority has been taking any action to subject any of the Properties to Liens under any Environmental Law.
(iv)    There have been no material environmental investigations, studies, audits, reviews or reports related to Environmental Law or Hazardous Substances conducted by or that are in the possession of Borrower in relation to any of the Properties that have not been made available to Lender.
Section 4.29.    Assessments. Except as set forth in the Title Insurance Policies, there are no pending or, to Borrower’s actual knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor are there any contemplated improvements to any of the Properties that would be reasonably likely to result in such special or other assessments, other than to the extent that the same would not reasonably be expected to have an Individual Material Adverse Effect.
Section 4.30.    No Joint Assessment. Except as set forth in the Title Insurance Policies, Borrower has not voluntarily suffered, permitted or initiated the joint assessment of any of the Properties (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Property Taxes that may be levied against such other real property or personal property shall be assessed or levied or charged to any of the Properties as a single Lien.
Section 4.31.    Separate Lots. Except as set forth in the Title Insurance Policies, no portion of any of the Properties is part of a tax lot that also includes any real property that is not Collateral.
Section 4.32.    Permits; Certificate of Occupancy. Except as disclosed in the Third Party Reports, Borrower has obtained all material Permits necessary for the present and contemplated use and operation of each Property, to the extent that the failure to have such material Permits would not individually or in the aggregate have an Individual Material Adverse Effect. Except as disclosed in the Third Party Reports, the uses being made of each Property are in conformity in all material respects with the certificate of occupancy and/or material Permits for such Property and any other restrictions, covenants or conditions affecting such Property.

Exhibit 10.1
Section 4.33.    Flood Zone. Except as disclosed in the Third Party Reports, none of the improvements on any of the Properties is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including Zones A and V), or, to the extent that any portion of any of the Properties is located in such an area, such Property is covered by flood insurance meeting the requirements set forth in Section 5.15(a)(ii).
Section 4.34.    Security Deposits. Borrower is in compliance in all material respects with all Legal Requirements relating to security deposits.
Section 4.35.    Intentionally Omitted.
Section 4.36.    Insurance. Borrower has obtained insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the Closing Date have been paid for the current policy period. To Borrower’s actual knowledge, no Person, including Borrower, has done, by act or omission, anything that would impair the coverage of any such policy.
Section 4.37.    No Dealings. Neither Borrower nor Guarantor has any actual knowledge of any unlawful influence on the assessed value of any of the Properties.
Section 4.38.    Estoppel Certificates. Borrower has delivered to Lender true and complete copies in all material respects of each estoppel certificate received back from any Tenant prior to the Closing Date.
Section 4.39.    Sanctions. Neither Borrower, Guarantor, any Required SPE, nor any of their respective subsidiaries is a Sanctioned Person, and no Sanctioned Person owns any direct or indirect equity interest in any Required SPE; provided that the foregoing representation is not made with respect to any Person that owns an interest in any Public Vehicle. Borrower, Guarantor, and each Required SPE are in compliance with all Sanctions and Anti-Corruption Obligations in all material respects.  To Borrower’s actual knowledge, no Tenant at the Property is a Sanctioned Person.  Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure that the foregoing representations and warranties remain true and correct during the term of the Loan.
Section 4.40.    Intellectual Property/Websites. Other than as set forth in the Exception Report, Borrower (i) does not have or hold any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property with respect to the Property or the use or operations thereof or (ii) is not the registered holder of any website with respect to the Property (other than Tenant websites).
Section 4.41.    Ground Leased Parcel. Taking into account the estoppel letter delivered to Lender by the related ground lessor, each of the following is true with respect to the Ground Lease:

Exhibit 10.1
(i)    The Ground Lease is in full force and effect and there is no material default thereunder, beyond any notice, grace and/or cure period, by Borrower or, to Borrower’s actual knowledge, the ground lessor.
(ii)    The Ground Lease or a memorandum thereof has been duly recorded in the applicable recording office.
(iii)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, that, under all circumstances, may be exercised by Lender on behalf of Borrower) that extends not less than 20 years beyond the scheduled Maturity Date.
(iv)    The Ground Lease permits leasehold mortgages and imposes no commercially unreasonable restrictions on the identity of the leasehold mortgagee.
(v)    The Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of Lender other than a termination in accordance with Section 11.1 of the Ground Lease following an event of default and opportunity to cure, and any such action without such consent is not binding on Lender.
(vi)    The Ground Lease imposes no commercially unreasonable restrictions on the use of the Property and permits Borrower to enter into Leases without the ground lessor’s consent.
(vii)    The Ground Lease is freely assignable by the lessee thereunder subject to conditions set forth in Section 9.1 of the Ground Lease, which include ground lessor’s reasonable business determination of the adequate financial capability and creditworthiness to pay the rent and other charges due from the ground lessee thereunder and to perform the obligations of ground lessee thereunder, provided that such conditions do not apply to a foreclosure or the first subsequent assignment.
(viii)    Borrower’s leasehold interest under the Ground Lease is senior to any mortgage on the related fee interest of the ground lessor.
(ix)    The Ground Lease provides that no notice of default or termination is effective unless Lender receives notice thereof and is given a reasonable opportunity to cure any defaults that are curable by Lender, including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Lease through legal proceedings (whereupon non-monetary defaults that by their nature cannot be cured by Lender shall be deemed waived).
(x)    The Ground Lease does not prohibit or otherwise prevent Loss Proceeds from being held by Lender in the Loss Proceeds Account and does not prohibit or otherwise prevent Loss Proceeds from being applied toward restoration of the Property in accordance with the disbursement procedures described herein. The Ground Lease provides that Loss Proceeds in excess of $500,000 will first be sent to the insurance

Exhibit 10.1
trustee under the Ground Lease, and, thereafter, such insurance trustee will send Loss Proceeds to Lender as required under the terms of this Agreement.
(xi)    If the ground lease is terminated by reason of a ground lessee default or if a court of competent jurisdiction determines that the ground lease is terminated in a bankruptcy or similar proceeding as a result of a rejection by ground lessee or the trustee in such proceeding, then Lender is entitled to enter into a new ground lease with the lessor on the same terms as the existing lease (and the new lease will be prior to any fee mortgage).
Section 4.43.    Survival All of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. On the date of any Securitization, on not less than three days’ prior written notice, Borrower shall deliver to Lender a certification (x) confirming that all of the representations contained in this Agreement are true and correct in all material respects as of the date of such Securitization, or (y) otherwise specifying any changes in or qualifications to such representations as of such date as may be necessary to make such representations consistent with the facts as they exist on such date.
ARTICLE V

AFFIRMATIVE COVENANTS
Each individual Borrower covenants and agrees as follows with respect to itself and each other individual Borrower:
Section 5.1.    Existence; Licenses; Tax Status. Each Required SPE shall do or cause to be done all things necessary to remain in existence. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect all material rights, licenses, Permits, franchises, certificates of occupancy, consents, approvals and other agreements necessary for the continued use and operation of the Properties and to remain qualified to do business in the jurisdiction in which each Property is located. Each Required SPE shall deliver to Lender a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof. Each Required SPE shall at all times remain classified for U.S. federal income tax purposes as a “disregarded entity” that is not taxable as a corporation for U.S. federal tax purposes or as a partnership.
Section 5.2.    Maintenance of Properties.
(a)    Borrower shall cause each Property to be maintained in good and safe working order and repair, reasonable wear and tear and casualty excepted, and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Borrower shall not use, maintain or operate any Property in any manner that constitutes a public

Exhibit 10.1
or private nuisance or that makes void, voidable, or cancelable, or materially increases the premium of, any insurance then in force with respect thereto. Borrower shall from time to time make, or cause to be made, all reasonably necessary repairs and replacements to the Properties. Borrower shall not make any change in the use of any Property that would materially increase the risk of fire or other hazard arising out of the operation of any Property, or do or knowingly permit to be done thereon anything that may in any way impair the value of any Property in any material respect or the Liens of the Mortgages or otherwise cause or reasonably be expected to result in an Individual Material Adverse Effect. From and after the date hereof, Borrower shall not install or permit to be installed on any Property any underground storage tank. Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any Property, regardless of the depth thereof or the method of mining or extraction thereof.
(b)    Borrower shall remediate the Deferred Maintenance Conditions within the time periods following the Closing Date as specified in Schedule C (or if no time periods are specified on Schedule C, within 12 months following the Closing Date), subject to Force Majeure, and upon request from Lender after the expiration of such period shall deliver to Lender an Officer’s Certificate confirming that such remediation has been completed and that all associated expenses have been paid. Borrower shall comply in all material respects with all material terms of any asbestos operating and maintenance program in effect as of the Closing Date or otherwise required to be implemented by Borrower under Legal Requirements.
Section 5.3.    Compliance with Legal Requirements. Borrower shall comply in all material respects with, and shall cause the Properties to comply with and be operated, maintained, repaired and improved in compliance in all material respects with, all Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower is legally bound. After prior written notice to Lender, Borrower may contest any Legal Requirement, Insurance Requirement or other material contractual obligation in compliance with the Contest Procedures.
Section 5.4.    Impositions and Other Claims. Borrower shall pay and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets as and when such taxes, assessments and charges are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of “Permitted Encumbrances” and/or subject to the Contest Procedures. Borrower shall file all federal, state and local tax returns and other reports that it is required by law to file.
Section 5.5.    Access to Properties. Borrower shall permit agents, representatives and employees of Lender and the Servicer to, subject to the rights of Tenants and other occupants, enter and inspect the Properties or any portion thereof, and/or inspect, examine, audit and copy the books and records of Borrower (including, subject to Additional Disclosure Conditions, all recorded data of any kind or nature, regardless of the medium of recording), at such reasonable times as may be requested by Lender in writing upon reasonable advance notice. If an Event of Default exists, the actual out-of-pocket cost of such inspections, examinations, copying or audits shall be borne by Borrower, including the cost of all follow up or additional

Exhibit 10.1
investigations, audits or inquiries deemed reasonably necessary by Lender. The cost of such inspections, examinations, audits and copying, if not paid for by Borrower following demand, may be added to the Indebtedness and shall bear interest thereafter until paid at the Default Rate.
Section 5.6.    Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate in a commercially reasonable manner with Lender with respect to any proceedings before any Governmental Authority that may in any way adversely affect the rights of Lender hereunder or under any of the Loan Documents in any material respect, and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.
Section 5.7.    Leases.
(a)    Upon Lender’s prior written request, Borrower shall furnish Lender or make available to Lender executed copies of such Leases as are identified in writing by Lender. Except as otherwise approved in writing by Lender, all new Leases and renewals or amendments of Leases must (i) be entered into on an arms’-length basis with Tenants that are not affiliates of Borrower, provided that any as-of-right exercise of options under an HPP Lease shall be deemed to satisfy this clause (i), (ii) provide for terms and conditions that Borrower reasonably determines are market rental terms, (iii) have an initial term of not more than 10 years, excluding free rent and/or rent abatement periods, (iv) be subject and subordinate to the Mortgages and contain provisions for the agreement by the Tenant thereunder to attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Property by any purchaser at a foreclosure sale (which as to Leases entered into on or after the date hereof, may be conditioned upon execution and delivery of a commercially reasonable non-disturbance agreement). Lender, at the request of Borrower (and at Borrower’s sole cost and expense), shall enter into a subordination, attornment and non-disturbance agreement on Lender’s then standard form (with such modifications thereto as may be reasonably acceptable to Lender, Borrower and the tenant under the applicable Lease) or on such other form reasonably satisfactory to Lender, with respect to any Lease entered into after the Closing Date in accordance herewith that expressly requires the delivery of a subordination, attornment and non-disturbance agreement and with respect to any Lease (including any license) of rooftop or other exterior or de minimis space for antennas, solar panels and the like.
(b)    Any Lease that does not conform to the standards set forth in Section 5.7(a) shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. In addition, all new Leases that are Major Leases, discretionary renewals and material amendments of Major Leases, and any consent to assignment of any Major Lease, shall be subject to the prior written consent of Lender, which consent (in the absence of any Event of Default) shall not be unreasonably withheld, conditioned or delayed; provided that in no event shall Lender have an approval or consent right with respect to a Lease-related matter as to which Borrower does not have an approval or consent right under the applicable Lease; and provided further, Lender’s standard of approval or consent to a Lease-related matter shall not be any less Tenant-favorable than Borrower’s standard of approval or consent provided for in the applicable Lease. Notwithstanding the foregoing, Borrower may,

Exhibit 10.1
without the consent of Lender, in response to any pandemic, natural emergency or similar act of God, grant to any Tenant rent deferrals or abatements in respect of up to three months’ rent in the aggregate, provided that such deferred or abated rent is required to be repaid prior to the expiration of the then-current term of such Lease. Borrower shall reasonably promptly deliver to Lender written notice of any such deferral or abatement and copies of any associated agreements or other documentation.
(c)    Borrower shall (i) subject to Force Majeure, observe and punctually perform all the material obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) enforce all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, in a commercially reasonable manner, provided that, for avoidance of doubt, Borrower may terminate any Lease other than a Major Lease in the ordinary course of business, including, following a default beyond any applicable notice and cure or grace periods thereunder by the respective Tenant or in connection with Tenant’s exercise of a contractual termination right set forth in the Lease; (iii) not collect any of the rents thereunder more than one month in advance (other than security deposits and estimated additional rent amounts); (iv) not execute any assignment of lessor’s interest in the Leases or associated rents other than the assignments of rents and leases under the Mortgages; and (v) not cancel or terminate any guarantee of any of the Major Leases without the prior written consent of Lender, except that Borrower may terminate any Lease following a default beyond any applicable notice and cure or grace periods thereunder by the respective Tenant or in connection with Tenant’s exercise of a contractual termination right set forth in the Lease which does not otherwise require Borrower’s consent. To the extent Borrower is then required under Section 3.1(a) to deliver Tenant Notices, Borrower shall deliver to each new Tenant a Tenant Notice upon execution of such Tenant’s Lease, and promptly thereafter deliver to Lender a copy thereof and evidence of such Tenant’s receipt thereof.
(d)    Security deposits of Tenants under all Leases shall be held in compliance in all material respects with Legal Requirements and any provisions in Leases relating thereto. Borrower shall maintain books and records of sufficient detail to identify all security deposits of Tenants separate and apart from any other payments received from Tenants. To the extent permitted by Legal Requirements and any applicable letter of credit, bond or other instrument held by Borrower in lieu of cash security, Borrower hereby pledges to Lender each such letter of credit, bond or other instrument as security for the Indebtedness. During the continuance of an Event of Default, (i) Borrower shall, within ten (10) Business Days after receipt of Lender’s written request, deposit with Lender in an Eligible Account pledged to Lender an amount equal to the aggregate security deposit of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower), and any such letters of credit, bonds or other instruments that Borrower had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease (and failure to do so shall constitute a misappropriation of funds) and (ii) Lender shall disburse any security deposit funds deposited with Lender to each tenant if and when Borrower is obligated to do so pursuant to each tenant’s Lease.

Exhibit 10.1
(e)    During a Trigger Period, Borrower shall promptly deliver to Lender a copy of each written notice from a Tenant under any Major Lease claiming that Borrower is in material default, beyond any notice, grace and/or cure period, in the performance or observance of any of the material terms, covenants or conditions thereof to be performed or observed by Borrower, if the same would be reasonably likely to result in an Individual Material Adverse Effect.
(f)    Each time that Borrower delivers a written request for Lender’s consent under this Section, such consent shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto. Regardless of whether Lender’s consent is granted, Borrower shall pay all of Lender’s reasonable out-of-pocket costs and expenses in connection with each such request (including reasonable out-of-pocket legal fees and disbursements) but shall not be required to pay any servicing or similar fee in connection therewith.
Section 5.8.    Plan Assets, etc. Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.
Section 5.9.    Further Assurances. Borrower shall, at Borrower’s sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including amended or replacement mortgages), and Borrower hereby authorizes and consents to the filing by Lender of any Uniform Commercial Code financing statements, and authorizes Lender to use the collateral description “all personal property” or “all assets” in any such financing statements, in each case as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower and the rights of Lender under the Loan Documents and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time (including the payment and application of Loss Proceeds). Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower shall, at its sole cost and expense, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Collateral. Upon receipt of an affidavit of Lender as to the loss, theft, destruction or mutilation of any Note, Borrower shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and in the form thereof. Borrower hereby authorizes and appoints Lender as its attorney-in-fact to execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should Borrower fail to do so itself in violation of this Agreement or the other Loan Documents following written request from Lender, in each case without the signature of Borrower. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section. Notwithstanding anything to the contrary contained herein, none of the foregoing shall increase any obligations or liabilities of Borrower or Guarantor, or decrease any rights of

Exhibit 10.1
Borrower or Guarantor, beyond those intended by this Agreement and the other Loan Documents.
Section 5.10.    Management of Collateral.
(a)    Each Property shall be managed at all times by an Approved Property Manager pursuant to an Approved Management Agreement. Pursuant to the Subordination of Property Management Agreement or Agreements, each Approved Property Manager shall agree that its Approved Management Agreement and all fees thereunder (including any incentive fees) are subject and subordinate to the Indebtedness. Borrower may from time to time appoint an Approved Property Manager to manage each Property pursuant to an Approved Management Agreement, provided that (i) no Event of Default is continuing, (ii) Lender receives at least 30 days’ prior written notice of same, (iii) such successor manager shall execute and deliver to Lender for Lender’s benefit a Subordination of Property Management Agreement in form and substance reasonably satisfactory to Lender, and (iv) if such Approved Property Manager is an affiliate of Borrower, Borrower shall deliver to Lender a new nonconsolidation opinion reasonably acceptable to Lender with respect to such Approved Property Manager and new Approved Management Agreement. The per annum fees of the Approved Property Manager (including any incentive fees) shall not, at any time, exceed the Maximum Management Fee.
(b)    Borrower shall cause each Approved Property Manager (including any successor Approved Property Manager) to maintain at all times worker’s compensation insurance as required by Governmental Authorities.
(c)    Borrower shall notify Lender in writing of any default of Borrower or the Approved Property Manager under the Approved Management Agreement, after the expiration of any applicable notice, grace and/or cure periods, of which Borrower has actual knowledge. Lender shall have the right, after reasonable notice to Borrower and in accordance with the Subordination of Property Management Agreement, to cure such material defaults of Borrower under the Approved Management Agreement. Any out-of-pocket expenses incurred by Lender to cure any such material default shall constitute a part of the Indebtedness and shall be due from Borrower within ten (10) Business Days after receipt of written demand from Lender.
(d)    During the continuance of an Event of Default, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the Approved Property Manager under the Approved Management Agreement (after the expiration of any applicable notice, grace and/or cure periods) which would entitle Borrower to terminate the applicable Approved Management Agreement and which is reasonably likely to have an Individual Material Adverse Effect, or if the Approved Property Manager files or is the subject of a petition in bankruptcy that, in relation to any involuntary bankruptcy filing, has not been dismissed within 90 days after commencement, Lender may, in its sole discretion, terminate or require Borrower to terminate the Approved Management Agreement and engage an Approved Property Manager selected by Borrower, subject to Lender’s reasonable approval, or following any foreclosure, conveyance-in-lieu of foreclosure or other similar transaction, selected by Lender, to serve as replacement Approved Property Manager pursuant to an Approved Management Agreement.

Exhibit 10.1
(e)    In the event that the Approved Management Agreement is scheduled to expire at any time during the term of the Loan, Borrower shall submit to Lender by no later than 60 days prior to such expiration a draft replacement management agreement for approval in accordance with the terms and conditions hereof.
If required, Lender shall subordinate the Lien of the applicable Mortgage to the Element Site Specific Covenant pursuant to a customary and reasonable subordination agreement in the form required by the applicable Governmental Authority.
Section 5.11.    Notice of Event of Default. Borrower shall give Lender prompt written notice (containing reasonable detail) of any other circumstance or event that constitutes an Event of Default.
Section 5.12.    Annual Financial Statements. As soon as available, and in any event within eighty-five (85) days after the close of each Fiscal Year, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, annual unaudited financial statements of Borrower, including a combined balance sheet of the Borrowers (and no other entities), together with related combined statements of operations and equityholders’ capital and cash flows for such Fiscal Year, including a combining balance sheet and statement of income for the Properties on a combined basis, accompanied by an Officer’s Certificate certifying that they are true, correct and complete in all material respects and were prepared in accordance with Approved Accounting Principles applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments, and within 120 days after the close of each Fiscal Year, Borrower shall furnish to Lender the foregoing financial statements audited by a “Big Four” or other nationally-recognized accounting firm whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of Borrower as a going concern. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:
(i)    a statement of cash flows;
(ii)    then current rent roll; and
(iii)    subject to the Additional Disclosure Conditions, such other information as Lender shall reasonably request.
Section 5.13.    Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first, second and third Fiscal Quarters and (y) eighty-five (85) days after the end of the fourth Fiscal Quarter (it being acknowledged and agreed that the delivery of the annual unaudited financial statements of Borrower described in Section 5.12 shall satisfy the requirement to deliver the fourth Fiscal Quarter financial statement described in this clause (y)), Borrower shall furnish to Lender, in an

Exhibit 10.1
Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, quarterly and year-to-date unaudited financial statements prepared for such Fiscal Quarter with respect to Borrower, including a combined balance sheet of the Borrowers (and no other entities), together with related combined statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, including a combining balance sheet and statement of income for the Properties on a combined basis, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete in all material respects and were prepared in accordance with Approved Accounting Principles applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such quarterly report shall be accompanied by the following, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:
(i)    a statement in reasonable detail that calculates Net Operating Income as of the end of each of the Fiscal Quarters in the Test Period ending in such Fiscal Quarter;
(ii)    copies of each of the Leases signed during such quarter;
(iii)    then current rent roll;
(iv)    an Officer’s Certificate certifying, to the knowledge of the Borrower, whether each Major Tenant is utilizing its applicable Major Tenant Space; and
(v)    subject to the Additional Disclosure Conditions, such other information as Lender shall reasonably request.
Section 5.14.    Monthly Financial Statements.
(a)    Until the occurrence of a Securitization and during the continuance of a Trigger Period or an Event of Default (or, in the case of item (ii) below, at all times), Borrower shall furnish within 45 days after the end of each calendar month (other than the final calendar month of any Fiscal Year or Fiscal Quarter), in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Borrower, including a balance sheet as of the end of such month, together with related statements of income for such month and for the portion of the Fiscal Year ending with such month, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such monthly report shall be accompanied by the following:
(i)    then current rent roll; and

Exhibit 10.1
(ii)    such other information as Lender shall reasonably request.
Section 5.15.    Insurance.
(a)    Borrower shall obtain and maintain with respect to the Properties, for the mutual benefit of Borrower and Lender at all times, the following policies of insurance:
(i)    property insurance against loss or damage by standard perils included within the classification “All Risks” or “Special Form” Causes of Loss, including coverage for damage caused by windstorm (including named storm) and hail. Such insurance shall (A) be in an amount equal to the full insurable value on a replacement cost basis of the Properties and, if applicable, all related furniture, furnishings, equipment and fixtures (without deduction for physical depreciation); (B) providing for no deductibles in excess of $250,000, except in the case of windstorm/hail/named storm and earthquake coverage, which shall have deductibles not in excess of 5% of the total insurable value of the Properties; (C) be paid annually in advance; (D) be written on a “Replacement Cost” basis, waiving depreciation; (E) be written on a no coinsurance form or contain an “Agreed Amount” endorsement, waiving all coinsurance provisions; (F) include ordinance or law coverage on a replacement cost basis, with no co-insurance provisions, containing Coverage A: “Loss Due to Operation of Law” (with a limit equal to replacement cost), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages each with limits of no less than 10% of replacement cost or such lesser amounts as Lender may require in its sole discretion; (G) permit that the improvements and other property covered by such insurance be rebuilt at another location in the event that such improvements and other property cannot be rebuilt at the location on which they are situated as of the date hereof. If such insurance excludes mold, then Borrower shall implement a mold prevention program satisfactory to Lender; and (H) tsunami and mudslide insurance with a sublimit acceptable to Lender and shall be on terms consistent with the comprehensive all -risk insurance policy required under this subsection (i);
(ii)    if any portion of the improvements at one or more of the Properties at any time are located in an area identified by (A) the Federal Emergency Management Agency in the Federal Register as an area having special flood hazards and/or (B) the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance (1) in an amount equal to the maximum limit of coverage available for the Property under the Flood Insurance Acts, or such equivalent private flood policy as deemed acceptable in Lender’s sole discretion plus (2) such additional amounts or other related and/or excess coverage as Lender may require with deductibles no greater than the maximum limit of coverage under the Flood Insurance Acts;
(iii)    commercial general liability insurance, including terrorism, on a broad form coverage of property damage, contractual liability for insured contracts and

Exhibit 10.1
personal injury (including bodily injury and death), to be on the so-called “occurrence” form containing minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year (with a per location aggregate if the Properties are on a blanket policy), with a deductible not in excess of $100,000. In addition, at least $100,000,000 excess and/or umbrella liability insurance shall be obtained and maintained on terms consistent with the commercial general liability insurance required above and Sections 5.15(a)(x) and (xi) below, for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys’ fees;
(iv)    rental loss and/or business interruption insurance covering the actual loss sustained during restoration from all risks required to be covered by the insurance provided for herein, including clauses (i), (ii), (v), (vii), (viii) and (ix) of this Section, and covering the 24-month period from the date of any Casualty and containing an extended period of indemnity endorsement covering the 12 month period commencing on the date on which the applicable Property has been restored (even if the policy will expire prior to the end of such period). Rental income with be reported on a twelve (12) month basis. The amount of such insurance shall be increased from time to time as and when the gross revenues from the Properties increase;
(v)    comprehensive boiler and machinery insurance/equipment breakdown, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i);
(vi)    worker’s compensation insurance with respect to all employees of Borrower, subject to the statutory limits of the state in which the Property is located, and employer’s liability with limits of $1 million bodily injury by accident – each accident, $1 million bodily injury by disease – policy limit, and $1 million bodily injury by disease – each employee (if applicable);
(vii)    during any period of repair or restoration, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to the repairs or restoration at the Properties that are not covered by or under the terms or provisions of the insurance provided for in Section 5.15(a)(iii) in an amount no less than $10,000,000 and (B) the insurance provided for in Section 5.15(a)(i), which shall, in addition to the requirements set forth in such Section, (1) be written in a so-called builder’s risk completed value form or equivalent coverage, including coverage for 100% of the total costs of construction on a non-reporting basis and against all risks insured against pursuant to clauses (i), (ii), (iv), (v), (viii) and (ix) of Section 5.15(a), and (2) include permission to occupy the Properties;
(viii)    if the Property is located in seismic zone 3 or 4 and the PML/SEL of the Property is twenty percent (20%) or greater, earthquake insurance with minimum coverage equivalent to the greater of 1.0x SUL (scenario upper loss) and 1.5x SEL (scenario expected loss) multiplied by the full replacement cost of the building plus business income/rental value as required in Section 5.15(a)(iv) and provided further that

Exhibit 10.1
the insurance amounts for the coverages set forth in subclause (y) hereof, to the extent insured under a blanket policy, shall not be less than the 475 year annual aggregate probable maximum loss as indicated in a portfolio seismic risk analysis for a 475-year return period, and shall be ran in the manner in which the program responds(such analysis to be approved by Lender and secured by the applicable Borrower utilizing a third-party firm qualified to perform such seismic risk analysis using the most current RMS software, or its equivalent, to include consideration of loss amplification, at the expense of the applicable Individual Borrower); provided that the insurance pursuant to subclauses (y) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection 5.15(a)(viii);
(ix)    The insurance required under Section 5.15(a)(i), (iii), (iv), and (vii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Section 5.15(a)(i), (iii), (iv), and (vii) above at all times during the term of the Loan. If “acts of terrorism” or other similar acts or events or “fire following” such acts or events are hereafter excluded from Borrower’s comprehensive all risk insurance policy or policies required under Sections 5.15(a)(i) and 5.1.1(a)(iv) above, Borrower shall obtain an endorsement to such policy or policies, or a separate policy from an insurance provider which satisfies the requirements of Section 5.15(b), insuring against all such excluded acts or events and “fire following” such acts or events (“Terrorism Insurance”), in an amount not less than the sum of one hundred percent (100%) of the “Full Replacement Cost” and the business income/rent loss insurance required in Section 5.15(a)(iv) above; provided that such endorsement or policy shall be in form and substance reasonably satisfactory to Lender. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), Lender shall accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) as full compliance with this Section 5.15(a)(ix) as it relates to the risks that are required to be covered hereunder but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism;
(x)    auto liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000 (if applicable);
(xi)    so-called “dramshop” insurance or other liability insurance required in connection with the sale of alcoholic beverages, in an amount acceptable to Lender, if applicable;
(xii)    insurance against employee dishonesty, with respect to any employees of Borrower, in an amount acceptable to Lender, if applicable;

Exhibit 10.1
(xiii)    [intentionally omitted.]
(xiv)    such other insurance as may from time to time be requested by Lender.
(b)    All insurance provided for in Section 5.15(a) hereof, shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall meet the conditions of subclause (b) herein. The Policies shall be issued by insurance companies authorized to do business in the state in which the Property is located and must have a claims paying ability/financial strength rating (1) “A-” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Securities and “A” or better by Fitch, if Fitch rates the insurance company and is rating the Securities, (provided, however for multi-layered policies, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Securities, and “A” or better by Fitch, if Fitch rates the insurance company and is rating the Securities, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, if Moody’s rates the insurance company and is rating the Securities, and “BBB” or better by Fitch, if Fitch rates the insurance company and is rating the Securities or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Securities and “A” or better by Fitch, if Fitch rates the insurance company and is rating the Securities with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, if Moody’s rates the insurance company and is rating the Securities and “BBB” by Fitch, if Fitch rates the insurance company and is rating the Securities) and (2) a rating of “A-:VIII” or better in the current Best’s Insurance Reports. Notwithstanding anything to the contrary, Borrower shall be permitted to maintain a portion of the coverage required hereunder with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) Borrower shall replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth hereinabove and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, Borrower shall replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth hereinabove.
(c)     Any blanket insurance Policy shall be subject to Lender approval and shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 5.15. Such Policies may be “blanket policies” covering multiple locations so long as the coverages for the Property provide the protections listed above and, provided further that, any material changes to such blanket policies shall be subject to Lender’s review and approval by Lender based on the PML report(s) for the applicable catastrophic perils (such PML report(s) to be approved by Lender and secured by the applicable Borrower utilizing a third-party firm qualified to perform such risk analysis using the most current RMS software, or its equivalent, at the expense of the Borrower) and such other

Exhibit 10.1
information as requested by Lender, and where, for the purposes of this paragraph, material change shall mean any change or aggregation of the insured values covered under such blanket policies, including the reduction or erosion of flood, windstorm / named storm and earthquake limit(s) or the addition of locations that are subject to the perils of flood, windstorm / named storm and earthquake, or any other modification of the policy which would otherwise bring the policy out of compliance with this agreement. Further any changes to the limits under the policy as of Closing Date or an aggregation of the insured values covered under the blanket policy, including the reduction or erosion of flood, windstorm / named storm and earthquake limit(s) or the addition of locations that are subject to the perils of flood, windstorm / named storm and earthquake, shall be subject to Lender’s approval and satisfaction of the Rating Condition. Further, to the extent that any blanket policy covers more than one location within a one-thousand-foot radius of the Property (the “Radius”), the limits of such blanket policy must be sufficient to maintain terrorism coverage as set forth in Section 5.15(a)(ix) for the Property and any and all other locations combined within the Radius that are covered by such blanket policy calculated on a total insured value basis.
(d)    All Policies required pursuant to this Section 5.15(a):
(i)    shall be maintained throughout the term of the Loan without cost to Lender and shall name Borrower as the named insured;
(ii)    in the case of any property policy as outlined in Section 5.15(a), shall contain standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender;
(iii)    with respect to liability policies, except for (a)(vi) workers compensation, and (a) (xii) employers liability, shall name Lender and its successors and assigns as their interests may appear as additional insureds;
(iv)    with respect to, the Policies shall contain an endorsement or other provision providing that Lender shall receive at least 30 days’ prior written notice of cancellation thereof (or, in the case of cancellation due to non-payment of premium, 10 days’ prior written notice);
(v)    in the case of any property policy as outlined in Section 5.15(a), shall contain an endorsement providing that no act or negligence of Borrower or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or any foreclosure or other proceeding or notice of sale relating to one or more of the Properties shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;
(vi)    shall not contain provisions that would make Lender liable for any insurance premiums thereon or subject to any assessments thereunder;
(vii)    shall contain a waiver of subrogation against Lender, as applicable;

Exhibit 10.1
the issuer(s) thereof shall give written notice to Lender if the issuers elect not to renew the Policy prior to its expiration
(e)    Borrower shall pay the premiums for all Policies as the same become due and payable. Complete copies of such Policies shall be delivered to Lender promptly upon issuance. Prior to the expiration date of each Policy, Borrower shall deliver to Lender binders and Acord Form 28 and Acord Form 25, as applicable, certificates to then be followed by the complete copies of the Policies when issued. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any material modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Within 30 days after receipt of written request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. Further as a condition of permitting the payment of the property and liability Premiums to be financed through a third-party premium financing company under a premium finance agreement (“Premium Finance Agreement”) (A) Borrower shall submit to Lender evidence of payment of each and every installment due under the Premium Finance Agreement as each installment becomes due and payable; (B) the premium financing company shall have agreed to provide Lender with notice in the event of cancellation of the Policies that are subject to the Premium Finance Agreement; and (C) a reserve shall be established as of the date of closing in an amount equal to one hundred twenty-five percent (125%) of the annual premium for the Properties and such reserve shall be maintained during the entire term of the loan or until such time as the premiums are no longer under a premium financing agreement.
(f)    Borrower shall not procure any other insurance coverage that would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies. If Lender receives notice of cancellation of any Policy as required in Section 5.15(d)(iv) or fails to receive written evidence of renewal at least 30 days prior to the expiration thereof, then Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate (but limited to the coverages and amounts required in this Agreement). All premiums, costs and expenses (including attorneys’ fees and expenses) incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall constitute a portion of the Indebtedness, shall be secured by the Mortgage and other Loan Documents, shall be paid by Borrower to Lender within ten (10) Business Days after receipt of written demand and, until paid, shall bear interest at the Default Rate from and after the end of such ten (10) Business Day period.
(g)    In the event of foreclosure of one or more of the Mortgages or other transfer of title to one or more of the Properties in extinguishment in whole or in part of the Indebtedness, all right, title and interest of Borrower in and to the Policies then in force with respect to such Properties and all proceeds payable thereunder shall thereupon vest in the

Exhibit 10.1
purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.
(h)    As an alternative to the Policies required to be maintained pursuant to the preceding provisions of this Section 5.15, Borrower will not be in default under this Section 5.15 if Borrower maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrower shall have (1) received Lender’s prior written consent thereto and (2) confirmed that the Rating Condition has been satisfied with respect to any such Non-Conforming Policy. Notwithstanding the foregoing, Lender hereby reserves the right to deny its consent to any Non-Conforming Policy regardless of whether or not Lender has consented to the same on any prior occasion.
Section 5.16.    Casualty and Condemnation.
(a)    Borrower shall give prompt written notice to Lender of any Casualty or Condemnation or of the actual or threatened commencement of proceedings that would result in a Condemnation.
(b)    Lender may participate in any proceedings for any taking by any public or quasi-public authority accomplished through a Condemnation or any transfer made in lieu of or in anticipation of a Condemnation, to the extent permitted by law. Reasonably promptly following receipt of Lender’s written request, Borrower shall deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its sole cost and expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and reasonably cooperate with them in the carrying on or defense of any such proceedings. Borrower shall not consent or agree to a Condemnation or action in lieu thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld, delayed or conditioned, and such consent shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto, in the case of a taking of an immaterial portion of any Property.
(c)    Lender may (x) jointly with Borrower settle and adjust any claims, (y) during the continuance of an Event of Default, settle and adjust any claims without the consent or cooperation of Borrower, or (z) allow Borrower to settle and adjust any claims; except that if no Event of Default is continuing, Borrower may settle and adjust claims aggregating not in excess of the Threshold Amount if such settlement or adjustment is carried out in a competent and timely manner, but Lender shall be entitled to collect and receive (as set forth below) any and all Loss Proceeds. The reasonable expenses incurred by Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Lender within ten (10) Business Days after receipt of written demand therefor.
(d)    All Loss Proceeds from any Casualty or Condemnation shall be remitted directly to Lender for deposit into the Loss Proceeds Account (monthly rental loss/business

Exhibit 10.1
interruption proceeds to be initially deposited into the Loss Proceeds Account and subsequently deposited into the Cash Management Account in installments as and when the lost rental income covered by such proceeds would have been payable). Following the occurrence of a Casualty, Borrower, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the applicable Property to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations. If, at any Property, a Condemnation or Casualty occurs as to which, in the reasonable judgment of Lender:
(i)    in the case of a Casualty, the cost of restoration would not exceed 30% of the applicable Allocated Loan Amount and the Casualty does not render more than 25% of the gross rentable area of such Property untenantable or result in the termination of Leases that collectively demise more than 25% of the base contractual rental revenue of such Property;
(ii)    in the case of a Condemnation, (i) the Condemnation does not render more than 25% of the gross rentable area of such Property untenantable or result in the termination of Leases that collectively demise more than 25% of the base contractual rental revenue of such Property and (ii) the restoration of the Property would be deemed feasible by a prudent Lender acting reasonably based on the nature of the Condemnation;
(iii)    restoration of such Property is reasonably expected to be completed prior to the expiration of rental interruption insurance and at least six months prior to the Maturity Date;
(iv)    after such restoration, the fair market value of such Property is reasonably expected to equal at least the fair market value of such Property immediately prior to such Condemnation or Casualty (assuming the affected portion of such Property is relet, but in the case of Condemnation taking into account the Condemnation and the Loss Proceeds so paid); and
(v)    all necessary approvals and consents from Governmental Authorities will be obtained to allow the rebuilding and re-occupancy of such Property;
or if Lender otherwise elects to allow Borrower to apply Loss Proceeds toward the restoration of such Property, then, provided no Event of Default is continuing, the Loss Proceeds after receipt thereof by Lender and reimbursement of any reasonable out-of-pocket expenses incurred by Lender in connection therewith shall be applied to the cost of restoring, repairing, replacing or rebuilding such Property or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower shall commence, as promptly and diligently as practicable, to prosecute such restoring, repairing, replacing or rebuilding of such Properties in a workmanlike fashion and in accordance with applicable law to a status at nearly as possible to the quality and character of such Properties immediately prior to the Condemnation or Casualty, subject to such Alterations as may be reasonably approved by Lender). Provided that no Event of Default shall have occurred and be then continuing, Lender shall disburse such Loss Proceeds to Borrower upon Lender’s being furnished with (i) evidence reasonably satisfactory to it of the estimated

Exhibit 10.1
cost of completion of the restoration, (ii) if the cost of completion of the restoration plus payment of debt service on the Loan during the period of restoration exceeds the amount then contained in the Loss Proceeds Account, funds in an amount equal to such excess, which funds shall be remitted into the Loss Proceeds Account as additional Collateral for the Loan, and (iii) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably request; and Lender may, in any event, require that all plans and specifications for restoration reasonably estimated by Lender to exceed the Threshold Amount be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld, delayed or conditioned and such approval shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto). If Lender reasonably estimates that the cost to restore will exceed the Threshold Amount, Lender may retain a local construction consultant to inspect such work and review Borrower’s request for payments and Borrower shall, within ten (10) Business Days after receipt of written demand from Lender, reimburse Lender for the reasonable fees and expenses of such consultant (which fees and expenses shall constitute Indebtedness). No payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration.
(e)    Borrower shall reasonably cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Properties. Lender shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including reasonable out-of-pocket attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds or, if insufficient for such purpose, by Borrower.
(f)    If Borrower is not entitled to apply Loss Proceeds toward the restoration of a Property pursuant to Section 5.16(d) and Lender elects not to permit such Loss Proceeds to be so applied, such Loss Proceeds shall be applied on the first Payment Date following such election to the prepayment of the Principal Indebtedness and shall be accompanied by interest through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period). If the Note has been Componentized, all prepayments of the Loan made by Borrower in accordance with this Section shall be applied to the Notes or Note Components in the manner described in the most recent Componentization Notice.
(g)    Provided no Event of Default is continuing, if (i) the Loss Proceeds with respect to a Casualty or Condemnation at an individual Property exceed the Threshold Amount, (ii) Borrower is not entitled to apply Loss Proceeds toward the restoration of a Property pursuant to Section 5.16(d) and Lender elects not to permit such Loss Proceeds to be so applied and (iii) Borrower has used commercially reasonable efforts to satisfy the restoration conditions set forth in Section 5.16(d) (which efforts shall not require any shareholder, partner or member of Borrower (including Guarantor) to make any capital contribution to Borrower to effectuate such

Exhibit 10.1
restoration or impose any obligation on Borrower, any shareholder, partner or member of Borrower (including Guarantor) to use operating income or rents from any Property other than the individual Property that is subject to such Casualty or Condemnation to effectuate such restoration) and Lender does not disburse the Loss Proceeds to Borrower for restoration, then Borrower shall have the right, at its option, to obtain the release of the affected Property from the Liens of the Loan Documents (a “Casualty/Condemnation Release”) provided that the conditions set forth in Section 2.2(a)(i), (iii), (iv), (v), (vii) and (viii) shall have been satisfied with respect thereto.
(h)    Notwithstanding the foregoing provisions of this Section, if the Loan is included in a REMIC and immediately following a release of any portion of the applicable Property from the Lien of the Loan Documents in connection with a Casualty or Condemnation the Loan would fail to satisfy a Lender 80% Determination (taking into account the planned restoration of the applicable Property), then Borrower shall prepay the Principal Indebtedness in accordance with Section 5.16(f) in an amount equal to either (i) so much of the Loss Proceeds as are necessary to cause the Lender 80% Determination to be satisfied, or if the aggregate Loss Proceeds are insufficient for such purpose, then 100% of such Loss Proceeds, or (ii) a lesser amount, provided that Borrower delivers to Lender an opinion of counsel, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining that such release of the applicable Property from the Lien does not cause any portion of the Loan to cease to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.
Section 5.17.    Annual Budget. No later than the commencement of each Fiscal Year during the term of the Loan, Borrower shall deliver to Lender an Annual Budget for the Properties for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions to the Annual Budget, which delivery shall be for informational purposes only so long as no Trigger Period or Event of Default is continuing. During the continuance of any Trigger Period or Event of Default, such Annual Budget and any revisions thereto shall be subject to Lender’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed (the Annual Budget, as so approved, the “Approved Annual Budget”). Borrower shall have the right to amend any Approved Annual Budget from time to time, subject to Lender’s approval to the extent provided in the preceding sentence. For so long as Lender shall withhold its consent to any Annual Budget or any revisions thereto, the Annual Budget in effect prior to any such request for approval shall remain in effect; provided that each line item of such Annual Budget shall be increased by an amount equal to the increase in the Consumer Price Index for the immediately preceding year (other than the non-discretionary line items in respect of Taxes, insurance premiums, Ground Rent, association fees and other expenses, including without limitation utilities expenses, which line items shall be adjusted to reflect actual increases in such expenses). Each time that Borrower delivers a written request for Lender’s consent or approval under this Section, such consent shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto. Regardless of whether Lender’s approval is granted, Borrower shall pay all of Lender’s reasonable out-of-pocket costs and expenses in connection with each such request (including reasonable out-of-pocket legal fees and disbursements) but shall not be required to pay any servicing or similar fee in connection therewith.

Exhibit 10.1
Section 5.18.    Venture Capital Operating Companies; Nonbinding Consultation. Solely to the extent that Lender or any direct or indirect holder of an interest in the Loan must qualify as a “venture capital operating company” (as defined in Department of Labor Regulation 29 C.F.R. § 2510.3-101), Lender shall have the right to consult with and advise Borrower regarding significant business activities and business and financial developments of Borrower, provided that any such advice or consultation or the result thereof shall be completely nonbinding on Borrower.
Section 5.19.    Compliance with Encumbrances and Material Agreements. Borrower covenants and agrees as follows:
(i)    Borrower shall comply in all material respects with all material terms, conditions and covenants of each Material Agreement and each material Permitted Encumbrance, including any reciprocal easement agreement, ground lease, declaration of covenants, conditions and restrictions, and any condominium arrangements, in a manner that is reasonably likely that no Individual Material Adverse Effect will occur with respect to the applicable individual Property. For the avoidance of doubt, Borrower shall send such notices as required under Section 11.1.1 of the Ground Lease.
(ii)    Borrower shall promptly deliver to Lender a true and complete copy of each and every notice of material default, beyond any notice, grace and/or cure period, received by Borrower with respect to any material obligation of Borrower under the provisions of any Material Agreement and/or Permitted Encumbrance, if such material default is reasonably likely to have an Individual Material Adverse Effect with respect to the applicable individual Property.
(iii)    Borrower shall deliver to Lender copies of any written notices of material default or event of default, beyond any notice, grace and/or cure period, relating to any Material Agreement and/or Permitted Encumbrance served by Borrower, if such material default is reasonably likely to have an Individual Material Adverse Effect with respect to the applicable individual Property.
(iv)    Without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed and such consent shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto, Borrower shall not grant or withhold any material consent, approval or waiver under any Material Agreement or Permitted Encumbrance unless no Event of Default is continuing and the same would not be reasonably likely to have an Individual Material Adverse Effect.
(v)    Borrower shall deliver to each other party to any Permitted Encumbrance and any Material Agreement notice of the identity of Lender and each assignee of Lender of which Borrower is aware if such notice is required in order to protect Lender’s interest thereunder.
(vi)    Borrower shall enforce the performance and observance of each and every material term, covenant and provision of each Material Agreement and

Exhibit 10.1
Permitted Encumbrance to be performed or observed, if any, in a commercially reasonable manner.
(vii)    If the Maturity Date has occurred, Borrower shall deliver the notice and any other requirements as set forth in the Ground Lease electing the extension right as set forth in the Ground Lease. Borrower shall deliver a copy of such notice and any other notices related to the extension promptly to Lender following delivery or receipt thereof.
Section 5.20.    Sanctioned Persons. Borrower will not directly or indirectly use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds, to any other Person to fund or facilitate any activities or business of or relating to any Sanctioned Person or Sanctioned Territory, or in any other manner, in each case if such would result in a violation of Sanctions. Borrower will not permit any Sanctioned Person or Sanctioned Territory to have any direct or indirect interest in or connection to any funds repaid or remitted by Borrower in connection with this Agreement or the other Loan Documents that would result in a violation of, or a restriction on the use of such funds under, any Sanctions. No Required SPE nor any of their direct or indirect equityholders shall (i) conduct any business, or engage in any transaction or dealing, with any Sanctioned Person, including the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Sanctioned Person, in violation of Sanctions, in each case if such would result in a violation of Sanctions, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Sanctions. Borrower shall cause the representation set forth in Section 4.39 to remain true and correct at all times.

ARTICLE VI

NEGATIVE COVENANTS
Each individual Borrower covenants and agrees as follows with respect to itself and each other individual Borrower:
Section 6.1.    Liens on the Collateral. No Required SPE shall permit or suffer the existence of any Lien on any of its assets, other than Permitted Encumbrances and Liens that it is contesting in good faith in compliance with the Contest Procedures.
Section 6.2.    Ownership. Borrower shall not own any assets other than the Properties and related personal property and fixtures located therein or used in connection therewith.
Section 6.3.    Transfers. Borrower shall not Transfer any Collateral other than in compliance with Article II, alterations permitted in accordance with Section 6.13, and other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business, and Borrower shall not hereafter file a declaration of

Exhibit 10.1
condominium with respect to any of the Properties. No Prohibited Change of Control, Prohibited Equity Pledge or Prohibited Preferred Equity shall occur or exist.
Section 6.4.    Debt. Borrower shall not have any Debt, other than Permitted Debt and Debt that it is contesting in good faith in compliance with the Contest Procedures.
Section 6.5.    Dissolution; Merger or Consolidation. No Required SPE shall dissolve, terminate, liquidate, merge with or consolidate into another Person without first causing the Loan to be assumed by a Successor Borrower pursuant to Section 2.3 or divide or convert into multiple entities or series pursuant to Sections 18-215, 18-217 or 18-218 of the Delaware Limited Liability Company Act, in connection with a tenancy-in-common arrangement, or otherwise.
Section 6.6.    Change in Business. Borrower shall not make any material and fundamental change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than consistent with the foregoing.
Section 6.7.    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.
Section 6.8.    Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with any affiliate of Borrower, except on terms that are intrinsically fair, commercially reasonable and/or substantially similar to those that Borrower would have obtained in a comparable arms’-length transaction with an unrelated third party, or as otherwise approved in writing by Lender.
Section 6.9.    Misapplication of Funds. Borrower shall not (a) distribute any Revenue or Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), (b) fail to remit amounts to the Lockbox Account as required by Section 3.1, (c) make any distributions to equityholders during the continuance of a Trigger Period or Event of Default unless expressly permitted hereunder, or (d) misappropriate any security deposit or portion thereof.
Section 6.10.    Jurisdiction of Formation; Name. Borrower shall not change its jurisdiction of formation without receiving Lender’s prior written consent and promptly providing Lender such information and replacement Uniform Commercial Code financing statements and legal opinions as Lender may reasonably request in connection therewith. Borrower shall not change its name without promptly providing Lender such information and replacement Uniform Commercial Code financing statements and legal opinions as Lender may reasonably request in connection therewith.
Section 6.11.    Modifications and Waivers. Unless otherwise consented to in writing by Lender:

Exhibit 10.1
(i)    Borrower shall not amend, modify, terminate, renew, or surrender any rights or remedies under any Lease, or enter into any Lease, except in each case in compliance with Section 5.7, or except as would not reasonably be expected to result in an Individual Material Adverse Effect;
(ii)    No Required SPE shall terminate, amend or modify its organizational documents (including any operating agreement, limited partnership agreement, by-laws, certificate of formation, or certificate of limited partnership) if such amendment or modification (i) modifies any provision or definition relating to Independent Directors, (ii) modifies any provision or definition relating to separateness, bankruptcy remoteness or qualification as a Single-Purpose Entity, (iii) modifies any provision or definition on which any of the factual assumptions contained in the non-consolidation opinion of counsel delivered to Lender in connection with the Loan is based, (iv) modifies any provision or definition relating to springing members, (v) modifies any provision or definition relating to the permitted business activities of Borrower, or (vi) would reasonably be expected to result in an Individual Material Adverse Effect or an Aggregate Material Adverse Effect;
(iii)    Borrower shall not terminate (except as permitted under Section 5.10 of this Agreement), or materially amend or materially modify the Approved Management Agreement;
(iv)     Borrower shall not enter into, materially amend or terminate any Material Agreement, such consent not to be unreasonably withheld, conditioned or delayed and such consent shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto, except as would not reasonably be expected to result in an Individual Material Adverse Effect; provided that the month-to-month extensions of a Material Agreement shall not require consent to the extent such extension does not increase discretionary amounts paid under the Material Agreement by more than the greater of (I) 5% and (II) an amount equal to the increase in the Consumer Price Index for the immediately preceding year, it being understood and agreed that non-discretionary increases in such amounts are not subject to such limitation; and
(v)    Borrower shall not amend or modify in any material respect any Ground Lease or terminate or consent to the termination of any Ground Lease in violation of the terms of this Agreement.
(f)    Notwithstanding anything to the contrary contained herein, Borrower may enter into, amend, modify, and/or terminate any leasing brokerage agreements and sale brokerage agreements on arms’ length terms in a commercially reasonably manner without Lender’s consent provided such agreement is subordinate to the Loan Documents by its terms or an agreement is entered into subordinating such brokerage agreement to the Loan (in each case only to the extent such agreement is customarily subordinated).
Section 6.12.    ERISA.

Exhibit 10.1
(a)    Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. Borrower shall not, and shall not be deemed to, hold Plan Assets. Borrower shall not be a “governmental plan” (as defined in Section 3(32) of ERISA) and shall not be subject to any federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.
(b)    Borrower shall not engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would, to Borrower’s actual knowledge, cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Mortgages or any other Loan Document) to be a non-exempt prohibited transaction under such provisions.
Section 6.13.    Alterations and Expansions. During the continuance of any Trigger Period or Event of Default, Borrower shall not perform or contract to perform any capital improvements requiring Capital Expenditures that are not consistent with the Approved Annual Budget. Borrower shall not perform, undertake, contract to perform or consent to any Material Alteration without the prior written consent of Lender, which consent (in the absence of an Event of Default) shall not be unreasonably withheld, delayed or conditioned, and such consent shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto, but may be conditioned on the delivery of additional collateral in the form of cash or cash equivalents acceptable to Lender in respect of the amount by which any such Material Alteration exceeds the Threshold Amount. No material improvements or material equipment located at or on any Property shall be removed or demolished without the prior written consent of Lender (except for replacement of equipment in the ordinary course of Borrower’s business with items of the same utility and of equal or greater value and sales or removal of obsolete equipment no longer needed for the operation of the applicable Property). If Lender’s consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time. Borrower shall, within ten (10) Business Days after receipt of written demand from Lender, reimburse Lender for the reasonable fees and disbursements of such consultant.
Section 6.14.    Single-Purpose Entity. No Required SPE shall cease to be a Single-Purpose Entity. No Required SPE shall remove or replace any Independent Director without Cause and without providing at least two (2) Business Days’ advance written notice thereof to Lender and the Rating Agencies.
Section 6.15.    Zoning and Uses. Borrower shall not do any of the following without the prior written consent of Lender, except as would not reasonably be expected to have an Individual Material Adverse Effect:
(i)    initiate or support any material limiting change in the permitted uses of any of the Properties (or to the extent applicable, material zoning reclassification

Exhibit 10.1
of any of the Properties) or any material portion thereof, except for any Element Site Specific Covenant required Governmental Authorities which shall not require Lender’s approval so long as reasonable and customary in the circumstances, which include use restrictions and required remediation procedures; seek any material variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to a Property, or use or permit the use of a Property in a manner that would result in the use of such Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate in any material respect the terms of any Major Lease, Material Agreement or Legal Requirement (and if under applicable zoning ordinances the use of all or any portion of any Property is a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned);
(ii)    execute or file any subdivision plat affecting any of the Properties, or institute, or permit the institution of, proceedings to alter any tax lot comprising any of the Properties, which consent shall not be unreasonably withheld, delayed or conditioned, and such consent shall be deemed granted if the Deemed Approval Conditions have been satisfied with respect thereto; or
(iii)    permit or consent to any of the Properties being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.
Section 6.16.    Waste. Borrower shall not commit or permit any Waste on any of the Properties, nor take any actions that would reasonably be expected invalidate any insurance carried on any of the Properties (and Borrower shall promptly correct any such actions of which Borrower becomes aware).
ARTICLE VII

DEFAULTS
Section 7.1.    Events of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default that has occurred shall continue unless and until waived by Lender in writing in its sole discretion):
(a)    Payment.
(i)    If Borrower defaults in the payment when due of any principal or interest owing hereunder or under the Notes (including any mandatory prepayment required hereunder) or any other amount required to be remitted into the Cash Management Account on a Payment Date pursuant to Section 3.2(b) (provided, it shall not be an Event of Default if there are sufficient funds in the Cash Management Account or the Excess Cash Flow Reserve Account to pay any such amounts prior to the date upon which such payment becomes delinquent and Lender is required to use such amounts for

Exhibit 10.1
the payment of such amount hereunder and Servicer or Lender fails to make such payment in accordance with the Loan Documents); or
(ii)    if Borrower defaults in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents (other than principal, interest and any other amounts required to be remitted into the Cash Management Account on a Payment Date pursuant to Section 3.2(b)) and such default continues for at least five (5) Business Days after receipt of written notice from Lender.
(b)    Representations. If any representation made by Borrower or Guarantor in any of the Loan Documents, or in any report, certificate, financial statement or other instrument, agreement or document executed and delivered to Lender by Borrower or Guarantor shall have been false or misleading in any material adverse respect (or, with respect to any representation that itself contains a materiality qualifier, in any adverse respect) as of the date such representation was made, provided that (y) if such untrue representation or warranty was not intentionally falsely made and is susceptible of being cured or corrected, Borrower or Guarantor shall have the right to cure such representation or warranty within thirty (30) days of receipt of notice from Lender to Borrower, and (z) with respect to any representation or warranty made by Guarantor which shall have been false or misleading in any material adverse respect as of the date the representation or warranty was made (a “Guarantor Misrepresentation”), it shall not be an Event of Default under this Section 7.1(b) if any other Guarantor and/or one or more Replacement Guarantors, shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor who made such Guarantor Misrepresentation under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder and the terms of the Guaranty and such other Guarantor or Replacement Guarantor is able to make the representation or warranty that was the subject of the Guarantor Misrepresentation.
(c)    Bankruptcy, etc. If:
(i)    any Required SPE or Guarantor shall commence a voluntary case concerning itself under any Title of the United States Code concerning bankruptcy or insolvency (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);
(ii)    any Required SPE or Guarantor shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to such Required SPE or Guarantor, or shall dissolve or otherwise cease to exist;
(iii)    there is commenced against any Required SPE or Guarantor an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for a period of 90 days after commencement;

Exhibit 10.1
(iv)    any Required SPE or Guarantor is adjudicated insolvent or bankrupt;
(v)    any Required SPE or Guarantor suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of ninety (90) days after commencement of such appointment; or
(vi)    any Required SPE or Guarantor makes a general assignment for the benefit of creditors;
provided, however it shall not be an Event of Default under this Section 7.1(c) if any other Guarantor and/or any one or more Replacement Guarantors shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor subject to same under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder, and the terms of the Guaranty.
(d)    Prohibited Change of Control. If a Transfer of the Property or a Prohibited Change of Control occurs, or if there is any other transfer of a direct or indirect equity interests in Borrower, in each case except as expressly permitted hereunder; provided, however, that if such violation arises solely from a failure to provide any required notice or information pursuant to the applicable provisions of the Loan Documents with respect to a Transfer that is otherwise permitted in accordance with the terms of this Agreement then, such violation shall not constitute an Event of Default pursuant to this clause (d).
(e)    Equity Pledge; Preferred Equity. If a Prohibited Equity Pledge or any Prohibited Preferred Equity occurs or exists.
(f)    Insurance. If Borrower fails to maintain in full force and effect all Policies required hereunder; provided, it shall not be an Event of Default if there are sufficient funds in the Basic Carry Costs Account or the Excess Cash Flow Reserve Account to pay for such Policies and Lender is required to use such amounts for the payment of such Policies hereunder and Servicer or Lender fails to make such payment in accordance with the Loan Documents.
(g)    ERISA; Certain Negative Covenants. If a default occurs in the due performance or observance by Borrower of any term, covenant or agreement contained in Section 5.8 or in Article VI (other than Sections 6.11, 6.13 and 6.15) that, unless referred to in any other subsection of this Section, remains uncured for ten (10) days after Borrower receives actual knowledge thereof.
(h)    Legal Requirements. If Borrower fails to cure properly any violations of Legal Requirements affecting all or any portion of any Property which would be reasonably likely to have an Individual Material Adverse Effect, within 30 days after Borrower first receives written notice of any such violations; provided, however, if any such violation is reasonably susceptible of cure, but not within such 30 day period, then Borrower shall be permitted an

Exhibit 10.1
additional time period cure such violation provided that Borrower commences a cure within such initial 30 day period and thereafter diligently and continuously pursues such cure.
(i)    Express Events of Default. If any event occurs that is explicitly identified as an “Event of Default” under any provision contained herein or in any of the other Loan Documents; or if a default occurs under any term, covenant or agreement contained herein or in any of the other Loan Document if the applicable Loan Document specifies a cure period and the default remains uncured following the expiration of such cure period; provided, further, however, with respect to any such “Event of Default” under any of the other Loan Documents which is caused solely by actions or omissions of Guarantor, it shall not be an Event of Default under this Section 7.1(i) if any other Guarantor and/or any one or more Replacement Guarantor shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor who caused such Guarantor Default under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder and the terms of the Guaranty.
(j)    Guarantor Net Worth. If at any time Guarantor fails to satisfy the Net Worth covenants set forth in the Guaranty; provided, however it shall not be an Event of Default under this Section 7.1(j) if any other Guarantor and/or any one or more Replacement Guarantors shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor subject to same under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder, and the terms of the Guaranty.
(k)    Ground Lease. If a material default by Borrower occurs under the Ground Lease beyond the expiration of any applicable notice, grace and/or cure period set forth therein that gives rise to the ground lessor’s right to terminate or cancel the Ground Lease, or Borrower terminates the Ground Lease or amends the Ground Lease in any material respect without Lender’s prior written consent (which consent to an amendment shall not be unreasonably withheld, conditioned or delayed if does not have an Individual Material Adverse Effect); provided that an Event of Default pursuant to this clause (k) may be cured as of right by Borrower pursuant to Section 2.2(b) by effectuating a Ground Lease/Default Release.
(l)    Other Covenants. If a default occurs in the due performance or observance by Borrower or Guarantor (including any successor thereto) of any term, covenant or agreement (other than those referred to in any other subsection of this Section) contained in this Agreement or any other Loan Document, except that in the case of a default that can be cured by the payment of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for ten (10) Business Days after Borrower receives written notice thereof; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within thirty (30) days, such default shall not constitute an Event of Default unless and until it remains uncured for thirty (30) days after Borrower receives written notice thereof, provided that promptly following its receipt of such written notice, Borrower delivers written notice to Lender of its intention and ability to effect such cure within such thirty (30) day period; and if such non-monetary default is not cured within such 30 day period despite Borrower’s diligent efforts but is susceptible of being cured within one hundred twenty (120) days of

Exhibit 10.1
Borrower’s receipt of Lender’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of one hundred twenty (120) days from Borrower’s receipt of Lender’s original notice, provided that Borrower promptly delivers written notice to Lender of its intention and ability to effect such cure prior to the expiration of such one hundred twenty (120) day period; provided, further, however, with respect to any such Default under any of the other Loan Documents which is caused solely by actions or omissions of Guarantor (a “Guarantor Default”), it shall not be an Event of Default under this Section 7.1(l) if any other Guarantor and/or any one or more Replacement Guarantors shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor who caused such Guarantor Default under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder and the terms of the Guaranty.
Section 7.2.    Remedies.
(a)    During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Mortgages and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.1(c) shall occur, then (except as specified in Section 7.2(g)) the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents.
(b)    If Lender forecloses on any Collateral, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the remaining Collateral. At the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Properties and applied in reduction of the Indebtedness.
(c)    During the continuance of any Event of Default (including an Event of Default resulting from a failure to satisfy the insurance requirements specified herein), Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Subject to the rights of Tenants and other occupants, Lender may enter upon any or all of the Properties upon reasonable prior written notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral or to foreclose

Exhibit 10.1
the Mortgages or collect the Indebtedness. The out-of-pocket costs and expenses incurred by Lender in exercising rights under this Section (including reasonable attorneys’ fees), with interest at the Default Rate for the period after written notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgages and other Loan Documents and shall be due and payable to Lender within ten (10) Business Days after receipt of written demand therefor.
(d)    Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.
(e)    Notwithstanding the availability of legal remedies, Lender will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Borrower to cure or refrain from repeating any Default.
(f)    Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the written request of Lender, a severance agreement and such other documents as Lender shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to execute the Severed Loan Documents (Borrower ratifying all that its said attorney shall do by virtue thereof); provided, however, that Lender shall not make or execute any such Severed Loan Documents under such power until the expiration of five (5) Business Days after Borrower’s receipt of written notice from Lender of Lender’s intent to exercise its rights under the aforesaid power. Borrower shall be obligated to pay any out-of-pocket costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents, and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
(g)    Notwithstanding anything herein to the contrary, if an event specified in Section 7.1(c) occurs solely in respect of Guarantor and not any Required SPE, then such event shall not constitute an Event of Default or result in an acceleration of the Loan unless, in each case, Lender so determines in its sole discretion by written notice to Borrower; and unless and until Lender sends such notice, a Trigger Period shall be deemed to have commenced for all purposes hereunder, which Trigger Period shall continue until the Loan is repaid in full or a Replacement Guarantor has been provided as set forth in the proviso to Section 7.1.
Section 7.3.    Application of Payments after an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, subject to the Priority Waterfall Payments prior to a Priority Waterfall Cessation Event, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion

Exhibit 10.1
either toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) and the Notes or Note Components in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Property expenses.
ARTICLE VIII

MISCELLANEOUS
Section 8.1.    Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements of Borrower contained in the Loan Documents shall inure to the benefit of Lender and its successors and permitted assigns.
Section 8.2.    GOVERNING LAW.
(A)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) SHALL AT LENDER’S OPTION BE INSTITUTED IN (OR, IF PREVIOUSLY INSTITUTED, MOVED TO) ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK. BORROWER AND LENDER EACH HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 8.4 (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT,

Exhibit 10.1
ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).
Section 8.3.    Modification, Waiver in Writing. Borrower acknowledges and agrees that no oral communication, e-mail, text or course of dealing of Lender shall constitute a waiver, agreement, commitment, or evidence of any assurance or intention of Lender with respect to the Loan, this Agreement or the Loan Documents. Neither this Agreement nor any other Loan Document may be amended, changed, waived, discharged, or terminated, nor shall any consent, approval or forbearance of Lender be granted hereunder, except to the extent set forth in a formal written agreement signed by Lender and Borrower or as a result of Benchmark Replacement Conforming Changes. Without limiting the foregoing, Borrower acknowledges and agrees that although Lender may from time to time in its sole discretion engage in oral or written discussions with Borrower or Guarantor relating to the Loan, and may even make or be perceived to make promises to Borrower or Guarantor orally or by other informal means such as e-mail or text, (i) no such discussions nor any such promises, regardless of specificity and apparent completeness and finality, shall be binding on Lender or in any manner reduce Lender’s rights or Borrower’s obligations hereunder, or be admissible in judicial proceedings, unless and until same is set forth in a definitive written agreement signed by the party against whom enforcement is sought, and (ii) reliance by Borrower or Guarantor on any such discussions or promises would be unreasonable.
Section 8.4.    Notices. Except as otherwise expressly provided herein, all notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows, with a copy by e-mail. Any party hereto may change its address and other contact information for purposes hereof at any time by sending a written notice to the other parties to this Agreement in the manner provided for in this Section. A notice shall be deemed to have been given upon the later to occur of physical delivery (or refusal to accept delivery) and delivery or attempted delivery by e-mail.
If to Lender:
Goldman Sachs Bank USA
2001 Ross Avenue, 30th Floor
Dallas, Texas 75201
Attention: Structured Finance Legal (REFG)
Email: gs-refglegal@gs.com
with copies to:
Goldman Sachs Bank USA
2001 Ross Avenue, 30th Floor
Dallas, Texas 75201
Attention: Servicing Liaison (REFG)

Exhibit 10.1
Email: gs-refgservicing@gs.com
and
Morgan Stanley Bank, N.A.
1585 Broadway
New York, NY 10036
Attention: Matthew Sheehan

and
Wells Fargo Corporate & Investment Banking
30 Hudson Yards, 62nd Floor
New York, NY 10001
Attention: Jeffrey L. Cirillo

and
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Joseph Lanzkron, Esq.
E-mail: jlanzkron@cgsh.com
If to Borrower:
c/o Hudson Pacific Properties, Inc.
11601 Wilshire Boulevard, 9th Floor
Los Angeles, California 90025
Attention: Real Estate Notices; Daniel Walbrun; Julian El-Abidin
E-mail: realestatenotices@hudsonppi.com; dwalbrun@hudsonppi.com; jelabidin@hudsonppi.com with a copy to:
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
Attention: L. Mark Osher
E-mail: mosher@gibsondunncom
Borrowers hereby appoint the individual Borrower named as notice party above (the “Representative Borrower”) to serve as agent on behalf of all Borrowers to receive any notices required to be delivered to any or all Borrowers hereunder or under the other Loan Documents and to be the sole party authorized to deliver notices on behalf of Borrowers hereunder and under each of the other Loan Documents. Any notice delivered to the

Exhibit 10.1
Representative Borrower shall be deemed to have been delivered to all Borrowers, and any notice received from the Representative Borrower shall be deemed to have been received from all Borrowers. Borrowers shall be entitled from time to time to appoint a replacement Representative Borrower by written notice delivered to Lender and signed by both the new Representative Borrower and the Representative Borrower being so replaced.
Section 8.5.    TRIAL BY JURY. LENDER AND BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE EACH HEREBY INDIVIDUALLY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
Section 8.6.    Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 8.7.    Assignment and Participation.
(a)    Except as expressly set forth in Article II, Borrower may not sell, assign or otherwise transfer any rights, obligations or other interest of Borrower in or under the Loan Documents.
(b)    Lender and each assignee of all or a portion of the Loan shall have the right from time to time in its discretion and without the consent of Borrower to sell or transfer one or more of the Notes or Note Components or any legal and/or beneficial interest therein (an “Assignment”) and/or sell a participation interest in one or more of the Notes or Note Components (a “Participation”) to any Person; provided that so long as no Event of Default is continuing, any Assignment or Participation (but not any Assignment into a Securitization or sale or other transfer of Certificates) shall only be to an Eligible Assignee or such other person reasonably approved by Borrower (which approval shall not be unreasonably withheld, conditioned or delayed). Borrower shall reasonably cooperate with Lender, at Lender’s request, in order to effectuate any such permitted Assignment or Participation, and subject to the Additional Disclosure Conditions, Borrower shall promptly provide such information, customary legal opinions and documents relating to each Required SPE, Guarantor and the Property, and such information and documents relating to the Approved Property Manager and any Tenants under Major Leases, as Lender may reasonably request in connection with such Assignment or Participation. In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment, the rights, benefits and obligations of the assigning Lender as a “Lender” hereunder

Exhibit 10.1
and under the other Loan Documents, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement, and (iii) one Lender shall serve as agent for all Lenders and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of the Lenders (subject, in each case, to appointment of a Servicer, pursuant to Section 8.22, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be). The initial Lender or, upon the appointment of a Servicer, such Servicer, shall maintain, or cause to be maintained, as non-fiduciary agent for Borrower, a register (which may be in the form of entries in an electronic loan servicing system) on which it shall enter (i) the names and addresses of the Lenders and (ii) principal amounts (and stated interest) of the Notes owing to each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding anything to the contrary in this Agreement, the entries in the Register shall be conclusive absent manifest error, and Borrower and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of the Agreement. Furthermore, each Lender that sells a Participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). Notwithstanding anything to the contrary in this Agreement, the entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Participation for all purposes of this Agreement notwithstanding any notice to the contrary. Upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate Notes in the amount of their respective interests (but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note, upon return of the Note then being replaced. Each potential or actual assignee, participant or investor in a Securitization, and each Rating Agency, shall be entitled to receive all information received by Lender under this Agreement. After the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower and each Lender of the identity and address of the assignee. Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained in this Agreement that such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment.
(c)    If, pursuant to this Section, any interest in this Agreement or any Note is transferred to any transferee (other than a securitization trust), such transferee shall, prior to the transfer of such interests, furnish to Borrower Form W-9, Form W-8BEN-E, or Form W-8ECI, as applicable, and any other documents required to be furnished to Borrower pursuant to this Agreement.
(d)    In addition to any other rights of Lender, Lender may designate one or more administrative and/or collateral agents to act on behalf of Lender in one or more respects as determined by Lender from time to time (any such administrative agent or collateral agent, an

Exhibit 10.1
“Agent”) and thereafter to remove or replace any such Agent from time to time. In the event of any appointment of an Agent, any Liens granted and created in favor of the “Lender” under this Agreement, the Mortgage and the other Loan Documents shall be held, and shall be deemed for all purposes under this Agreement, the Mortgage and the other Loan Documents to be held, by such Agent as agent on behalf of Lender and Lender’s transferees, assignees and successors from time to time holding interests in the Loan.
Section 8.8.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 8.9.    Preferences; Waiver of Marshalling of Assets. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. If any payment to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the obligations hereunder or portion thereof intended to be satisfied by such payment shall be revived and continue in full force and effect, as if such payment had not been made. Borrower hereby waives any legal right otherwise available to Borrower that would require the sale of any Collateral either separate or apart from other Collateral, or require Lender to exhaust its remedies against any Collateral before proceeding against any other Collateral. Without limiting the foregoing, to the fullest extent permitted by law, Borrower hereby waives and shall not assert any rights in respect of a marshalling of Collateral, a sale in the inverse order of alienation, any homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral or any portion thereof in any sequence and any combination as determined by Lender in its sole discretion.
Section 8.10.    Remedies of Borrower. If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably in any case where by law or under this Agreement or the other Loan Documents any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment. Without limiting the foregoing, Borrower shall not assert, and hereby waives, any claim against Lender and/or its affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable Legal Requirement) arising out of, as a result of,

Exhibit 10.1
or in any way related to, the Loan Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 8.11.    Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any offsets, counterclaims or defenses. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness. Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses against the assigning Lender.
Section 8.12.    No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in any Property other than that of mortgagee or lender.
Section 8.13.    Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall prevail. The parties acknowledge that they were each represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same.
Section 8.14.    Brokers and Financial Advisors. Borrower represents that neither it nor Guarantor has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Eastdil Secured (and any commissions payable in connection therewith shall be paid solely by Guarantor). Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated in this Agreement, excluding Excluded Liabilities. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.
Section 8.15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement. Signatures executed electronically using DocuSign or similar signature software

Exhibit 10.1
shall be regarded as original signatures for all purposes hereunder and under the other Loan Documents.
Section 8.16.    Estoppel Certificates.
(a)    Borrower shall execute, acknowledge and deliver to Lender, within fifteen (15) days after receipt of Lender’s written request therefor at any time from time to time, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, and (E) that neither Borrower nor, to Borrower’s actual knowledge, Lender, is in default under the Loan Documents (or specifying any such default); provided, however, Borrower shall not be required to provide such statement more often than two (2) times in any calendar year. Any prospective purchaser of any interest in the Loan shall be permitted to rely on such certificate.
(b)    Following Lender’s written request, Borrower shall use commercially reasonable efforts to obtain from each Tenant under any Leases specifically requested in writing by Lender, and thereafter promptly deliver to Lender following receipt, duly executed estoppel certificates from such Tenants specified by Lender, attesting to such facts regarding the Leases in form and substance reasonably satisfactory to Lender; provided that the form and substance of any Tenant estoppel provided for under the applicable Lease, and the form and substances of any Tenant estoppel delivered in connection with the closing of the Loan, shall be deemed reasonably satisfactory to Lender. Borrower shall not be required to deliver such certificates more frequently than one time in any 12-month period, other than the 12-month period during which a Securitization occurs or is attempted.
Section 8.17.    General Indemnity; Payment of Expenses.
(a)    Borrower, at its sole cost and expense, shall protect, indemnify, reimburse, defend and hold harmless Lender and its officers, partners, members, directors, trustees, advisors, employees, servicers, agents, sub-agents, affiliates, successors, participants and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”) for, from and against any and all Damages of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of Lender’s interest in the Loan; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such Damages have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Any amounts payable to Lender by reason of the application of this Section shall be secured by the Mortgages and shall become due and payable within ten (10) Business Days after receipt of written demand, and shall bear interest at the Default Rate from the end of such ten (10) Business Day period until paid. The provisions of and undertakings and indemnifications set forth in this Section shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.

Exhibit 10.1
(b)    Borrower shall reimburse Lender within ten (10) Business Days after receipt of written notice from Lender for (i) all out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with the origination of the Loan, including legal fees and disbursements, accounting fees, and the costs of the Appraisals, the Property Condition Reports, the Title Insurance Policies, the Surveys, the Environmental Reports and any other third-party diligence materials; (ii) subject to any express limitations set forth herein, ordinary and customary review and/or processing fees and all out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with (A) the negotiation, evaluation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to or approvals under this Agreement and the other Loan Documents and any other documents or matters relating hereto (including Leases, Material Agreements, and Permitted Encumbrances), (B) filing, registration and recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents (including the filing, registration or recording of any instrument of further assurance) and all search fees, title insurance premiums, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Loan Documents, any mortgage supplemental thereto, any security instrument with respect to the Collateral or any instrument of further assurance, (C) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any Collateral; provided, however, other than in the case of a conflict of interest between Lender’s (which determination shall be made by the Lender), Borrower shall not be responsible for the legal fees of more than one set of counsel for the Lender, (D) the satisfaction of any Rating Condition in respect of any matter required or requested by Borrower hereunder in circumstances in which the Rating Condition is required to be satisfied hereunder, and (E) a conversion of the Benchmark in accordance herewith; and (iii) all actual out-of-pocket costs and expenses (including reasonable attorney’s fees and, if the Loan has been Securitized, subject to the limitation set forth in the proviso in the next sentence, special servicing fees, liquidation fees and workout fees) incurred by or on behalf of Lender in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring, settlement or workout and any insolvency or bankruptcy proceedings (including any applicable transfer taxes). Without limiting the foregoing, Borrower shall pay all actual out-of-pocket costs, expenses and fees of Lender and its Servicer, operating advisor and securitization trustee resulting from any Casualty, Condemnation, Default by Borrower, special servicing of the Loan or request by Borrower (including enforcement expenses and subject to the proviso below, any liquidation fees, workout fees, special servicing fees, operating advisor consulting fees or any other similar fees and interest payable on advances made by the Servicer or the securitization trustee with respect to delinquent debt service payments or expenses of curing Borrower’s defaults under the Loan Documents, and any out-of-pocket expenses paid by Servicer or a trustee in respect of the protection and preservation of any Property, such as payment of taxes and insurance premiums); provided, however, that prior to the occurrence of an Event of Default or the Loan being placed into special servicing, Borrower shall not be required to pay fees of Servicer other than fees (1) resulting from any Casualty or Condemnation or (2) that are expressly contemplated in this Agreement, including this Section 8.17(b), and that

Exhibit 10.1
Servicer may be required to obtain due to a request by Borrower or the occurrence of a Default; provided, further, that liquidation fees, workout fees and special servicing fees as a result of the Loan becoming specially serviced (to the extent charges pursuant to Section 1.2(c) and interest at the Default Rate actually paid by Borrower in respect of such payments are insufficient to pay the same) shall be subject to the following limits: (i) any liquidation fees that are due and payable to Servicer in connection with the exercise of any or all remedies permitted under this Agreement, shall not exceed 0.50% of liquidation proceeds, and (ii) any workout fees and special servicing fees that are due and payable to Servicer, whether on a periodic or continuing basis, (1) with respect to any annual special servicing fees shall not exceed 0.25% of the outstanding amount of the Loan per annum and (2) any workout fees shall not exceed 0.50% of each collection of interest and principal of the Loan); provided, that only a workout fee or liquidation fee shall be charged but not both fees. This Section 8.17 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
Section 8.18.    No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Indemnified Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 8.19.    Recourse.
(a)    Subject to the qualifications herein, Lender shall not enforce Borrower’s obligation to pay the Indebtedness by any action or proceeding wherein a deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any of its affiliates, or any Exculpated Person, except for foreclosure actions or any other appropriate actions or proceedings in order to fully exercise Lender’s remedies in respect of, and to realize upon, the Collateral, and except for any actions to enforce any obligations expressly assumed or guaranteed by any guarantor, indemnitor or similar party (whether or not such party is an Exculpated Person) under the Loan Documents or the obligations of Borrower under Section 8.19(b).
(b)    Borrower shall indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including the out-of-pocket legal and other expenses of enforcing the obligations of Borrower under this Section and Guarantor under the Guaranty) resulting from or arising out of any of the following:
(i)    any intentional material physical Waste at the Property by Borrower, Guarantor or any of their respective Affiliates, provided, there shall not be any

Exhibit 10.1
liability under this item (i) if funds are needed to prevent such Waste and there is insufficient cash flow generated by the Property or Lender has not made the necessary funds available to prevent such Waste;
(ii)    any fraud or intentional material misrepresentation committed by Borrower, Guarantor or any of their respective Affiliates in connection with the Loan;
(iii)    any willful misconduct by Borrower, Guarantor or any of their Affiliates (including (1) any litigation or other legal proceeding initiated by Borrower, Guarantor or any of their Affiliates in bad faith with the intent to and that so delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with the efforts of Lender to foreclose on the Collateral or to pursue other material rights and remedies under the Loan Documents during a continuing Event of Default and (2) entering into, amending, modifying or terminating the Ground Lease in violation of this Agreement or any other Loan Document);
(iv)    any misappropriation by Borrower, Guarantor or any of their respective Affiliates of any funds or the Property in violation of the Loan Documents during a continuing Event of Default (including misappropriation of Revenues, security deposits and/or Loss Proceeds), provided that, in no event will it be deemed misappropriation by Borrower, Guarantor or any of their respective Affiliates to the extent any of the foregoing are applied to pay Operating Expenses, Capital Expenditures, costs of Tenant Improvements and Leasing Commissions in accordance with the terms of the Loan Agreement or otherwise delivered to Lender;
(v)    any voluntary Debt for borrowed money incurred by Borrower, or voluntary Lien granted by Borrower, Guarantor or any of their Affiliates and secured by the Collateral, in either case in violation of the Loan Documents (other than a Permitted Encumbrance), that does not trigger full recourse under clauses (A) or (B) below;
(vi)    any conveyance of direct or indirect equity interests in Borrower in violation of the terms of the Loan Documents (in each case other than due to breach of notice or other administrative requirements);
(vii)    any failure to pay the insurance premiums for, or maintain, the Policies or pay the amount of any deductible required thereunder following a Casualty or other insurance claim, provided (x) Lender permits cash flow from the Properties to be applied for such purpose, and there is sufficient revenue generated by the Property for the purpose of paying for any applicable insurance premiums or deductibles and (y) there shall not be any liability hereunder to the extent there are adequate funds on deposit in the Basic Carrying Cost Account for the payment of insurance premiums and Lender fails to timely pay the applicable amounts when they are due and owing (provided Lender's access to such sums was not restricted or constrained in any manner);
(viii)    a material failure of a Required SPE to be, and to at all times have been, a Single-Purpose Entity, or material misrepresentation of the backwards looking

Exhibit 10.1
representations and warranties contained in Section 4.17 related to Borrower's prior history and operation as a single-purpose, bankruptcy remote entity prior to the Closing Date;
(ix)    any misappropriation of any fees or commissions paid by Borrower, after the occurrence and during the continuance of an Event of Default, to any Affiliate in violation of the Loan Documents;
(x)    any opposition in bad faith in a legal proceeding by Borrower or Guarantor to any motion filed by Lender for relief from the automatic stay in any bankruptcy proceeding of Borrower, in each case as determined by a court of competent jurisdiction;
(xi)    any Prohibited Equity Pledge or Prohibited Preferred Equity; and
(xii)     any liability or obligation of Borrower resulting from 11601 Wilshire Owner’s ownership of the Previously Owned Property.
In addition to the foregoing, the Loan shall be fully recourse to Borrower and Guarantor, jointly and severally, in the event of (A) any voluntary Transfer of title to all of the Property by Borrower in violation of the Loan Documents, (B) the incurrence of any voluntary Debt in the nature of a mortgage loan that includes a Lien against the Property or any mezzanine loan secured by the direct equity interests in Borrower undertaken in violation of the Loan Documents or any voluntary transfer of direct or indirect equity interests in Borrower that results in a Prohibited Change of Control, (C) the filing by any Required SPE of any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to the Bankruptcy Code or any similar federal or state law (other than at the request or direction of Lender) (or the filing of any involuntary petition against Borrower if Borrower, Guarantor or any of their respective Affiliates colluded with, solicited, cause to be solicited or joined with other creditors (other than Lender) in such filing); provided, that with respect to the foregoing clause (C), there shall be no liability for (x) failing to file an objection to any such filing and (y) providing a response in any such proceeding if such response is required by applicable law, rule or court order; or (D) any Required SPE failing to be, and to at all times have been, a Single-Purpose Entity, which failure is cited as a material factor in a final judgment by a court of competent jurisdiction that substantively consolidates Borrower with any Affiliate of Borrower in a bankruptcy proceeding, provided, in no event will Borrower or any direct or indirect owner of Borrower be required to make capital contributions or provide other funds in order to avoid any liability under this clause (D). All of Borrower's liabilities under this Section 8.19(b) shall be guaranteed by Guarantor pursuant to the Guaranty subject to the terms and conditions thereof. Notwithstanding anything to the contrary contained herein or in the Guaranty, the maximum liability of Borrower and Guarantor in the event any of the items set forth in clauses (A) through (D), inclusive, of this paragraph, shall not exceed $100,000,000.
(c)    The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the Notes, the Indebtedness secured by the Collateral, or the Liens on the Collateral, or the right of Lender, as mortgagee or secured party, to foreclose and/or

Exhibit 10.1
enforce its rights with respect to the Collateral during the continuance of an Event of Default. Nothing in this Agreement shall be deemed to be a waiver of any right which Lender may have under the Bankruptcy Code to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents. Lender may seek a judgment on the Note (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose on any Collateral or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on the Notes, or with respect to any Indebtedness or any judgment rendered in such judicial proceedings, such judgment shall constitute a Lien on and may be enforced on and against the Collateral and the rents, profits, issues, products and proceeds thereof. Nothing in this Agreement shall impair the right of Lender to accelerate the maturity of the Note upon the occurrence of an Event of Default, nor shall anything in this Agreement impair or be construed to impair the right of Lender to seek personal judgments, and to enforce all rights and remedies under applicable law, jointly and severally against any indemnitors and guarantors to the extent allowed by any applicable Loan Documents. The provisions set forth in this Section are not intended as a release or discharge of the obligations due under the Note or under any Loan Documents, but are intended as a limitation, to the extent provided in this Section, on Lender’s right to sue for a deficiency or seek a personal judgment except as required in order to realize on the Collateral.
Section 8.20.    Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind, except for notices expressly required under this Agreement (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.
Section 8.21.    Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of appraisals of the Properties or other Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports that are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

Exhibit 10.1
Section 8.22.    Servicer. Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by Servicer on Lender’s behalf, shall have the same force and effect as if Servicer were Lender.
Section 8.23.    No Fiduciary Duty.
(a)    Borrower acknowledges that, in connection with this Agreement, the other Loan Documents and the Transaction, Lender has relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by Lender for such purposes, and Lender does not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof. Lender, its affiliates and their respective equityholders and employees (for purposes of this Section, the “Lending Parties”) have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Guarantor, Borrower or any other Person or any of their respective affiliates or to advise or opine on any related solvency or viability issues.
(b)    It is understood and agreed that (i) the Lending Parties shall act under this Agreement and the other Loan Documents as an independent contractor, (ii) the Transaction is an arms’-length commercial transactions between the Lending Parties, on the one hand, and Borrower, on the other, (iii) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower, Guarantor or their respective affiliates, stockholders, employees or creditors or any other Person and (iv) nothing in this Agreement, the other Loan Documents, the Transaction or otherwise shall be deemed to create (A) a fiduciary duty (or other implied duty) on the part of any Lending Party to Guarantor, Borrower, any of their respective affiliates, stockholders, employees or creditors, or any other Person or (B) a fiduciary or agency relationship between Guarantor, Borrower or any of their respective affiliates, stockholders, employees or creditors, on the one hand, and the Lending Parties, on the other. Borrower agrees that neither it nor Guarantor nor any of their respective affiliates shall make, and hereby waives, any claim against the Lending Parties based on an assertion that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, Guarantor or their respective affiliates, stockholders, employees or creditors. Nothing in this Agreement or the other Loan Documents is intended to confer upon any other Person (including affiliates, stockholders, employees or creditors of Borrower and Guarantor) any rights or remedies by reason of any fiduciary or similar duty.
(c)    Borrower acknowledges that it has been advised that the Lending Parties are a full service financial services firm engaged, either directly or through affiliates in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Lending Parties may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including loans) for their own account and for the accounts of their customers and may at any

Exhibit 10.1
time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of affiliates of Borrower, including Guarantor, as well as of other Persons that may (i) be involved in transactions arising from or relating to the Transaction, (ii) be customers or competitors of Borrower, Guarantor and/or their respective affiliates, or (iii) have other relationships with Borrower, Guarantor and/or their respective affiliates. In addition, the Lending Parties may provide investment banking, underwriting and financial advisory services to such other Persons. The Lending Parties may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of affiliates of Borrower, including Guarantor, or such other Persons. The Transaction may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph. Although the Lending Parties in the course of such other activities and relationships may acquire information about the Transaction or other Persons that may be the subject of the Transaction, the Lending Parties shall have no obligation to disclose such information, or the fact that the Lending Parties are in possession of such information, to Borrower, Guarantor or any of their respective affiliates or to use such information on behalf of Borrower, Guarantor or any of their respective affiliates.
(d)    Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to this Agreement, the other Loan Documents, the Transaction and the process leading thereto.
Section 8.24.    Borrower Information. Subject to the Additional Disclosure Conditions, Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall have the right to disclose any and all information provided to Lender by Borrower or Guarantor regarding Borrower, Guarantor, the Loan and the Properties only (i) to affiliates of Lender and to Lender’s agents and advisors who have been advised of the confidential nature of such information and have been advised to treat the same as confidential, (ii) to any actual or potential assignee, transferee or participant in connection with the contemplated assignment, transfer, participation or Securitization of all or any portion of the Loan or any participations therein, and to any investors or prospective investors in the Certificates, and their respective advisors and agents, including the operating advisor, or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations, or to any Person that is a pledgee or a party to a repurchase agreement with respect to the Loan, provided that any such Persons have been advised of the confidential nature of such information, (iii) to any Rating Agency in connection with a Securitization or as otherwise required in connection with a disposition of the Loan who have been advised of the confidential nature of such information and have been directed to treat the same as confidential, (iv) to any Person necessary or desirable in connection with the exercise of any remedies hereunder or under any other Loan Document following an Event of Default, (v) to any governmental agency, including the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Securities and Exchange Commission and any other regulatory authority that may exercise authority over Lender or any investor in the Certificates (including the Servicer, the

Exhibit 10.1
Securitization trustee and their respective agents and employees) or any representative thereof, and to the National Association of Insurance Commissioners, in each case if requested by such governmental agency or otherwise required to comply with the applicable rules and regulations of such governmental agency or if required pursuant to legal or judicial process, and (vi) in any Disclosure Document (as defined in the Cooperation Agreement), subject to the terms and conditions of the Cooperation Agreement. In addition, Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to Lender in connection with the administration and management of this Agreement and the other Loan Documents. Each party hereto (and each of their respective affiliates, employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. For the purpose of this Section, “tax structure” means any facts relevant to the federal income tax treatment of the Transaction but does not include information relating to the identity of any of the parties hereto or any of their respective affiliates.
Section 8.25.    PATRIOT Act Records. Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and Guarantor, which information includes the name and address of Borrower and Guarantor and other information that will allow Lender to identify Borrower or Guarantor in accordance with the PATRIOT Act.
Section 8.26.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any of the Loan Documents or in any other agreement, arrangement or understanding, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(ii)    the effects of any Bail-in Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it

Exhibit 10.1
in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 8.27.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents are deemed to provide support, through a guarantee or otherwise, for the Interest Rate Cap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Party that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
As used in this Section 8.27, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Party” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

Exhibit 10.1
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 8.28.    Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT THAT ANY ORIGINATION FEE SPECIFIED IN ANY TERM SHEET, COMMITMENT LETTER OR FEE LETTER SHALL BE AN OBLIGATION OF BORROWER AND SHALL BE PAID AT CLOSING, AND ANY INDEMNIFICATIONS PROVIDED FOR THEREIN SHALL SURVIVE THE CLOSING).
Section 8.29.    Publicity. Lender may issue press releases, advertisements and other promotional materials describing in general terms or in detail Lender’s participation in the Loan and may utilize photographs of the Properties in such promotional materials; provided that Lender shall not issue any press releases, advertisements or other promotional materials through any media intended to reach the general public which refers to the Loan Documents or the financial terms evidenced by the Loan Documents and which also refers to Guarantor or its Affiliates without the prior written consent of Guarantor, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall not make any references to Lender in any press release, advertisement or promotional material issued by Borrower or Guarantor unless Lender shall have approved (which consent shall not be unreasonably withheld, conditioned or delayed) of the same in writing prior to the issuance of such press release, advertisement or promotional material; provided that this Section 8.29 shall not restrict Borrower, Guarantor and their Affiliates from disclosing any information (via announcement, press release, circular or otherwise) relating to the Loan in connection with any customary disclosures for a public company/REIT (including in connection with investor/earnings calls and including providing information and/or answering questions raised during such calls) investor communication, requirements of a nationally recognized stock exchange, statutory reporting requirements or other Legal Requirements applicable to Borrower, Guarantor or their respective Affiliates. In addition, Borrower, Guarantor and their Affiliates shall be permitted to make disclosures to the media to correct any factually inaccurate statements made by the media regarding the transactions contemplated by this Agreement.
Section 8.30.    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, under any other Loan Document or

Exhibit 10.1
under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable hereunder or under any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 8.31.    No Representations by Lender. From time to time, Lender or Servicer may send statements of Loan balances, Collateral Account balances and the like. Such statements are generated for Borrower’s information and convenience only, and do not waive, amend or alter Borrower’s or Guarantor’s obligations under the Loan Documents. Thus, to the extent that such statements are inconsistent with any term of the Loan Documents or to the extent that such statements do not accurately reflect balances or any payments to which Lender is entitled under the Loan Documents, the Loan Documents shall control. By means of example, and without limitation, statements may fail to include prepayment premiums, default interest charges or legal fees that are due and payable under the Loan Documents.
Section 8.32.    Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 8.33.    Joint and Several Liability. The representations, covenants, warranties and obligations of Borrower hereunder are joint and several. In the event of (a) any payment by any one or more of the Borrowers of any amount in excess of its respective Proportional Amount, or (b) the foreclosure of, or the delivery of deeds in lieu of foreclosure relating to, any of the Collateral owned by one or more of the Borrowers, each Borrower (the “Overpaying Borrower”) that has paid more than its Proportional Amount or whose Collateral or assets have been utilized to satisfy obligations under the Loan or otherwise for the benefit of one or more other Borrowers shall be entitled, after payment in full of the Note and the satisfaction of all the Borrowers’ other obligations to Lender under the Loan Documents, to contribution from each of the benefited Borrowers (i.e., the Borrowers, other than the Overpaying Borrower, who have paid less than their respective Proportional Amount or whose Collateral or assets have not been so utilized to satisfy obligations under the Loan) for the amounts so paid, advanced or benefited, up to such benefited Borrower’s then current Proportional Amount. Such right to contribution shall be subordinate in all respects to the Loan. As used herein, the “Proportional Amount” with respect to any Borrower shall equal the amount derived as follows: (a) the ratio of the aggregate amount of the Loan allocable to the Property or Properties in which such Borrower has an interest to the then outstanding Principal Indebtedness, times (b) the aggregate amount paid or payable by the Borrowers under the Loan Documents (including interest).
Section 8.34.    Loan Documents Not Secured. Notwithstanding anything to the contrary herein or in any other Loan Document, the Environmental Indemnity and the Guaranty

Exhibit 10.1
are not secured by any Mortgage unless otherwise elected by Lender (in its sole and absolute discretion) in writing.
[Signatures on the following page]

Exhibit 10.1
Executed and delivered as of the date first set forth herein.

LENDER: GOLDMAN SACHS BANK USA, a New York State-Chartered Bank By: /s/Olivia Busch Name: Olivia Busch Title: Authorized Person

[Signatures continue on following page]

Exhibit 10.1

LENDER: MORGAN STANLEY BANK, N.A., a national banking association By: /s/Jane Lam Name: Jane Lam Title: Managing Director

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Exhibit 10.1

LENDER: WELLS FARGO BANK, N.A., a national banking association By: /s/Jeffrey L. Cirillo Name: Jeffrey L. Cirillo Title: Managing Director

[Signatures continue on following page]

Exhibit 10.1

BORROWER:
HUDSON 1160 WILSHIRE, LLC, HUDSON 1740 TECHNOLOGY, LLC, HUDSON 275 BRANNAN, LLC, HUDSON 450 ALASKAN WAY S, LLC, HUDSON 5TH AND BELL, LLC, and HUDSON ELEMENT LA, LLC, each a Delaware limited liability company
By:    /s/Mark Lammas
Name: Mark Lammas Title: President

Exhibit 10.1
Schedule A

Properties

BORROWER	LEGAL DESCRIPTION OF PROPERTY
HUDSON 11601 WILSHIRE, LLC
Real property in the City of Los Angeles, County of Los Angeles, State of California, described as follows:
LOT 1 OF TRACT NO. 34765, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF
CALIFORNIA, AS PER MAP RECORDED IN BOOK 941, PAGE(S) 49 AND 50 OF MAPS, IN THE OFFICE
OF THE COUNTY RECORDER OF SAID COUNTY, AS AMENDED BY CERTIFICATE OF CORRECTION
RECORDED JUNE 25, 1981, AS INSTRUMENT NO. 81-636225, OF OFFICIAL RECORDS.
EXCEPT ALL OIL, GAS, HYDROCARBONS AND MINERALS BELOW A DEPTH OF 500 FEET, BUT WITHOUT THE RIGHT OF SURFACE ENTRY, AS PROVIDED IN BOOK D3108, PAGE 121 AND BOOK D3166, PAGE 36, BOTH OF OFFICIAL RECORDS.

Exhibit 10.1

HUDSON 1740 TECHNOLOGY, LLC
Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:
Parcel One:
Parcel 2, as shown on that Parcel Map filed for record in the office of the recorder of the County of Santa Clara, State of California on June 7, 1979 in Book 443 of Maps, Page(s) 8 and 9.
Parcel Two:
Portion of Parcel 5, as shown on that parcel map filed for record in the Office of the Recorder of the County of Santa Clara, State of California on June 7, 1979, in Book 443 of Maps, Page(s) 8 and 9, and as approved in that Lot Line Adjustment recorded July 14, 1984 in Book 1630, Page 105, Official Records of Santa Clara County, California, and being more particularly described as follows: beginning at the most Westerly corner of Parcel 5, as shown upon that parcel map recorded in Book 443 of Maps, at Pages 8 and 9, Santa Clara County Records; thence from said Point of Beginning N. 59° 16' 50" E. along the Northwest line of said parcel, 407.01 feet to the most Northerly corner thereof; thence S. 30° 29' 35" E. along the Northeast line of said parcel, 75.00 feet; thence S. 59° 16' 50" W. 407.01 feet to the Southwest line of said Parcel; thence N. 30°29'35" W. along said line 75.00 feet to the point of beginning.

Exhibit 10.1

HUDSON 275 BRANNAN, LLC
Real property in the City of San Francisco, County of San Francisco, State of California, described as follows:
Beginning at a point on the Southeasterly line of Brannan Street, distant thereon 127 feet and 6 inches Northeasterly from the Northeasterly line of Second Street; running thence at right angle to said line of Brannan Street Southeasterly 137 feet and 6 inches; thence at a right angle Northeasterly 127 feet and 6 inches to the Southwesterly line of Colin P. Kelly, Jr. Street; thence at a right angle Northwesterly along said line of Colin P. Kelly Jr. Street 137 feet and 6 inches to the Southeasterly line of Brannan Street; thence Southwesterly along said line of Brannan Street 127 feet and 6 inches to the Point of Beginning.
Being a portion of 100 Vara Block No. 352.

HUDSON 450 ALASKAN WAY S, LLC
The Land referred to herein below is situated in the County of King, State of Washington, and is described as follows:
Parcels X and Y, Short Subdivision No. 3019934, recorded January 27, 2016 under Recording No. 20160127900027, King County, Washington.

Exhibit 10.1

HUDSON 5TH AND BELL, LLC
The Land referred to herein below is situated in the County of King, State of Washington, and is described as follows:
PARCEL A:
LOTS 7 AND 8 IN BLOCK L OF BELL'S FIFTH ADDITION TO THE CITY OF SEATTLE, ACCORDING TO PLAT RECORDED IN VOLUME 1 OF PLATS, AT PAGE 191, IN KING COUNTY, WASHINGTON; EXCEPT THE NORTHEASTERLY 12 FEET OF SAID LOTS 7 AND 8, CONDEMNED IN KING COUNTY SUPERIOR COURT CAUSE NO. 52280 FOR WIDENING OF 5TH AVENUE, AS PROVIDED UNDER ORDINANCE NO. 13776 OF THE CITY OF SEATTLE;
ALSO EXCEPT THE SOUTHWESTERLY 2 FEET THEREOF AS DESCRIBED IN DEED TO THE CITY OF SEATTLE, RECORDED NOVEMBER 26, 2012, RECORDERS NO. 20121126001938;
ALSO EXCEPT THAT PORTION DESCRIBED IN DEED TO THE STATE OF WASHINGTON, DEPARTMENT OF TRANSPORTATION, RECORDED OCTOBER 3, 2013, RECORDERS NO. 20131003001178.
PARCEL B:
LOT 9 IN BLOCK L OF BELL'S FIFTH ADDITION TO THE CITY OF SEATTLE, ACCORDING TO PLAT RECORDED IN VOLUME 1 OF PLATS, AT PAGE 191, IN KING COUNTY, WASHINGTON;
EXCEPT THE NORTHEASTERLY 12 FEET THEREOF CONDEMNED IN KING COUNTY SUPERIOR COURT CAUSE NO. 52280 FOR WIDENING OF FIFTH AVENUE;

Exhibit 10.1

ALSO EXCEPT THE SOUTHWESTERLY 2 FEET THEREOF AS DESCRIBED IN DEED TO THE CITY OF SEATTLE, RECORDED DECEMBER 4, 2012, RECORDERS NO. 20121204001523.
PARCEL C:
LOTS 10, 11 AND 12 IN BLOCK L OF BELL'S FIFTH ADDITION TO THE CITY OF SEATTLE, ACCORDING TO PLAT RECORDED IN VOLUME 1 OF PLATS, AT PAGE 191, IN KING COUNTY, WASHINGTON;
EXCEPT THE NORTHEASTERLY 12 FEET THEREOF CONDEMNED IN KING COUNTY SUPERIOR COURT CAUSE NO. 52280 FOR WIDENING OF FIFTH AVENUE;
ALSO EXCEPT THE SOUTHWESTERLY 2 FEET THEREOF AS DESCRIBED IN DEED TO THE CITY OF SEATTLE, RECORDED DECEMBER 4, 2012, RECORDERS NO. 20121204001523.

Exhibit 10.1

HUDSON ELEMENT LA, LLC
The Land referred to herein below is situated in the City of Los Angeles, County of Los Angeles, State of California, and is described as follows:
Parcel A:
Parcel 1:
The Northwesterly 200 feet of the Southeasterly 300 feet of Lot 22 as shown upon the Map of SANTA MONICA-SAWTELLE TRACT, in the City of Los Angeles, which map is filed as Exhibit "B" in connection with the Referee's Report in Action No. B-25296 of the Superior Court of Los Angeles County, a certified copy of the Final Decree in said action, together with a copy of said Map being recorded in Book 6387, Page 1, et seq. of Deeds, in the Office of the County Recorder of said County.
Parcel 2:
The Southeasterly 100 feet of Lot 22 as shown upon the Map of SANTA MONICA-SAWTELLE TRACT, in the City of Los Angeles, which Map is filed as Exhibit "B" in connection with the Referee's Report in Action No. B-25296 of the Superior Court of Los Angeles County, a certified copy of the Final Decree in said action, together with a copy of said Map being recorded in Book 6387, Page 1, et seq. of Deeds, in the Office of the County Recorder of said County.
Parcel 3:
The Northwesterly 254.78 feet of Lot 23 as shown upon the Map of SANTA MONICA-SAWTELLE TRACT, in the City of Los Angeles, which Map is filed as Exhibit "B" in connection with the Referee's Report in Action No. B-25296 of the Superior Court of Los Angeles County, a certified copy of the Final Decree in said action, together with a copy of said Map being recorded in Book 6387, Page 1, et seq. of Deeds, in the Office of the County Recorder of said County.

Exhibit 10.1

Parcel 4:
Proposed Parcel 1, as shown on Certificate of Compliance for Lot-Line Adjustment, as evidenced by document recorded March 01, 2006 as Instrument No. 06-453315 of Official Records, being more particularly described as follows:
The Northwesterly 254.78 feet of Lot 24, except the Southwesterly 220.25 feet thereof, together with Lot 21, except the Southwesterly 220.25 feet and the Northwesterly 425.00 feet, as shown upon the Map of SANTA MONICA-SAWTELLE TRACT, in the City of Los Angeles, said Map is filed as Exhibit "B" in connection with the Referee's Report in Action No. B-25296 of the Superior Court of Los Angeles County, a certified copy of the Final Decree in said action, together with a copy of said Map being recorded in Book 6387, Page 1, et seq. of Deeds, in the Office of the County Recorder of said County.
Parcel 5:
A non-exclusive right of way easement for road purposes over, along, in, and across the Southwesterly 30 feet of Lot 22, as shown on the Map of SANTA MONICA SAWTELLE TRACT, in the City of Los Angeles, which Map is filed as Exhibit "B" in connection with the Referee's Report in Action No. B-25296 of the Superior Court of Los Angeles County, a certified copy of the Final Decree in said action, together with a copy of said Map being recorded in Book 6387, Page 1, et seq., of Deeds, in the Office of the County Recorder of said County, more particularly described in that document recorded July 24, 1950 as Instrument No. 1288 in Book 33761, Page 7 of Official Records.

Exhibit 10.1

Parcel B:
Proposed Parcel 2, as shown on Certificate of Compliance for Lot-Line Adjustment, as evidenced by document recorded March 01, 2006 as Instrument No. 06-453316 of Official Records, being more particularly described as follows:
The Southwesterly 220.25 feet of Lot 21, except the Northwesterly 425.00 feet thereof, the Southwesterly 220.25 feet of the Northwesterly 254.78 feet of Lot 24 and that portion of Lot 25, as shown on the Map of SANTA MONICA-SAWTELLE TRACT, in the City of Los Angeles, said Map being filed as Exhibit "B" in connection with Referee's Report in Action No. B-025296, Superior Court of said County, a certified copy of the Final Decree in said action, together with a copy of said Map being recorded in Book 6387, Page 1 of Deeds, in the Office of the County Recorder of said County, and of LA GRANGE AVENUE adjoining said Lot 25 on the South, vacated by Ordinance 76032 of the City of Los Angeles, more particularly described as:
Beginning at the most Northerly corner of said Lot 25 as shown on said Map of SANTA MONICASAWTELLE TRACT; thence South 44° 11' 57" East, along the Northeasterly line of said Lot 25, and of LA GRANGE AVENUE, adjoining said Lot 25, 675.92 feet to the Northerly right of way of Olympic Boulevard as established by Deed to the City of Los Angeles, recorded January 31, 1936 as Instrument No. 1074 in Book 13947, Page 107 of Official Records; thence South 76° 12' 33" West, along said Northerly right of way, 289.88 feet; thence North 44° 11' 57" West, departing said Northerly right of way, 529.09 feet to the Northwesterly line of said Lot 25; thence North 45° 46' 34" East, along said Northwesterly line, 250.00 feet to the Point of Beginning.

Exhibit 10.1

Parcel C:
Parcel 1:
Parcel "B", in the City of Los Angeles, as shown on PARCEL MAP NO. 4077, filed in Book 127, Page 30 of Parcel Maps, in the Office of the County Recorder of said County.
Parcel 2:
A non-exclusive easement for road purposes over the Southwesterly 30.00 feet of Parcel "A" of PARCEL MAP L.A. NO. 4077 as per Map recorded in Book 127 Page 30 of Parcel Maps in the Office of the County Recorder of said County.
For conveyancing purposes only: APN 4259-018-014 (Affects Parcels 1 and 2 of Parcel A);
4259-019-010 (Affects Parcel 3 of Parcel A);
4259-019-014 (Affects Parcel B and Parcel 4 of Parcel A) and
4259-018-011 (Affects Parcel C)

(the “Element Property”)

Exhibit 10.1
Schedule B

Exception Report
Section 4.14(a)(iii) - As noted elsewhere in the Agreement, the HPP Leases and any Leases described in clause (iii) of the definition of Major Lease are with affiliates of Borrower, rather than with bona fide, independent third parties.

Section 4.14(a)(vii) – Please see Schedule D-1 for a list which includes brokerage commissions/finders fees regarding Leases.

Section 4.17(a) - With respect to the representation in the first sentence of this paragraph requiring that since its date of formation, each Required SPE has been a Single-Purpose Entity:

With respect to each Borrower other than Hudson Element LA, LLC (which had a Prior Loan which is being repaid in the Closing Date), prior to the Closing Date, such Borrower did not comply with paragraphs (t), (u) and (w) of the definition of Single-Purpose Entity; such Borrowers were not required to and did not have Independent Directors or to have specified provisions in their operating agreements.

With respect to each Borrower other than Hudson Element LA, LLC (which had a Prior Loan which is being repaid on the Closing Date), prior to the Closing Date, such Borrower was not contractually or by its organizational documents obligated to comply with paragraphs (a) through (s) inclusive, and (v), of the definition of Single-Purpose Entity, but acted in substantial conformity with the substance of such paragraphs.

With respect to Hudson Element LA, LLC, such Borrower had a Prior Loan and was required to comply with covenants regarding its single-purpose nature which differ in some respects from the requirements of the definition of Single-Purpose Entity, but acted in substantial conformity with the substance of the definition of Single-Purpose Entity.

Section 4.25 – As noted in elsewhere in the Agreement and on Schedule L, the Approved Management Agreements in place on the Closing Date are entered into with Hudson OP Management, LLC, which is an affiliate of Borrower.

Section 4.28 - The Element Property is listed on California State Water Resources Control Board's Geotracker website as an open Cleanup Program site, under the oversight of the California Regional Water Quality Control Board, Los Angeles Region ("WRC Board") (https://geotracker.waterboards.ca.gov/profile_report?global_id=SL2046M1652). A request for closure was submitted on behalf of the applicable Borrower to the WRC Board on September 11, 2024, for the continued commercial use of the Element Property. Since residual hazardous substances remain present in soil vapor at concentrations exceeding screening levels for unrestricted use, the WRC Board has provided the applicable Borrower with a template "Covenant And Environmental Restriction On Property" that will need to be specifically tailored for the Element Property ("Element Site Specific Covenant"). Once the Element Site Specific Covenant is

Exhibit 10.1
approved by the WRC Board, it will need to be recorded against the Element Property as a condition to the WRC Board granting site closure, and the lien of the applicable Mortgage will need to be subordinated to the Element Site Specific Covenant by Lender.

Exhibit 10.1
Schedule C

Deferred Maintenance Conditions

None.

Exhibit 10.1
Schedule D

Unfunded Obligations

Exhibit 10.1
Schedule E

Rent Roll

Exhibit 10.1
Schedule F

Material Agreements

Exhibit 10.1
Schedule G

Organizational Chart

Exhibit 10.1
Schedule H

[Form of Tenant Notice
[BORROWER’S LETTERHEAD]
    , 20
Re:    Lease dated [________], 20[__] between [________],
as Landlord, and [_____], as Tenant,
concerning premises known as [________] (the “Building”).
Dear Tenant:
The undersigned hereby directs and authorizes you to make all rental payments and other amounts payable by you pursuant to your lease as follows:
If the payment is made by wire transfer, you shall transfer the applicable funds to the following account:
Bank:
Account Name
Account No.:
ABA No.:
Contact:
If the payment is made by check, you shall deliver your payment to the following address: [LOCKBOX ADDRESS].

The instructions set forth herein are irrevocable and are not subject to modification by us in any manner. Only [name of then-current Lender], or its successors and assigns, may by written notice to you rescind or modify the instructions contained herein.
Thank you in advance for your cooperation and if you have any questions, please call _________ at (___) ___-_________.]
Very truly yours,

Exhibit 10.1
Schedule I

Allocated Loan Amounts

BORROWER	ALA OF PROPERTY BELONGING TO BORROWER
HUDSON 11601 WILSHIRE, LLC	$165,000,000
HUDSON 1740 TECHNOLOGY, LLC	$133,000,000
HUDSON 275 BRANNAN, LLC	$68,000,000
HUDSON 450 ALASKAN WAY S, LLC	$46,000,000
HUDSON 5TH AND BELL, LLC	$35,500,000
HUDSON ELEMENT LA, LLC	$27,500,000

Exhibit 10.1
Schedule J

Prohibited Assignees

None.

Exhibit 10.1
Schedule K-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 1.5 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower, and (2) the undersigned shall have at all times furnished Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[NAME OF LENDER]
By:_________________________________
Name:
Title:
Date: __________, 20[ ]

Exhibit 10.1
Schedule K-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 1.5 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[NAME OF PARTICIPANT]
By:_________________________________
Name:
Title:
Date: __________, 20[ ]

Exhibit 10.1
Schedule K-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 1.5 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[NAME OF PARTICIPANT]
By:_________________________________
Name:
Title:
Date: __________, 20[ ]

Exhibit 10.1
Schedule K-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 1.5 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower, and (2) the undersigned shall have at all times furnished Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[NAME OF LENDER]
By:_________________________________
Name:
Title:
Date: __________, 20[ ]

Exhibit 10.1

Schedule L

Closing Date Management Agreements

1.Property, Leasing and Construction Management Agreement, dated March 13, 2025, between Hudson 5th and Bell, LLC and Hudson OP Management, LLC.
2.Property, Leasing and Construction Management Agreement, dated March 13, 2025, between Hudson 275 Brannan LLC and Hudson OP Management, LLC.
3.Property, Leasing and Construction Management Agreement, dated March 13, 2025, between Hudson 450 Alaskan Way S, LLC and Hudson OP Management, LLC.
4.Property, Leasing and Construction Management Agreement, dated March 13, 2025, between Hudson 1740 Technology, LLC and Hudson OP Management, LLC.
5.Property, Leasing and Construction Management Agreement, dated March 13, 2025, between Hudson Element LA, LLC and Hudson OP Management, LLC.
6.Property, Leasing and Construction Management Agreement, dated March 13, 2025, between Hudson 11601 Wilshire, LLC and Hudson OP Management, LLC.

Exhibit 10.1

Schedule M

Pre-Approved Managers
CBRE

Colliers

Cushman & Wakefield

Jones Lang LaSalle (JLL)

Lincoln Properties

Newmark Knight Frank

Transwestern

Urban Renaissance Group